As filed with the Securities and Exchange Commission on November 21, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Governing Instruments)

50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Address Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Trevor P. Bond
Corporate Property Associates 18 — Global Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Kathleen L. Werner, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019	Brian J. O'Connor, Esq. Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, Maryland 21202

Approximate date of commencement of proposed sale to the public:
As soon as possible after effectiveness of the Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☑

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Primary Offering(1)

Common Stock, Class A and Class C, par value $0.001 per share	$1,000,000,000	$136,400

Common Stock, Class A and Class C(2)	$400,000,000	$54,560

(1)
The registrant reserves the right to reallocate shares of common stock being offered in the primary offering between the classes of common stock and between the primary offering and the registrant's Distribution Reinvestment and Stock Purchase Plan.

(2)
Represents shares issuable pursuant to the registrant's Distribution Reinvestment and Stock Purchase Plan.

(3)
Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended. The registration fee will be paid when this Registration Statement is filed with the Commission.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2012

Prospectus

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED $1,000,000,000 of Common Stock: Class A Shares and Class C Shares; Minimum Offering: $2,000,000

          We are a newly-formed company. We are offering and selling up to $1 billion of shares of our common stock in our primary offering. We are offering two classes of our common stock: Classes A and C common stock, which we refer to individually as our Class A and C Shares, and collectively as our common stock. We are also offering and selling up to $400 million of shares of our common stock to be issued pursuant to our distribution reinvestment plan. The share classes have differing selling fees and commissions and the Class C Shares are subject to an ongoing distribution and shareholder servicing fee. We are offering any combination of Class A and C Shares up to the maximum offering amount. We may reallocate shares of common stock between our distribution reinvestment plan and our primary offering.

          An investment in our shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 34 for a discussion of certain factors that you should consider before you invest in the shares being sold with this prospectus, including:

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  We are considered a "blind pool" offering because we do not currently own any properties, we have not identified any properties to acquire with the offering proceeds and we have no operating history or established financing sources. You will be unable to evaluate our entire investment portfolio prior to your investment.

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  There is no public market for our shares and it is unlikely that one will ever develop. If you are able to sell your shares, you will most likely receive less than $10.00 per share.

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  Our advisor may be subject to conflicts of interest due to the fees that we pay our advisor and because our advisor may compete with us for investment opportunities.

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  Our failure to qualify as a REIT would adversely affect our operations and ability to make distributions.

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  Before we substantially invest the net proceeds of this offering, our distributions are likely to exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, without limitation, which would reduce amounts available for the acquisition of properties or require us to repay such borrowings, both of which could reduce your overall return.

  •
  You will experience substantial dilution in the net tangible book value of your shares equal to your shares' proportionate share of the costs of the offering.

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  Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

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  Shares of our common stock are subject to a 9.8% ownership limitation that is intended, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

          Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. Projections and forecasts cannot be used in this offering. No one is permitted to make any written or oral predictions about how much cash you will receive from your investment or the tax benefits that you may receive.

	Maximum Aggregate Price to Public	Maximum Selling Commissions		Maximum Dealer Manager Fee		Proceeds, Before Expenses, to Us(1)

Maximum Offering	$1,000,000,000	$59,000,000	(2)	$28,000,000	(2)	$913,000,000

Class A Shares, Per Share	$10.00	$0.70		$0.30		$9.00

Class C Shares, Per Share	$9.35	$0.14		$0.19		$9.02

Minimum Offering	$2,000,000	$118,000	(2)	$56,000	(2)	$1,826,000

Reinvestment Plan	$400,000,000	—		—		$400,000,000

Class A Shares, Per Share	$9.60	—		—		$9.60

Class C Shares, Per Share	$8.98	—		—		$8.98

(1)
The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses and fees are estimated to be approximately $94,135,940 if the maximum primary offering amount is sold in the offering and approximately $94,135,940 if the maximum combined amount is sold in the primary offering and pursuant to our Distribution Reinvestment and Stock Purchase Plan (in each case, assuming the sale of 80% of Class A Shares and 20% of Class C Shares). To the extent that all other organization and offering expenses exceed the maximum expense cap, the excess expenses will be paid by our advisor. The maximum expense cap ranges from 1.5% - 4% of the gross offering proceeds, depending on the gross proceeds of shares sold. See "Management Compensation" and "The Offering/Plan of Distribution."

(2)
The maximum selling commissions and dealer manager fee assume that 80% and 20% of the shares sold in the primary offering are Class A and Class C, respectively.

          The dealer manager, Carey Financial, LLC, is our affiliate and is not required to sell any specific number or dollar amount of the shares but will use its "best efforts" to sell the shares offered. If a minimum of $2.0 million in shares are not sold within six months after the date of this prospectus, or within one year after the date of this prospectus if we elect to extend such six month period, we will terminate this offering and all money received will be promptly refunded to investors with interest.

          We currently intend to sell shares in our primary offering until                           , 2014; however, we may decide to extend the offering for up to an additional 18 months, and we would announce such extension in a prospectus supplement. In some states, we will need to renew our registration annually in order to continue offering our shares beyond the initial registration period.

          We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act.

This prospectus is dated                           , 2012

SUITABILITY STANDARDS

        The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is currently no public market for the shares, and it is unlikely that one will ever develop. This means that it may be difficult to sell your shares. You should not invest in these shares if you need to sell them immediately or will need to sell them quickly in the future.

        In consideration of these factors, we have established suitability standards for initial stockholders in this offering and subsequent transferees. These suitability standards require that a purchaser of shares have either:

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  a gross annual income of at least $70,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $70,000; or

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  a net worth of at least $250,000 (excluding the value of a purchaser's home, furnishings and automobiles).

        Alabama, California, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Missouri, North Dakota, Ohio, Oregon, Pennsylvania and Tennessee have established suitability standards in addition to those we have established. Shares will be sold only to investors in these states who meet the additional suitability standards set forth below:

        Alabama — In addition to our suitability requirements, investors must have a liquid net worth of at least ten times their investment in CPA®:18 and its affiliated programs.

        California — Each investor's maximum investment in CPA®:18 may not be more than 10% of their liquid net worth. Liquid net worth is defined as net worth excluding the value of the purchaser's home, home furnishings and automobile.

        Iowa — The maximum investment in CPA®:18, its affiliated programs, and any other similar programs cannot exceed 10% of an Iowa resident's net worth.

        Kansas — Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments. Liquid net worth is defined as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.

        Kentucky — Each investor in Kentucky must have a liquid net worth of $250,000, or a combined liquid net worth of $70,000 and annual income of $70,000. Each investor's total investment in CPA®:18 may not be more than 10% of their liquid net worth. Liquid net worth is defined as net worth excluding the value of the purchaser's home, home furnishings and personal automobile.

        Massachusetts — The maximum investment in CPA®:18 and its affiliated programs cannot exceed 10% of a Massachusetts resident's net worth.

        Michigan, Missouri and Oregon — Investors must also have a liquid net worth of at least ten times their investment in CPA®:18.

        North Dakota — North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in our offering.

        Ohio — The maximum investment in CPA®:18 and its affiliated programs cannot exceed 10% of an Ohio resident's net worth.

        Pennsylvania — In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA®:18.

        Tennessee — Tennessee residents' maximum investment in CPA®:18 and its affiliates cannot exceed 10% of their net worth.

        New York, North Carolina and Pennsylvania impose a higher minimum investment requirement than we require. In New York, North Carolina and Pennsylvania, individuals must purchase at least 250 shares (not applicable to IRAs).

        In Pennsylvania, the minimum aggregate closing amount for Pennsylvania investors is $50,000,000. In addition, Pennsylvania requires that, until subscriptions exceed $50,000,000, proceeds from investors in Pennsylvania must be placed in a short term escrow account. If we have not reached this $50,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If a Pennsylvania investor requests a refund within 10 days of receiving that notice, we will arrange for our escrow agent to promptly return by check that investor's subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $50,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent 120-day period, we will again notify each Pennsylvania investor of his or her right to receive a refund of his or her subscription amount with interest. Until we have raised $50,000,000, Pennsylvania investors should make their checks payable to "UMB Bank, N.A., as Escrow Agent for Corporate Property Associates 18 — Global Incorporated." Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to "Corporate Property Associates 18 — Global Incorporated."

        In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA®:18, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. The sponsor and each person selling shares on behalf of CPA®:18 must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder's financial situation and investment objectives. In making this determination, the selected dealers will rely on relevant information provided by the investor in the investor's subscription agreement, including information regarding the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information, including whether (i) the investor is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in the investment program and (iii) the investment program is otherwise suitable for the investor. Each person selling shares on behalf of CPA®:18 is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a stockholder.

        Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from broker-dealer to broker-dealer.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

        Below are some of the more frequently asked questions and answers relating to us and an offering of this type. See the "Prospectus Summary" section and the remainder of this prospectus for more detailed information about this offering.

        Unless the context otherwise requires or indicates, references in this prospectus to "we," "the corporation," "our," "us" and "CPA®:18" refer to Corporate Property Associates 18 — Global Incorporated, together with our subsidiary, CPA:18 Limited Partnership, a Delaware limited partnership, which we refer to in this prospectus as our "operating partnership." References to "our shares" and "our common stock" refer to shares of both classes of our common stock: Class A common stock and Class C common stock. References to "our dealer manager" refer to Carey Financial, LLC, or "Carey Financial." References to "our advisor" refer to Carey Asset Management Corp., or "Carey Asset Management," which is the entity named as the advisor under our advisory agreement, together with its affiliates that perform services on its behalf in connection with the advisory agreement. References to "CPA®:18 Holdings" refers to WPC-CPA®:18 Holdings, LLC. References to "W. P. Carey" refer to W. P. Carey Inc. (together with its predecessor, W. P. Carey & Co. LLC and its successors), which is the parent company of both Carey Financial and Carey Asset Management, and holds an interest in CPA®:18 Holdings.

Q:
What is Corporate Property Associates 18 — Global Incorporated?

A:
We are a newly formed Maryland corporation that will invest primarily in income producing commercial properties and other real estate related assets. We are externally managed by Carey Asset Management, a subsidiary of W. P. Carey.

Q:
What is a REIT?

A:
We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2013. In general, a REIT is an entity that:

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combines the capital of many investors to acquire or provide financing for real properties;

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enables individual investors to invest in a professionally managed portfolio of real estate assets; and

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provided certain U.S. federal income tax requirements are satisfied, avoids the "double taxation" (at the corporate and stockholder level) of income that generally results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income taxes on that portion of its net income distributed to stockholders.

Q:
What is W. P. Carey?

A:
W. P. Carey (NYSE:WPC), our sponsor, is a New York Stock Exchange listed real estate advisory and investment company that specializes in providing net lease financing for corporate-owned real estate worldwide. On September 28, 2012, W.P. Carey announced the completion of its conversion to a real estate investment trust (the "REIT conversion"). W. P. Carey has previously sponsored and advised nine partnerships and seven real estate investment trusts mostly under the Corporate Property Associates brand name during W. P. Carey's more than 35-year history. W. P. Carey is the parent company of our advisor, Carey Asset Management, our dealer manager, Carey Financial, and the special general partner, CPA®:18 Holdings.

Q:
What are the CPA® Programs?

A:
In this prospectus, we refer to the 16 net-lease focused investment programs that W. P. Carey has sponsored prior to our offering as the "CPA® Programs." Of the previous 16 CPA® Programs, 14 have completed their investment and liquidation phases and two continue to operate as entities advised by Carey Asset Management. The two operating CPA® Programs, Corporate Property Associates 16 — Global Incorporated, or CPA®:16 — Global, and Corporate Property Associates 17 — Global Incorporated, or CPA®:17 — Global, which are referred to herein as the "other operating CPA® REITs," have investment objectives similar to our investment objectives. While CPA®:17 — Global has funds available that may be used to make additional investments, CPA®:16 — Global has fully invested its offering proceeds and is principally focused on managing its existing portfolio of properties, although it may from time to time use operating cash flow and proceeds from capital transactions to make additional investments. On September 28, 2012, in connection with the REIT conversion, W. P. Carey completed a merger with a CPA® Program, Corporate Property Associates 15 Incorporated, or CPA®:15, as a liquidity event for CPA®:15 stockholders in which CPA®:15 stockholders received cash and listed shares of W. P. Carey (the "Merger").

Q:
What is the experience of our management?

A:
W. P. Carey has sponsored and, directly or through its subsidiaries such as our advisor, has managed or continues to manage the previous 16 CPA® Programs. For over 35 years, W. P. Carey has specialized in providing net lease financing to corporate owners of real estate and managing the CPA® Programs. In addition, W. P. Carey is currently sponsoring a non-traded REIT, Carey Watermark Investors Incorporated, that intends to invest primarily in lodging properties and is in its initial public offering phase.

Q:
What types of investments will we acquire using the net proceeds of this offering?

A:
We intend to acquire a diversified portfolio of income-producing commercial properties and other real estate-related assets. We currently expect that, for the foreseeable future, at least a majority of our investments will be in commercial properties leased to single tenants under long-term triple-net leases. We are unable to predict at this time what percentage of our assets may consist of other types of investments, if any. Like some of the other operating CPA® REITs, we expect to make investments both domestically and outside the United States.

Q:
What are our investment objectives?

A:
We intend to acquire, own and manage a diversified portfolio of income generating commercial property and real estate related assets with the potential for capital appreciation. Our investment objectives are to:

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generate current income for our stockholders in the form of quarterly cash distributions;

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realize attractive risk adjusted returns, meaning returns that are attractive in light of the risk involved in generating the returns; and

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preserve and protect our stockholders' investment in our company.

Q:
What are the competitive strengths of our investment strategy?

A:
The competitive strengths of our investment strategy include:

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Sophisticated Risk Management — Each of our investments will undergo a review and approval process that has been in place since 1979, consisting of an in-depth fundamental credit analysis and asset valuation, and an independent investment committee review;

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  Reputation and Track Record — We believe that W. P. Carey's reputation and track record of sourcing, underwriting and consummating investment opportunities, both directly and on behalf of the CPA® Programs, as well as in managing similar companies through all phases of their life cycles, will benefit us as we seek to achieve our investment objectives;

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  Cash Flow Generation Focus — We intend to focus on investments that, when combined with our moderate leverage policy, should provide us with attractive levels of funds from operations and income over the long term;

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  Prudent Use of Leverage — We will use leverage to enhance our potential returns, and will target a leverage strategy limited to the lesser of 75% of the total costs of our investments, or 300% of our net assets. We currently estimate that, on average, our portfolio will be approximately 50% leveraged; and

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  Disciplined Investment Approach — We intend to rely on our advisor's and its investment committee's expertise, developed over more than 30 years of investing, in identifying investments that it believes will provide us with attractive risk adjusted returns.

Q:
Why should you invest in us?

A:
Allocating some portion of your investment portfolio to a company that invests in a diversified portfolio of income-producing commercial properties and other real estate-related assets may provide you with a hedge against unanticipated inflation, portfolio diversification, lower volatility and attractive risk adjusted returns, meaning returns that are attractive in light of the risk involved in generating the returns.

Q:
How will our advisor select potential investments?

A:
Our advisor's investment department, under the oversight of Carey Asset Management's Chief Investment Officer, is primarily responsible for evaluating, negotiating and structuring potential investment opportunities. In analyzing potential investment opportunities, the advisor will review all aspects of a transaction, including the credit metrics and underlying real estate fundamentals of the investment to determine whether a potential acquisition satisfies our acquisition criteria. Before an investment is made, the transaction is reviewed by our advisor's independent investment committee, which functions as a separate and final step in the acquisition process.

Q:
What is an UPREIT?

A:
UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." An UPREIT structure involves a REIT that holds substantially all of its properties through a partnership in which the REIT (directly or indirectly) holds an interest as a general partner and/or a limited partner, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT partnership structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences. Generally, a sale of property directly to a REIT is a taxable sale to the selling property owner. In an UPREIT partnership structure, a seller of a property who desires to defer taxable gain on the sale of his property may in some cases transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement. Our operating partnership has classes of partnership units that correspond to our classes of common stock.

  We intend to hold substantially all of our properties through CPA®:18 Limited Partnership, our operating partnership; therefore, we are considered an UPREIT.

Q:
If you buy shares, will you receive dividends and how often?
A:
Consistent with our intent to qualify to be taxed as a REIT, we expect to distribute at least 90% of our REIT net taxable income each year. We intend to accrue and pay distributions on a quarterly basis, and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock. However, distributions are declared at the discretion of our board of directors based on a variety of factors that they will consider at the time of authorizing a potential distribution. Distributions are not guaranteed and we may pay distributions in kind. Generally, income paid to stockholders as distributions will not be taxable to us under U.S. federal income tax laws unless we fail to comply with the REIT requirements.

  The per share amount of distributions on Class A and C Shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class C Shares will likely be lower than Class A Shares because Class C Shares are subject to ongoing distribution and shareholder servicing fees. See "Description of Shares — Distributions."

Q:
How will we fund the payment of dividends to stockholders?

A:
Over the life of our company, we expect to fund distributions principally from our funds from operations. However, during periods before we have substantially invested the net proceeds we will likely fund our cash distributions, in whole or in part, using net proceeds from this offering, borrowings and other sources, without limitation. During such period, if our future properties are not generating sufficient cash flow or our other expenses require it, we may need to sell properties or other assets, incur indebtedness or use offering proceeds if necessary to satisfy the REIT requirement that we distribute at least 90% of our REIT net taxable income, excluding net capital gains, in order to avoid the payment of federal income tax.

Q:
May you reinvest your dividends in shares of CPA® 18?

A:
Yes. Subject to certain eligibility requirements, stockholders who purchase shares in this offering may elect to participate in our distribution reinvestment and stock purchase plan, which we refer to in this prospectus as our "distribution reinvestment plan." During this offering and until our first NAV (as defined herein) is received, the purchase price for shares in our distribution reinvestment plan will be $9.60 per Class A Share and $8.98 per Class C Share. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon 10 days' prior written notice to our stockholders.

Q:
Will the dividends you receive be taxable as ordinary income?

A:
Generally, dividends that you receive, including dividends that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends paid by REITs, such as us, are generally not eligible for reduced rates of U.S. federal income tax for individual investors. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of our taxable income but does not reduce cash available for distribution to our stockholders. The portion of your dividend that is not subject to current tax is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, can defer a portion of your tax until your investment is sold or we are liquidated, at which time any gain should generally be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gains distribution generally will be treated as long term capital gain without regard to the period for which you have held your shares. Individual investors are subject to a maximum U.S. federal income tax rate of 25% to the extent our capital gain dividends are attributable to the recapture of depreciation expense deductions and 28% to the extent our capital gain dividends relate to certain collectibles. Long-term capital gains not attributable to recapture of depreciation or certain collectibles are taxed at a U.S. Federal income tax rate of 15% for individuals (until 2013) but may be subject to higher tax rates in future years. Because each investor's tax considerations are different, we urge you to consult your tax advisor as to the tax consequences to you of an investment in our shares.

Q:
What will we do with the money raised in this offering?

A:
We expect to use approximately 88% of the gross proceeds raised in this offering to acquire investments, assuming that we sell the maximum amount of shares in the primary offering and pursuant to our distribution reinvestment plan (assuming the sale of 80% of Class A Shares and 20% of Class C Shares in the aggregate). The remaining portion of the proceeds will be used to pay offering fees and expenses, including the payment of fees to Carey Financial, our dealer manager, and the payment of fees and reimbursement of expenses to our advisor. See "Estimated Use of Proceeds."

  Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short term U.S. government securities, bank certificates of deposit and other short term liquid investments. These investments are expected to provide a lower rate of return than we seek to achieve from our intended investments.

Q:
What are the implications of being an "emerging growth company"?

A:
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and therefore, are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. For so long as we remain an emerging growth company, we will not be required to (1) comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) submit certain executive compensation matters to stockholder advisory votes pursuant to the "say on frequency" and "say on pay" provisions of Section 14A(a) of the Exchange Act (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions of Section 14A(b) of the Exchange Act (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations), (3) disclose more than two years of audited financial statements in a registration statement filed with the SEC, (4) disclose selected financial data pursuant to the rules and regulations of the Securities Act (requiring selected financial data for the past five years or for the life of the issuer, if less than five years) in our periodic reports filed with the SEC for any period prior to the earliest audited period presented in this registration statement, and (5) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our shares of common stock a less attractive investment as a result.

  Additionally, under Section 107 of the JOBS Act, an "emerging growth company" may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. This election is irrevocable.

  We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our annual gross revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates equals or exceeds $700 million after we have been publicly reporting for at least 12 months and have filed at least one annual report on Form 10-K with the SEC.

Q:
How does a "best efforts" offering work?

A:
When shares are offered on a "best efforts" basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. In our case, Carey Financial, our dealer manager, does not have a firm commitment or obligation to sell any of our shares. Therefore, we may not sell all or any of the shares that we are offering.

Q:
Why are we offering two classes of our common stock and what are the similarities and differences between the classes?

A:
We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in us. Investors can choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to the stockholder fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions between the classes of our common stock.

	Class A Shares	Class C Shares
Initial Offering Price	$10.00	$9.35
Selling Commissions (per share)	7.0%	1.5%
Dealer Manager Fee (per share)	3.0%	2.0%
Annual Distribution and Shareholder Servicing Fee	None	1.0% (1)
Annual Custodial Fee (per share)	None	None
Initial Redemption Price (per share)(2)	$9.30	$8.70

(1)
We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee. We cannot predict when this will occur; therefore, we cannot predict the aggregate distribution and shareholder servicing fees that could be paid by a Class C stockholder.

(2)
The shares must be held for at least one year from the date of issuance in order to be eligible for redemption. The initial redemption price for each of the Class A and Class C Shares reflects a 7.0% surrender charge on the initial public offering prices of $10.00 and $9.35, respectively. All redemptions are subject to the significant conditions and limitations in our redemption plan and the discretion of our board of directors to change, suspend or terminate the redemption plan for any reason without giving you advance notice. See "Description of Shares — Redemption of Shares (Class A and Class C Shares)" for additional information on our redemption plan.

  Class A Shares

    •
    A front end selling commission, which is a one-time fee charged at the time of purchase of the shares. There are ways to reduce these charges. See "Plan of Distribution — Volume Discounts" for additional information.

    •
    Higher dealer manager fee than Class C Shares.

    •
    No quarterly distribution or shareholder services expense charges.

  Class C Shares

    •
    Lower front end selling commission than Class A Shares.

    •
    Lower dealer manager fee than Class A Shares.

    •
    Class C Shares pay distribution and shareholder servicing fees at an annual rate of 1.0% of the NAV of the Class C Shares (which shall be deemed to be $9.35 during the period before we begin reporting estimated NAVs), payable on a quarterly basis, which may increase the cost of your investment and may cost you more than paying other types of selling commissions.

  The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, distributions on Class C Shares will likely be lower than distributions on Class A Shares because Class C Shares are subject to ongoing distribution and shareholder servicing fees. See "Description of Shares — Distributions." In addition, as a result of the allocation of the distribution and shareholder servicing fee to the Class C Shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See "Description of Shares — Periodic Valuations" and "Description of Shares — Distributions" for more information.

  Our two classes of common stock also have different rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A Shares and Class C Shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. For purposes of calculating the NAV and until we have completed our offering stage, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as the estimated per share value of our shares.

Q:
What are our strategies for providing liquidity to our stockholders?

A:
We intend to consider alternatives for providing liquidity to our stockholders beginning after the seventh anniversary of the closing of our initial public offering. A liquidity event could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger with one or more of the other operating CPA® REITs, W. P. Carey or its affiliates) or another transaction approved by our board of directors, which results in our stockholders receiving, or having the option to receive, cash, listed securities or a combination thereof.

  Market conditions and other factors could cause us to delay the consideration or a commencement of a liquidity event. Alternatively, we may seek to complete a liquidity event before the seventh anniversary of the closing of our initial public offering. We are under no obligation to conclude a liquidity event within a set time. While we are considering liquidity alternatives, we may choose to limit the making of new investments unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our stockholders' interests for us to make new investments.

Q:
How should you determine which class of common stock to invest in?

A:
When selecting between our Class A and Class C Shares, you should consider whether you would prefer an investment with higher upfront fees and commissions and likely higher current distributions (Class A Shares) versus an investment with lower upfront fees and commissions but likely lower current distributions due to ongoing distribution and shareholder servicing fees (Class C Shares). In addition, you should consider whether you qualify for any volume discounts if you choose to purchase Class A Shares. Please review the more detailed description of our classes of shares in the section entitled "Description of Shares" in this prospectus, and consult with your financial advisor before making your investment decision.

Q:
How long will this offering last?

We currently intend to sell shares in our primary offering until                           , 2014, which is two years after the date of this prospectus; however, we may decide to extend the offering for up to an additional 18 months. We will announce any extension in a prospectus supplement. If a minimum of $2.0 million in shares are not sold within six months after the date of this prospectus, or within one year after the date of this prospectus if we elect to extend such six month period, we will terminate this offering and all money received will be promptly refunded to investors with interest.

Q:
When will you calculate the company's net asset value?

A:
We will provide you with an initial estimated net asset value, or NAV, per share of each class of our common stock based on information as of a date not later than 18 months after the month in which our initial primary offering being conducted by this prospectus ends. We will provide an update of the initial estimated NAV as of the end of each completed fiscal quarter (or fiscal year, in the case of a quarter ending at a fiscal year end) thereafter. We will retain an independent third party to provide annual appraisals of our real property assets and fair values of our debt for the initial estimated NAV and for each fiscal year that begins thereafter. Subsequent quarterly adjustments, if any, made to the independent firm's appraisals will be made by management for the effects of known events of a material nature (adjustments for non-material events may also be made). In addition, on a quarterly basis, management will update our NAV to reflect changes in the fair value of our indebtedness, estimated property disposition costs (including estimates of fees payable to our advisor), and our other net assets and liabilities. In general, we expect to report our quarterly estimated NAV in filings with the SEC and on our website.

  We intend to base our calculation of estimated NAV on the values of our assets and liabilities, without ascribing additional value to our enterprise or the going concern of our business. We expect that the values of our assets and liabilities will reflect the specific terms of our investments and our indebtedness, as well as conditions prevailing in the real estate, credit and broader financial markets. Before taking into consideration accrued dividends or class-specific expense accruals, any change in the aggregate NAV of our common stock (whether an increase or decrease) from one period to another will be allocated between each class of common stock (i.e., our Class A and Class C Shares) based on each class's relative percentage of the previous aggregate NAV of our common stock (or based on each class's relative percentage of the proceeds raised in this offering until we have determined our initial NAV). Following the calculation and allocation of changes in the aggregate NAV of our common stock as described above, the NAV for each class will be adjusted for accrued dividends and, in the case of the Class C Shares, the distribution and shareholder servicing fee, to determine the NAV.

  Class C Shares purchased in our distribution reinvestment plan will not be subject to the distribution and shareholder servicing fee. Selling commissions and the dealer manager fee, which are paid by purchasers of shares in the primary offering at the time of purchase, will have no effect on the NAV of any class.

Q:
Who can buy shares?

A:
An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Additional requirements apply in certain states.

Q:
Who should buy shares?

A:
An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, which among its benefits hedges against inflation, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Q:
May you make an investment through your IRA, SEP or other tax deferred account?

A:
Yes. We may retain a custodian to act as an IRA custodian for our stockholders who desire to establish an individual retirement account, or IRA, a simplified employee pension, or SEP, or certain other tax-deferred accounts or transfer or rollover existing accounts. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (4) the need to value the assets of such

  IRA, plan or other account annually or more frequently, and (5) whether such investment would constitute a prohibited transaction under applicable law.

Q:
Is there any minimum investment required?

A:
Yes. You must initially purchase at least $2,000 of common stock, in any combination of Class A Shares and Class C Shares. This minimum investment level may be higher in certain states. You should carefully read the more detailed description of the minimum investment requirements appearing under the "Suitability Standards" section immediately following the cover page of this prospectus.

Q:
How do you subscribe for shares?

A:
If you choose to purchase shares in this offering, you will need to complete and sign an order form, like the one attached to this prospectus as Annex B, for a specific number of shares and pay for the shares at the time of your order.

Q:
How does the payment of fees and expenses by us affect your invested capital?

A:
We will pay to the dealer manager selling commissions and dealer manager fees in connection with this offering, a portion of which may be re-allowed to selected dealers for shares sold by the selected dealers. We will also pay distribution and shareholder servicing fees to the dealer manager with respect to the Class C Shares, which the dealer manager may re-allow to participating broker-dealers. In addition, we will incur, or reimburse our advisor for, our cumulative organizational and offering expenses. The payment of fees and expenses reduces the funds available to us for payment of distributions and investment in our target assets, and therefore may reduce our distributions or our net asset value. However, because we are not required to pay distribution and shareholder servicing fees with respect to the Class A Shares, the distributions and estimated net asset value with respect to Class A Shares will not be reduced by these distribution and shareholder servicing fees, unlike that with respect to our Class C Shares.

Q:
If you buy shares in this offering, how may you subsequently sell them?

A:
Our shares are not listed for trading on any national securities exchange or over the counter market; therefore, there is no active public market for our shares currently, and it is unlikely that a public market will ever develop prior to a liquidity event. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership by one person of more than 9.8% in value of our outstanding shares of stock or more than 9.8% in value or number, whichever is more restrictive, of our outstanding shares of common stock, unless exempted by our board of directors. As a result, you may find that it is difficult to sell your shares, if at all, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a redemption plan. To redeem your shares pursuant to our redemption plan, you must have held your shares for at least one year, except in certain special circumstances, including death or qualified disability or confinement to a long-term care facility. All redemptions are subject to the significant conditions and limitations in our redemption plan and the discretion of our board of directors to change, suspend or terminate the redemption plan for any reason without giving you advance notice. See "Description of Shares — Redemption of Shares (Class A and Class C Shares)" for additional information on our redemption plan.

Q:
Who should you contact to update your information?

A:
To ensure that any changes are made promptly and accurately, all changes to registration and contact information, including your address, ownership type and distribution mailing address, should be directed to the transfer agent. The name and address of our transfer agent is as follows:

Regular Mail:	Overnight Address:
Corporate Property Associates 18 — Global Incorporated	Corporate Property Associates 18 — Global Incorporated
W. P. Carey Inc.	W. P. Carey Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219145	430 W. 7th Street, Suite 219145
Kansas City, MO 64121-9145	Kansas City, MO 64105
Telephone: (888) 241-3737
Q:
Will you be notified of how your investment is doing?

A:
Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•
Four quarterly distribution reports (including for investors in Arizona, New York and Maryland detailed disclosure if our cash flow from operating activities for the most recently completed fiscal quarter for which we have filed financial results with the SEC was less than the distribution being paid);

•
an annual report;

•
an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and

•
supplements to the prospectus during the offering period, via mailings or website access.

        We will provide this information to you via one or more of the following methods:

  •
  United States mail or other courier;

  •
  facsimile; or

  •
  electronic delivery.

Q:
When will you receive your detailed tax information?

A:
If applicable, your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:
Who can help answer your questions?

A:
If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Corporate Property Associates 18 — Global Incorporated
W. P. Carey Inc.
50 Rockefeller Plaza
New York, NY 10020
1-800-WP CAREY
cpa18global@wpcarey.com

PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information, including under the caption "Risk Factors," and our balance sheet and notes thereto, included elsewhere in this prospectus. References in this prospectus to the "initial offering date" refer to the first day our shares of common stock are sold to the public pursuant to this offering. This prospectus will be used in connection with the continuous offering of our shares, as supplemented from time to time.

Corporate Property Associates 18 — Global Incorporated

        We have been formed to invest primarily in a diversified portfolio of income-producing commercial properties and other real estate-related assets. This is our initial offering of securities. We do not currently own any assets. We intend to conduct substantially all of our investment activities and own all of our assets through CPA:18 Limited Partnership, our "operating partnership." Through wholly-owned subsidiaries, we are a general partner and a limited partner and anticipate that we will initially own a 99.985% capital interest in our operating partnership. CPA®:18 Holdings, which is owned indirectly by W. P. Carey, will hold a special general partner interest in our operating partnership. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2013.

        Our office is located at 50 Rockefeller Plaza, New York, New York 10020. Our phone number is 1-800-WPCAREY, and our web address is www.cpa18global.com. The information on our website does not constitute a part of this prospectus. We were organized as a Maryland corporation on September 7, 2012 with the filing of our charter. Our charter and bylaws will remain operative throughout our existence, unless they are further amended or we are dissolved.

Our Investment Strategy

        Our core investment strategy is to acquire, own and manage a diversified portfolio of income-producing commercial real estate assets, including the following:

  •
  commercial properties leased to companies on a single tenant net lease basis;

  •
  equity investments in real properties that are not long-term net leased to a single tenant and may include partially leased properties, multi-tenanted properties, vacant or undeveloped properties, properties subject to short-term net leases, and self storage properties, among others;

  •
  mortgage loans secured by commercial real properties; and

  •
  equity and debt securities, loans and other assets related to entities that are engaged in real estate-related businesses, including real estate funds and other REITs.

        We do not have targeted investment percentages for the asset classes described above, but we currently expect that, for the foreseeable future, at least a majority of our investments will be in commercial properties leased to tenants under long-term triple-net leases. We are unable to predict at this time what percentage of our assets may consist of other types of investments, if any. We may engage in securitization transactions with respect to the mortgage loans we purchase.

        Although not part of our core investment strategy, we may make non-real estate related investments from time to time, subject to our intention to maintain our REIT qualification. We are not required to meet any diversification standards and have no specific policies or restrictions regarding the geographic areas where we make investments or on the percentage of our capital that we may invest in a particular asset.

Leverage

        The maximum leverage that our advisor may arrange for us to incur in the aggregate on our portfolio, without the need for further approval of our independent directors, is limited to the lesser of 75% of the total costs of our investments, or 300% of our net assets. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess must be approved by a majority of our independent directors. Our charter and bylaws do not restrict the form of indebtedness we may incur (for example, we may incur either recourse or non-recourse debt or cross collateralized debt). We currently estimate that, on average, our portfolio will be approximately 50% leveraged.

Risk Factors

        An investment in our shares has risks. The "Risk Factors" section of this prospectus contains a detailed discussion of the most important risks. Please refer to the "Risk Factors" section for a more detailed discussion of the risks summarized below and other risks of investment in us.

Risks Related to this Offering

  •
  We have no operating history or established financing sources and may be unable to successfully implement our investment strategy or generate sufficient cash flow to make distributions to our stockholders.

  •
  This is initially a "blind pool" offering because we do not currently own any properties or other investments and we have not identified any properties to acquire with the offering proceeds. Therefore, you will not have the opportunity to evaluate the economic merits of our investments prior to making your investment decision.

  •
  The offering prices for shares being offered in this offering and through our distribution reinvestment plan were arbitrarily determined by our board of directors and may not be indicative of the prices at which the shares would trade if they were listed on an exchange or were actively traded by brokers.

  •
  A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

  •
  Before we substantially invest the net proceeds of this offering, our distributions are likely to exceed our funds from operations and may be paid from offering proceeds, borrowings and other sources, without limitation, which would reduce amounts available for the acquisition of properties or require us to repay such borrowings, both of which could reduce your overall return.

  •
  As a new investor, you will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

  •
  We may not be able to raise sufficient funds in this offering to make investments that will enable us to achieve our portfolio diversification or other objectives.

  •
  Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

Risks Related to Our Relationship with Our Advisor

  •
  Our success will be dependent on the performance of our advisor, but you should not rely on the past performance of programs managed by our advisor as an indication of success.

  •
  Our advisor may be subject to conflicts of interest in allocating investment opportunities among us, W. P. Carey and other entities managed by W. P. Carey and its affiliates.

  •
  Our advisor may be incentivized to cause us to incur leverage, which would increase our assets and the asset-based fees paid to the advisor.

  •
  We may invest in assets outside our advisor's core expertise and incur losses as a result.

  •
  It could be prohibitively expensive for us to repurchase the special general partner interest if our advisor is terminated or resigns.

Risks Related to Our Investments and Operations

  •
  We intend to invest primarily in commercial real estate related assets; therefore, our results will be affected by factors that affect the commercial real estate industry including volatility in economic conditions and fluctuations in interest rates.

  •
  Real estate investments are illiquid, and we may have difficulty selling properties, if necessary.

  •
  The continued uncertainty in the global economic environment may adversely affect our business.

  •
  International investment risks, including currency volatility, may adversely affect our operations and our ability to make distributions.

  •
  We will incur debt to finance our operations, which may subject us to an increased risk of loss.

Risks Related to an Investment in Our Shares

  •
  The lack of an active public trading market for our shares combined with the limit on the number of our shares a person may own may discourage a takeover and make it difficult for stockholders to sell shares quickly.

  •
  Shares of our common stock are subject to a 9.8% ownership limitation that is intended, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

  •
  Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

  •
  The Internal Revenue Service, or IRS, may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification.

  •
  Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their distributed net income.

  •
  Our board of directors may revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our Advisor

        We will be externally managed and advised by Carey Asset Management, which is responsible for managing us on a day-to-day basis and for identifying and making acquisitions on our behalf. W. P. Carey & Co. B.V., an affiliate of our advisor, will provide asset management services with respect to our non-U.S. investments. CPA®:18 Holdings will also provide management assistance to our operating partnership. Carey Asset Management and its affiliates, Carey Management Services, Inc. and W. P. Carey & Co. B.V., provide services to W. P. Carey and the other operating CPA® REITs. In connection with the offering, we will also enter into a dealer manager agreement with Carey Financial, an affiliate of Carey Asset Management. Carey Asset Management shares the same address and telephone number as Carey Financial, Carey Management Services, Inc. and W. P. Carey.

Our Structure

        The following chart shows our ownership structure and our relationship with our advisor, CPA®:18 Holdings and W. P. Carey upon commencement of our offering.

(1)
We anticipate that, through wholly-owned subsidiaries, we will own a 99.985% capital interest in the operating partnership consisting of general and limited partnership interests. The managing general partner of our operating partnership is one of our wholly-owned subsidiaries, and therefore, we control all decisions of our operating partnership.

(2)
The special general partner interest may entitle CPA®:18 Holdings to receive a special allocation of our operating partnership's profits as well as certain operating partnership distributions. See "Management Compensation."

(3)
W. P. Carey owns all of the common stock, representing 100% of the voting power, in Carey REIT II, Inc. In order to qualify as a REIT, Carey REIT II, Inc. has issued 120 shares of 6% cumulative redeemable non-voting preferred stock to 120 individuals, including six shares that were issued to six of its officers.

Our REIT Qualification

        We intend to elect and qualify to be taxed as a REIT beginning with our taxable year ending December 31, 2013. Under the Internal Revenue Code of 1986, as amended, referred to herein as the "Internal Revenue Code" or the "Code," REITs are subject to numerous organizational and operational requirements including limitations on certain types of gross income. As a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute to our stockholders as long as we meet the REIT requirements, including that we distribute at least 90% of our net taxable income (excluding net capital gains) on an annual basis. If we fail to qualify for taxation as a REIT initially or in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for the following four years. Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to U.S. federal, state, local and foreign taxes on our income and property and to income and excise taxes on our undistributed income. See "Risk Factors — Risks Related to an Investment in Our Shares" for a description of risks associated with our election to be subject to taxation as a REIT.

Conflicts of Interest

        Entities with which we have potential conflicts of interest are W. P. Carey, which is the parent company of Carey Asset Management and Carey Financial; Carey Asset Management, our advisor; Carey Financial, an affiliate of our advisor and the dealer manager for this offering; the other operating CPA® REITs and Carey Watermark Investors Incorporated ("CWI"); other entities managed by W. P. Carey and its affiliates now and in the future; and those of our officers and directors who have ownership interests in W. P. Carey.

        Our advisor and its affiliates may experience conflicts in their dealings with us, including with respect to:

  •
  compensation payable to the advisor and its affiliates;

  •
  the enforcement of agreements between us and the advisor and its affiliates;

  •
  the allocation of new investments and management time and services among us, W. P. Carey and other entities managed by W. P. Carey and its affiliates now and in the future;

  •
  the timing and terms of the investment in or sale of an asset;

  •
  investments with our affiliates or W. P. Carey and its affiliates;

  •
  purchases of assets from, sales of assets to, or business combination transactions involving, other operating CPA® REITs or our advisor;

  •
  decisions regarding liquidity events, which may entitle our advisor and its affiliates to receive additional fees and distributions in respect of the liquidations;

  •
  the termination of our advisory agreement;

  •
  our relationship with the dealer manager, Carey Financial, which is an affiliate of W. P. Carey; and

  •
  the determination of the rate of distributions, which may influence when our advisor can begin collecting fees that are subordinated to a preferred shareholder return.

        Furthermore, our duties as general partner to our operating partnership and its limited partners may come into conflict with the duties of our directors and officers to us and to our stockholders. See also "Risk Factors — Risk Related to an Investment in our Shares — Conflicts of interest may arise between holders of our common stock and holders of partnership interests in our operating partnership."

        The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

Prior Programs

        The "Prior Programs" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of W. P. Carey in the past, including nine public limited partnerships and seven unlisted public REITs. Statistical data relating to the historical experience of prior CPA® Programs are contained in "Annex A — Prior Performance Tables." Information in the "Prior Programs" section and in "Annex A — Prior Performance Tables" should not be considered as indicative of how we will perform.

The Offering

Maximum Offering Amount	$1 billion of common stock, in any combination of Class A Shares and Class C Shares.
Maximum Amount Issuable Pursuant to Our Distribution Reinvestment Plan	$400 million of common stock, in any combination of Class A Shares and Class C Shares.
Minimum Offering Amount	$2.0 million of common stock, in any combination of Class A Shares and Class C Shares.
Minimum Investment

$2,000 of common stock, in any combination of Class A Shares and Class C Shares. (The minimum investment amount may vary from state to state. Please see the "Suitability Standards" section for more details.)

Suitability Standards for Initial Purchasers in this Offering and Subsequent Transferees	Net worth of at least $70,000 and annual gross income of at least $70,000 (For this purpose, net worth excludes home, home furnishings and personal automobiles);
OR
Net worth of at least $250,000.
Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the "Suitability Standards" section for more details.
Distribution Policy

Consistent with our objective of continuing to qualify as a REIT, we expect to distribute at least 90% of our net taxable income each year. We intend to accrue and pay distributions on a quarterly basis and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock.

Estimated Use of Proceeds

Approximately 88% — to acquire investments. Approximately 12% — to pay fees and expenses of the offering, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to Carey Asset Management.

        If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Annex B, for a specific number of shares and pay for the shares at the time of your order. Until subscription proceeds reach $2,000,000, funds received will be placed into escrow with UMB Bank, N.A., or UMB Bank, our escrow agent, along with those of other investors, in an interest-bearing escrow account until the time you are admitted by us as a stockholder. Until subscription proceeds reach $2,000,000, your check should be made payable to "UMB Bank, N.A., as Escrow Agent for Corporate Property Associates 18 — Global Incorporated." Subscription funds are held in the escrow account until investors are admitted as stockholders, except that the subscription proceeds of Pennsylvania investors will not be released to us until subscription proceeds reach $50,000,000. See "The Offering/Plan of Distribution — Special Note to Pennsylvania Investors." As soon as practicable after the date a stockholder is admitted to CPA®:18, we will pay to such stockholder whose funds had been held in escrow for at least 20 days its share of interest earned. After subscription proceeds exceed $2,000,000, it is our intention to admit stockholders generally on a daily basis. If your subscription is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within 30 days after the date of such rejection. Interest earned, but not payable to a stockholder, will be paid to us. We may not transfer your funds to us until at least five business days have passed since you received a final prospectus. The sale of shares pursuant to the order form will not be complete until we issue a written confirmation of purchase to you. At any time prior to the date the sale is completed, referred to as the settlement date, you may withdraw your order by notifying your broker-dealer.

        No shares of common stock will be sold in the offering unless subscriptions for at least $2.0 million in shares have been received within six months after the date of this prospectus, or if we elect to extend it, to a period no later than one year after the date of this prospectus, which we refer to as the Extended Period. If the minimum offering amount has not been received and accepted by                                        , 2013, or by the Extended Period, the escrow agent will promptly notify us and this offering will be terminated and investors' funds will be returned promptly. Any purchases of shares by W. P. Carey or its respective affiliates, any officers or directors of these entities, or any of our affiliates for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view toward redistribution. However, none of our affiliates expects to purchase any shares for the purpose of meeting the minimum offering amount. Carey Financial will not purchase any shares in this offering.

        We may sell our shares in the offering until                                        , 2014, which is two years from the date of this prospectus. However, our board of directors may decide to extend the offering for up to an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond                                        , 2014, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time prior to the termination date. This offering must be registered in every state, the District of Columbia and Puerto Rico in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state, the District of Columbia and Puerto Rico in which the registration is not renewed annually.

Compensation

        We will pay our advisor fees for its services and will reimburse our advisor for some expenses. In addition, affiliates of our advisor will be entitled to receive distributions from our operating partnership based upon our available cash and the performance of our portfolio. Outlined below are the material items of compensation. Investors should note that when we refer to certain fees and distributions payable to the advisor or the special general partner as being subordinated to the "5% preferred return rate" or the "6% preferred return rate," we mean that such fees and distributions will accrue but will not be paid to the advisor or the special general partner if we have not paid aggregate distributions of at least 5% or 6%, as applicable, of aggregate invested capital on a cumulative basis from our initial issuance of shares pursuant to this offering through the date of calculation. Once we have achieved the applicable preferred return rate, we may commence paying accrued, subordinated fees and distributions for so long as the applicable preferred return rate is maintained. Until we have invested at least 90% of the net proceeds of this offering, the 5% preferred return rate will be calculated based on our aggregate invested capital, which means the capital actually invested by us in investments other than money market securities. Once we have invested at least 90% of the net proceeds of this offering, we will calculate the 5% preferred return rate based on the proceeds from the sale of our shares, as adjusted for redemptions and distributions of the proceeds from sales and refinancing of assets. We will calculate the 6% preferred return rate based on the proceeds from the sale of our shares, as adjusted for redemptions and distributions of the proceeds from sales and refinancing of assets.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Organization and Offering Stage
Carey Asset Management
Reimbursement for organization and offering expenses; provided that, the advisor shall bear all organization and offering expenses that exceed in the aggregate 4% of the gross proceeds from this offering if the gross proceeds are less than $500 million, 2% of the gross proceeds from this offering if the gross proceeds are $500 million or more but less than $750 million, and 1.5% of the gross proceeds from this offering if the gross proceeds are $750 million or more.
These expenses are estimated to be (i) $7.2 million if the maximum of $1.0 billion in shares are sold in the offering, (ii) $7.2 million if the maximum of $1.4 billion in shares are sold in the offering and pursuant to our distribution reinvestment plan, and (iii) $890,520 if the minimum of $2.0 million in shares are sold in the offering. Amounts that may be reimbursed to broker-dealers and certain other costs are not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation			Estimated Amount

Carey Financial	Selling commissions will be paid to Carey Financial, which vary by class as follows:			The maximum amount payable to Carey Financial is
(i) $59.0 million if the maximum
		Class A Shares	Class C Shares	of $1.0 billion in shares are sold
	Selling Commissions (per share)	7.0%	1.5%	in the offering and (ii) $118,000 if the minimum of $2.0 million in shares are sold in the offering, all of which will be
	Selling commissions may be waived or reduced for discounts described in "The Offering/Plan of Distribution."			re-allowed to the selected dealers.
No selling commissions will be paid with respect to shares issued under our distribution reinvestment plan.
Carey Financial	A dealer manager fee will be paid to Carey Financial, which varies by class as follows:			The amount payable to Carey Financial is (i) $28.0 million if the maximum of $1.0 billion in
		Class A Shares	Class C Shares	shares are sold in the offering,
	Dealer Manager Fee (per share)	3.0%	2.0%	and (ii) $56,000 if the minimum of $2.0 million in shares are sold in the offering, a portion of which may be re-allowed to the selected dealers.

The above amounts represent the maximum dealer manager fee Carey Financial may receive. Carey Financial may, in turn, re-allow a portion of the dealer manager fee to selected dealers for shares sold by the selected dealers.
No dealer manager fees will be paid with respect to shares issued under our distribution reinvestment plan.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Acquisition Stage

We will pay the advisor an acquisition fee, which is divided into two components: an initial up front acquisition fee and a performance based fee that is subordinated to the 5% preferred return rate. The amount of the fee varies, depending upon the type of asset acquired, as described below. We will also reimburse the advisor for acquisition expenses.

The total of all acquisition fees (including interest thereon) payable by sellers, borrowers or us to Carey Asset Management and unaffiliated third parties on all investments (including subordinated acquisition fees), and the total amount of acquisition expenses we pay, must be reasonable and together may not exceed 6% of the aggregate contract purchase price of all investments we purchase and the principal amount of loans we make.
Carey Asset Management	Initial Acquisition Fee:

•

2.5% of the aggregate total cost of an investment (excluding investments described below), which includes the contract purchase price plus related acquisition fees (including subordinated acquisition fees) and expenses. We refer to this sum as the "aggregate total cost" of an investment.

•

investments in readily marketable real estate securities purchased on the secondary market — no acquisition fees are payable.

The actual amount to be paid to Carey Asset Management will depend upon the aggregate total cost of the investments we make or acquire, which in turn is dependent upon the gross offering proceeds and the amount of leverage we use to implement our investment strategy, and accordingly is not determinable at this time. If the investments we make or acquire from the proceeds of this offering are, on average, 50% leveraged, the acquisition fees payable to Carey Asset Management are estimated to be approximately (i) $45.3 million if the maximum of $1.0 billion in shares are sold in the offering and (ii) $46,774 if the minimum of $2.0 million in shares are sold in the offering.(3) See "Conflicts of Interest."

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Carey Asset Management	Subordinated Acquisition Fee:
Total subordinated acquisition fees payable to Carey Asset Management by us will range from zero to 2% of the total cost of our investments, depending on the type of investment as described below:

•

investments other than those described below — 2% of the aggregate total cost; and

•

investments in readily marketable real estate securities purchased on the secondary market — none.

The actual amount to be paid to Carey Asset Management will depend upon the aggregate total cost of the investments we make or acquire, which in turn is dependent upon the gross offering proceeds and the amount of leverage we use to implement our investment strategy, and accordingly is not determinable at this time.

This fee together with accrued interest is payable in three equal annual installments on the first business day of the fiscal quarter immediately following the fiscal quarter in which an investment is made, and the first business day of the corresponding fiscal quarter in each of the subsequent two fiscal years. The unpaid portion of the fee with respect to any investment will bear interest at the rate of 2% per annum from the date of acquisition of the investment until it is paid. The fee payable in any year, and accrued interest thereon, will be subordinated to the 5% preferred return rate and only paid if the 5% preferred return rate has been achieved through the end of the prior fiscal quarter. In certain limited circumstances, even if the 5% preferred return rate has not been achieved, our independent directors may approve the payment of the subordinated acquisition fee at the time of closing on a particular investment when it is in our economic interest to do so due to local laws governing foreign investments.
If the investments we make or acquire from the proceeds of this offering are, on average, 50% leveraged, the acquisition fees payable to Carey Asset Management are estimated to be approximately (i) $36.2 million if the maximum of $1.0 billion in shares are sold in the offering, and (ii) $37,419 if the minimum of $2.0 million in shares are sold in the offering.(3) See "Conflicts of Interest."

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Operational Stage

All fees, expenses and distributions on the special general partner interest payable during the operational stage are subject to the 2%/25% Guideline. The 2%/25% Guideline is the requirement that, in the twelve-month period ending on the last day of any fiscal quarter, operating expenses not exceed the greater of 2% of the average invested assets during such twelve-month period or 25% of our adjusted net income over the same twelve-month period. Average invested assets means the average aggregate book value of our investments, before deducting non-cash items, computed by taking the average of such values at the end of each month during such period. Adjusted net income means our total consolidated revenues less its total consolidated expenses, excluding non-cash items and gains, losses or writedowns from the sale of our assets.
Carey Asset Management
	In addition to reimbursement of third party expenses that will be paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we will reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day-to-day operations, including accounting services, stockholder services, corporate management, and property management and operations, except that we will not reimburse our advisor for the salaries and benefits paid by our advisor and its affiliates to our named executive officers, or for the cost of personnel to the extent such personnel are used in transactions (acquisitions and dispositions) for which our advisor receives a transaction fee. Unless our independent directors determine otherwise, Carey Asset Management must absorb, or reimburse us for, the amount in any twelve month period ending on the last day of any fiscal quarter by which our operating expenses, including asset management fees and distributions paid on the special general partner interest during the operational stage and disposition fees paid on assets, other than interests in real property, exceed the 2%/25% Guideline.	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Carey Asset Management	An asset management fee is payable to Carey Asset Management (or W. P. Carey & Co. B.V., in the case of international assets) by us on the market value or equity value of our investments, as described below:

•

investments other than those described below — 0.5% of the average market value; and

•

investments in readily marketable real estate securities purchased on the secondary market — 1.50% of the average equity value.

Average market value is equal to the aggregate purchase price paid by us for the investment unless a later appraisal by an independent appraiser is obtained, in which case that later appraised value will become the average market value. Average equity value is equal to the equity portion of the aggregate purchase price paid by us for the investment, provided that, if (A) a later appraisal is obtained for the asset, that later appraised value will be used to determine average equity value, and (B) for investments in securities that we treat as available for sale under generally accepted accounting principles in the United States of America ("GAAP"), the fair value of such securities as determined on the last day of each month, or if applicable, on the date the securities are disposed of, will be used to determine average equity value.
If the maximum number of $1.0 billion in shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are all net-leased properties that are 50% leveraged, the annual asset management fee on these assets would be approximately $8.8 million (assuming that the average market value of the assets as a result of the offering would be approximately $1.8 billion).

If the minimum number of $2.0 million in shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are all net leased properties that are 50% leveraged, the annual asset management fee on these assets would be approximately $9,071 (assuming that the average market value of the assets as a result of the offering would be approximately $1.8 million).(3)

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

CPA®:18 Holdings	CPA®:18 Holdings' special general partner profits interest entitles CPA®:18 Holdings to receive up to 10% of distributions of available cash, depending on the type of investment as described below:	Not determinable at this time. The actual amount to be paid to CPA®:18 Holdings is not limited.
• investments other than those described below — up to 10% of available cash; and
• investments in readily marketable real estate securities purchased on the secondary market — none.

Available cash means the cash generated by operating partnership operations and investments excluding cash from sales of properties and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Distributions of available cash will be paid quarterly.
Distributions of available cash payable to CPA®:18 Holdings for its special general partner profits interest are not subordinate to the 6% preferred return rate.
Independent Directors
	We will pay to each independent director an annual fee of $35,000 and an additional $10,000 to the Chairman of the Audit Committee, plus an annual grant of our Class A Shares having an aggregate value of $15,000 at the time of grant, based on our most recently published estimated NAV of such shares or, during the period before we publish our initial estimated NAV, the public offering price minus discounts and commission expense.	It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $210,000.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

Carey Financial	Annual distribution and shareholder servicing fees of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV) for the Class C Shares will be paid to Carey Financial. During this offering, the distribution and shareholder servicing fee will accrue daily and be paid quarterly in arrears. Thereafter, such fee will be paid quarterly in advance. We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee.	If the maximum number of $1.0 billion in shares is sold in the offering, of which $200,000,000 are Class C Shares, the amount payable to Carey Financial on an annual basis is $2.0 million, a portion of which may be re-allowed to the selected dealers. If the minimum number of $2.0 million in shares is sold in the offering, of which $400,000 are Class C Shares, the amount payable to Carey Financial on an annual basis is $4,000, a portion of which may be re-allowed to the selected dealers.

If $1 billion in shares (consisting of $800 million in Class A Shares, at $10.00 per share, and $200 million in Class C Shares, at $9.35 per share) is sold in the offering, then the maximum amount of distribution and shareholder servicing fees payable to Carey Financial is estimated to be $12 million, before the 10% underwriting compensation limit is reached.

The distribution and shareholder servicing fee is payable with respect to all Class C Shares purchased in our primary offering. We will not pay the distribution and shareholder servicing fee with respect to Class A Shares or Class C Shares issued under our distribution reinvestment plan. Our dealer manager may, in its discretion, re-allow to participating broker-dealers up to 100% of the distribution and shareholder servicing fee for services that such broker-dealers perform in connection with the distribution of the shares of our Class C Shares.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
Dispositions/Liquidation Stage
All disposition fees payable upon sales of assets, other than interests in real property, are subject to the 2%/25% guideline.
Carey Asset Management
	Disposition Fees Upon Sales of Assets. If Carey Asset Management (or W. P. Carey & Co. B.V., in the case of international assets) provides a substantial amount of services in the sale of an investment, we will pay disposition fees in an amount depending on the type of assets, as described below:	Not determinable at this time.
• investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property; and
• readily marketable real estate securities — none.

The total real estate commissions and the disposition fees we pay shall not exceed an amount equal to the lesser of: (i) 6% of the contract sales price of an investment or (ii) the commission paid in a competitive market for the purchase or sale of an investment that is reasonable and competitive in light of the size, type, location or other relevant characteristics of the investment.

	If the advisory agreement is terminated, other than for cause, or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements earned prior to termination or non-renewal of the advisory agreement. If our advisory agreement is terminated for cause, we will pay our advisor unpaid expense reimbursements.	Not determinable at this time.
The disposition fees paid to the advisor are not subordinate to the 6% preferred return rate.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

CPA®:18 Holdings	Distribution Upon Listing. If we ever list our common stock on a national securities exchange, we may pay CPA®:18 Holdings a distribution not to exceed 15% of the balance of the net proceeds remaining after payment to our stockholders, in the aggregate, of an amount equal to 100% of the invested capital (through liquidity or distributions paid by us to our stockholders), plus a six percent cumulative annual return. We have no intent to list our shares at this time.	Not determinable at this time.
CPA®:18 Holdings
	Interest in Disposition Proceeds. CPA®:18 Holdings' special general partner interest will also entitle it to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares), through certain events or distributions, plus the 6% preferred return rate.	The incentive profits interest is dependent on our operations and the amounts received upon the sale or other disposition of the assets and is not determinable at this time.
CPA®:18 Holdings
	If we terminate or do not renew the advisory agreement (including as a result of a merger, sale of substantially all of our assets or a liquidation), if our advisor resigns for good reason, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser.	Not determinable at this time.

        Please see the "Management Compensation" section of this prospectus for a more complete description of compensation.

        Carey Asset Management and W. P. Carey & Co. B.V. may each choose on an annual basis to take its fees in cash or restricted shares of our Class A common stock, or a combination thereof. For 2013, Carey Asset Management and W. P. Carey & Co. B.V. each intend to elect to receive its asset management fees in restricted stock. The number of shares of restricted Class A common stock is determined by dividing the dollar amount of fees by our public offering price of $10.00. CPA®:18 Holdings may also choose on an annual basis to reinvest the distributions from its special general partnership interest in our operating partnership in exchange for partnership units at a price equal to the public offering price of our Class A common stock.

Our Status Under the Investment Company Act

        We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, or the 40% test. We monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we are not considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership, we are primarily engaged in non-investment company businesses related to the ownership of real estate.

        We hold our assets and operate our business through our operating partnership. We believe that our operating partnership will continue to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of these subsidiaries' assets must be comprised of qualifying real estate assets and at least 80% of each of their portfolios must be comprised of qualifying real estate assets and real estate-related assets under the Investment Company Act. We rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

        If we fail to continue to comply with the 40% test or if the operating partnership fails to maintain an exception or exemption from the Investment Company Act under Section 3(c)(5)(C) of that act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the Investment Company Act, either of which could have an adverse effect on us and our NAV. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

        See "Risk Factors — Risks Related to Our Operations — Our operations could be restricted if we become subject to the Investment Company Act and your investment return, if any, may be reduced if we are required to register as an investment company under the Investment Company Act."

Description of Shares

  General

        We will not issue stock certificates. A stockholder's investment will be recorded on our books as held by DST Systems, Inc., or DST, our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to DST. Transfer fees will apply in certain circumstances.

  Stockholder Voting Rights and Limitations

        Stockholders will meet each year for the election of directors, who are elected by the affirmative vote of a majority of shares that are present, in person or by proxy, at such meeting at which a quorum is present. Other business matters may be presented at the annual meeting or at special stockholder meetings. You are entitled to one vote for each share you own. All stockholders are bound by the decision of the majority of stockholders who vote on each question voted upon or, in certain instances, by the decision of a majority of all stockholders entitled to vote.

  Limitation on Share Ownership

        Our charter restricts ownership by one person and their affiliates to no more than 9.8% of the value of our issued and outstanding shares and no more than 9.8% in value or number, whichever is more restrictive, of our issued and outstanding common stock. See "Description of Shares — Restriction on Ownership of Shares." These restrictions are designed, among other purposes, to assist us in complying with restrictions imposed on REITs by the Code.

Distribution Reinvestment Plan

        Prior to the commencement of the offering, we will adopt a distribution reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our distribution reinvestment plan, see the section of the prospectus entitled "Description of Shares — Summary of Our Distribution Reinvestment and Stock Purchase Plan."

If you have more questions about this offering or
if you would like additional copies of this prospectus,
you should contact your registered representative or:

Corporate Property Associates 18 — Global Incorporated
W. P. Carey Inc.
50 Rockefeller Plaza
New York, NY 10020
1-800-WP CAREY
cpa18global@wpcarey.com

RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks. The material risks are described below. You should consider carefully these risk factors together with all of the other information included in this prospectus before you decide to purchase our securities.

Risks Related to This Offering

We are newly formed and have no operating history; therefore, there is no assurance that we will be able to achieve our investment objectives.

        We are newly formed and have no operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. Our financial condition and results of operations will depend on many factors, including the availability of opportunities for the acquisition of assets, readily accessible short and long-term financing, conditions in the financial markets, economic conditions generally, and the performance of our advisor. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to stockholders.

This is initially a "blind pool" offering, and therefore you may not have the opportunity to evaluate our investments before you purchase our shares, thus making your investment more speculative.

        Currently, we do not own any properties or other investments, have not obtained any financing and do not conduct any operations. Further, we have yet to identify any investments that we may make. As a result, we are not able to provide you with information to evaluate the economic merit of our investments prior to acquisition and you will be relying entirely on the ability of our advisor to select well-performing investment properties. Additionally, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, borrowers or managers. These factors increase the risk that your investment may not generate the returns that you seek by investing in our shares.

The offering prices for shares being offered in this offering and through our distribution reinvestment plan were arbitrarily determined by our board of directors and may not be indicative of the prices at which the shares would trade if they were listed on an exchange or were actively traded by brokers.

        The offering prices of the shares being offered in this offering and through our distribution reinvestment plan were arbitrarily determined by our board of directors in the exercise of its business judgment. These prices may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a stockholder would receive if we were liquidated or dissolved or of the value of our portfolio at the time you purchase shares.

A delay in investing funds may adversely affect or cause a delay in our ability to deliver expected returns to investors and may adversely affect our performance.

        We have not yet identified the assets to be purchased with the proceeds of this offering and our distribution reinvestment plan; therefore, there could be a substantial delay between the time you invest in our shares and the time substantially all the proceeds are invested by us. We currently expect that, if the entire offering is subscribed for, it may take up to two years after commencement of the offering or one year after the termination of this offering, if later, until our capital is substantially invested. Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short term U.S. government securities, bank certificates of deposit and other short-term liquid investments. The rate of return on those investments, which affects the amount of cash available to make distributions to stockholders, has been extremely low in recent years and most likely will be less than the return obtainable from real property or other investments. Therefore, delays in our ability to invest the proceeds of this offering could adversely affect our ability to pay distributions to our stockholders and adversely affect your total return. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives could be materially adversely affected.

Before we substantially invest the net proceeds of this offering, our distributions are likely to exceed our GAAP earnings and may be paid from offering proceeds, borrowings and other sources, without limitation.

        Over the life of our company, the regular quarterly cash distributions we pay are expected to be principally sourced by our funds from operations. However, before we substantially invest the net proceeds of this offering, we may fund a portion of our cash distributions using net proceeds from this offering. In addition, before we substantially invest the net proceeds of this offering, our distributions may exceed our GAAP earnings. If our properties are not generating sufficient cash flow or our other expenses require it, we may need to sell properties or other assets, incur indebtedness or use offering proceeds if necessary to satisfy the REIT requirement that we distribute at least 90% of our REIT net taxable income, excluding net capital gains, and to avoid the payment of federal income tax. If we fund distributions from financings, then such financings will need to be repaid, and if we fund distributions from offering proceeds, then we will have fewer funds available for the acquisition of properties, which may affect our ability to generate future cash flows from operations and, therefore, reduce your overall return. These risks will be greater for persons who acquire our shares relatively early in this offering, before a significant portion of the offering proceeds have been invested.

        For U.S. federal income tax purposes, portions of the distributions that we make may represent a return of capital to our stockholders if they exceed our earnings and profits.

Stockholders' equity interests may be diluted.

        Our stockholders do not have preemptive rights to any shares of common stock issued by us in the future. Therefore, if we (1) sell shares of common stock in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into our common stock, (3) issue common stock in a private placement to institutional investors, or (4) issue shares of common stock to our directors or to W. P. Carey and its affiliates for payment of fees in lieu of cash, then existing stockholders and investors purchasing shares in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the offer price per share, which may be less than the price paid per share in this offering, and the value of our properties and our other investments, existing stockholders might also experience a dilution in the book value per share of their investment in us.

As a new investor, you will experience substantial dilution in the net tangible book value of your shares equal to the offering costs associated with your shares.

        If you purchase our common stock in this offering, you will incur immediate dilution equal to the costs of the offering associated with your shares. This means that the investors who purchase shares of common stock will pay a price per share that substantially exceeds the per share value of our assets after subtracting our liabilities. The costs of this offering are currently unknown and cannot be precisely estimated at this time. The costs will be substantial. See "Investment Objectives, Procedures and Policies — Information Regarding Dilution."

We may not be able to raise sufficient funds in this offering to make investments that will enable us to achieve our portfolio diversification or other objectives.

        This offering is on a best efforts basis. So long as the minimum amount of $2 million in shares is sold within six months after the date of this prospectus, or if we elect to extend it, to a period no later than one year after the date of this prospectus, these proceeds may be released from escrow to us and used by us for acquisitions, operations and the other purposes described generally in this prospectus. There is no requirement that any shares of common stock above the minimum offering amount be sold, and there is no assurance that any shares of common stock above the minimum offering amount will be sold. We are not required to meet any diversification standards, and our ability to diversify our investments, both geographically and by type of assets purchased, will be limited by the amount of funds at our disposal. The investment of a smaller sum of money will likely result in the acquisition of fewer assets and, accordingly, less diversification of our investment portfolio than the investment of a larger sum in a greater number of assets. The amount we have to invest will depend on the amount to be raised in this offering and through our distribution reinvestment plan and the amount of money we are able to borrow. Lack of diversification will increase the potential adverse effect on us and you of any under-performing investments.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investment.

        Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by a majority of the directors (which must include a majority of the independent directors), without the approval of our stockholders. As a result, the nature of your investment could change without your consent. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives.

Since this is a "best-efforts" offering, there can be no assurance that, at any point during the offering, more shares of common stock will be sold than have already been sold.

        This is a "best-efforts," as opposed to a "firm commitment" offering. This means that the dealer manager is not obligated to purchase any shares of stock, but has only agreed to use its "best efforts" to sell the shares of stock to investors.

        As a general matter, at any point during the offering of our shares of common stock, there can be no assurance that more shares of common stock will be sold than have already been sold. Accordingly, investors purchasing such shares should not assume that the number of shares sold, or gross offering proceeds received, by us will be greater than the number of shares sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount. See "The Offering/Plan of Distribution" and "Estimated Use of Proceeds."

We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements.

        In April 2012, President Obama signed into law the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and therefore are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that normally are applicable to public companies. For so long as we remain an emerging growth company, we will not be required to (1) comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) submit certain executive compensation matters to stockholder advisory votes pursuant to the "say on frequency" and "say on pay" provisions of Section 14A(a) of the Exchange Act (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the "say on golden parachute" provisions of Section 14A(b) of the Exchange Act (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations), (3) disclose more than two years of audited financial statements in a registration statement filed with the SEC, (4) disclose selected financial data pursuant to the rules and regulations of the Securities Act (requiring selected financial data for the past five years or for the life of the issuer, if less than five years) in our periodic reports filed with the SEC for any period prior to the earliest audited period presented in this registration statement, and (5) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. We have not yet made a decision whether to take advantage of any of or all such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our shares of common stock a less attractive investment as a result.

        Additionally, under Section 107 of the JOBS Act, an "emerging growth company" may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. This election is irrevocable.

        We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our annual gross revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates equals or exceeds $700 million after we have been publicly reporting for at least 12 months and have filed at least one annual report on Form 10-K with the SEC.

Risks Related to Our Relationship with Our Advisor

Our success will be dependent on the performance of our advisor, but you should not rely on the past performance of other programs managed by our advisor as an indication of success.

        Our ability to achieve our investment objectives and to pay distributions will be largely dependent upon the performance of our advisor in the selection and acquisition of investments, the determination of any financing arrangements, and the management of our assets. Investors will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of our advisor and the oversight of our board of directors. The past performance of partnerships and CPA® Programs managed by our advisor may not be indicative of our advisor's performance with respect to us. We cannot guarantee that our advisor will be able to successfully manage and achieve liquidity for us to the extent it has done so for prior programs.

We may invest in assets outside our advisor's core expertise and incur losses as a result.

        We are not restricted in the types of investments we may make and we may invest in assets outside our advisor's core expertise of long-term net leased properties. Our advisor may not be as familiar with the potential risks of investments outside net leased properties. If we invest in assets outside our advisor's core expertise, the fact that our advisor does not have the same level of experience in evaluating investments outside its core business could result in such investments performing more poorly than long-term net lease investments, which in turn could adversely affect our revenues, estimated NAVs, and distributions to our stockholders.

W. P. Carey and our dealer manager are parties to a settlement agreement with the SEC and are subject to a federal court injunction as well as a consent order with the Maryland Division of Securities.

        In 2008, W. P. Carey and Carey Financial, the dealer manager for this offering, settled all matters relating to an investigation by the SEC, including matters relating to payments by certain CPA® REITs other than us during 2000-2003 to broker-dealers that distributed their shares, which were alleged by the SEC to be undisclosed underwriting compensation; which W. P. Carey and Carey Financial neither admitted nor denied. In connection with implementing the settlement, a federal court injunction has been entered against W. P. Carey and Carey Financial enjoining them from violating a number of provisions of the federal securities laws. Any further violation of these laws by W. P. Carey or Carey Financial could result in civil remedies, including sanctions, fines and penalties, which may be more severe than if the violation had occurred without the injunction being in place. Additionally, if W. P. Carey or Carey Financial breaches the terms of the injunction, the SEC may petition the court to vacate the settlement and restore the SEC's original action to the active docket for all purposes.

        The settlement is not binding on other regulatory authorities, including the Financial Industry Regulatory Authority, or FINRA, which regulates Carey Financial, state securities regulators, or other regulatory organizations, which may seek to commence proceedings or take action against W. P. Carey or its affiliates on the basis of the settlement or otherwise.

        In 2012, CPA:15, W. P. Carey and Carey Financial (the "Parties") settled all matters relating to an investigation by the state of Maryland regarding the sale of unregistered securities of CPA®:15 in 2002 and 2003. Under the consent order, the Parties agreed, without admitting or denying liability, to cease and desist from any further violations of selling unregistered securities in Maryland. Contemporaneous with the issuance of the consent order, the Parties paid to the Maryland Division of Securities a civil penalty of $10,000.

        Additional regulatory action, litigation or governmental proceedings could adversely affect us by, among other things, distracting W. P. Carey and Carey Financial from their duties to us, resulting in significant monetary damages to W. P. Carey and Carey Financial which could adversely affect their ability to perform services for us, or resulting in injunctions or other restrictions on W. P. Carey's or Carey Financial's ability to act as our advisor and dealer manager, respectively, in the U.S. or in one or more states.

Exercising our right to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement.

        The termination of Carey Asset Management as our advisor, including by non-renewal of the advisory agreement, and replacement with an entity that is not an affiliate of Carey Asset Management or the resignation of our advisor for good reason, all after two years from the start of operations of our operating partnership, would give our operating partnership the right, but not the obligation, to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. This repurchase could be prohibitively expensive, could require the operating partnership to have to sell assets to raise sufficient funds to complete the repurchase and could discourage or deter us from terminating the advisory agreement. Alternatively, if our operating partnership does not exercise its repurchase right and CPA®:18 Holdings' interest is converted into a special limited partnership interest, we might be unable to find another entity that would be willing to act as our advisor while CPA®:18 Holdings owns a significant interest in the operating partnership. If we do find another entity to act as our advisor, we may be subject to higher fees than the fees charged by Carey Asset Management.

The repurchase of CPA®:18 Holdings' special general partner interest in our operating partnership upon the termination of Carey Asset Management as our advisor may discourage a takeover attempt if our advisory agreement would be terminated and Carey Asset Management not replaced by an affiliate of Carey Asset Management as our advisor in connection therewith.

        In the event of a merger in which our advisory agreement is terminated and Carey Asset Management is not replaced by an affiliate of Carey Asset Management as our advisor, the operating partnership must either repurchase all or a portion of CPA®:18 Holdings' special general partner interest in our operating partnership or obtain the consent of CPA®:18 Holdings to the merger. This obligation may deter a transaction that could result in a merger in which we are not the surviving entity. This deterrence may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire us through a merger.

The termination or replacement of our advisor could trigger a default or repayment event under our financing arrangements for some of our assets.

        Lenders for certain of our assets may request change of control provisions in the loan documentation that would make the termination or replacement of W. P. Carey or its affiliates as our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. If an event of default or repayment event occurs with respect to any of our assets, our revenues and distributions to our stockholders may be adversely affected.

Payment of fees to our advisor, and distributions to our special general partner, will reduce cash available for investment and distribution.

        Our advisor will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. Unless our advisor elects to receive our common stock in lieu of cash compensation, we will pay our advisor substantial cash fees for these services. In addition, our special general partner is entitled to certain distributions from our operating partnership. The payment of these fees and distributions will reduce the amount of cash available for investments or distribution to our stockholders.

Our advisor and its affiliates may be subject to conflicts of interest.

        Our advisor manages our business and selects our investments. Our advisor and its affiliates have potential conflicts of interest in their dealings with us. Circumstances under which a conflict could arise between us and our advisor and its affiliates include:

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  the receipt of compensation by our advisor for acquisitions of investments, leases, sales and financing for us, which may cause our advisor to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

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  agreements between us and our advisor, including agreements regarding compensation, will not be negotiated on an arm's-length basis as would occur if the agreements were with unaffiliated third parties;

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  acquisitions of single assets or portfolios of assets from affiliates, including the other operating CPA® REITs, subject to our investment policies and procedures, which may take the form of a direct purchase of assets, a merger or another type of transaction;

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  competition with W. P. Carey and entities managed by it for investment acquisitions. All such conflicts of interest will be resolved by our advisor. Although our advisor is required to use its best efforts to present a continuing and suitable investment program to us, decisions as to the allocation of investment opportunities present conflicts of interest, which may not be resolved in the manner that is most favorable to our interests;

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  a decision by our advisor (on our behalf) of whether to hold or sell an asset. This decision could impact the timing and amount of fees payable to our advisor as well as allocations and distributions payable to CPA®:18 Holdings pursuant to its special general partner interests. On the one hand, our advisor receives asset management fees and may decide not to sell an asset. On the other hand, CPA®:18 Holdings will be entitled to certain profit allocations and cash distributions based upon sales of assets as a result of its operating partnership profits interest;

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  business combination transactions, including mergers, with W. P. Carey or another CPA® REIT;

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  decisions regarding liquidity events, which may entitle our advisor and its affiliates to receive additional fees and distributions in respect of the liquidations;

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  a recommendation by our advisor that we declare distributions at a particular rate because our advisor and CPA®:18 Holdings may begin collecting subordinated fees once the applicable preferred return rate has been met;

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  disposition fees based on the sale price of assets and interests in disposition proceeds based on net cash proceeds from sale, exchange or other disposition of assets may cause a conflict between the advisor's desire to sell an asset and our plans to hold or sell the asset. See "Conflicts of Interest — Our advisor may be subject to conflicts of interest"; and

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  the termination of the advisory agreement and other agreements with our advisor and its affiliates.

We delegate our management functions to our advisor.

        We delegate our management functions to our advisor, for which it earns fees pursuant to an advisory agreement. Although at least a majority of our board of directors must be independent, because the advisor earns fees from us and has an ownership interest in us, we have limited independence from the advisor.

We face competition from affiliates of our advisor in the purchase, sale, lease and operation of properties.

        W. P. Carey and its affiliates specialize in providing lease financing services to corporations and in sponsoring funds, such as the CPA® REITs and to a lesser extent CWI, that invest in real estate. In addition, on September 28, 2012, W. P. Carey announced the completion of its conversion to a real estate investment trust ("REIT conversion") and the Merger with CPA®:15. W. P. Carey and the other operating CPA® REITs have investment policies and return objectives that are similar to ours and they and CWI will be seeking opportunities to invest capital. Therefore, W. P. Carey and its affiliates, the other operating CPA® REITs and future entities advised by W. P. Carey may compete with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. We do not have a non-competition agreement with W. P. Carey or the other operating CPA® REITs and there are no restrictions on W. P. Carey's ability to sponsor or manage funds or other investment vehicles that may compete with us in the future. Some of the entities formed and managed by W. P. Carey may be focused specifically on particular types of investments and receive preference in the allocation of those types of investments. See "Conflicts of Interest — We may enter into transactions with or take loans from our advisor or its affiliates," and "Conflicts of Interest — There may be competition from our advisor and its affiliates for the time and services of officers and directors."

The dealer manager's affiliation with our advisor may cause a conflict of interest and may hinder the performance of its due diligence obligations.

        Carey Financial will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to other dealers, in connection with this offering. As dealer manager, Carey Financial has certain obligations under the federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including our advisor. Carey Financial's affiliation with our advisor may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations. While we make certain representations to Carey Financial on which it may rely, Carey Financial has not requested and will not obtain from counsel an opinion to the effect that the prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the prospectus, in the light of the circumstances under which they were made, not misleading. The absence of an independent due diligence review by Carey Financial may increase the risk and uncertainty you face as a potential investor in our common stock. See also "Conflicts of Interest — The dealer manager's affiliation with W. P. Carey, its parent, may cause conflicts of interest."

Because this offering will not be underwritten, you will not have the benefit of an independent review of us, including our operations, internal controls and properties, or this prospectus, customarily undertaken in underwritten offerings.

        Generally, offerings of securities to the public are underwritten by a third-party "underwriter" within the meaning of the Securities Act. The structure of this offering does not require the use of an underwriter as we will issue shares of common stock directly to investors, and thus you will not have the benefit of an independent review of us or this prospectus. The absence of an independent due diligence review increases the risks and uncertainty you face as a potential investor in our shares of common stock.

Our advisor may hire subadvisors in areas where our advisor is seeking additional expertise. Stockholders will not be able to review these subadvisors, and our advisor may not have sufficient expertise to monitor the subadvisors.

        Our advisor has the right to appoint one or more subadvisors with expertise in our target asset classes to assist our advisor with investment decisions and asset management. We do not have control over which subadvisors our advisor may choose and our advisor may not have the necessary expertise to effectively monitor the subadvisors' investment decisions.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.

        In the future, our board of directors may consider internalizing the functions performed for us by our advisor by, among other methods, acquiring our advisor's assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions will be beneficial to us and our stockholders. There is also no assurance that the key employees of the advisor who perform services for us would elect to work directly for us, instead of remaining with the advisor or another affiliate of W. P. Carey. An acquisition of our advisor could also result in dilution of your interests as a stockholder and could reduce earnings per share and funds from operation per share. Additionally, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions, including without limitation transactions involving the acquisition of advisors or property managers affiliated with entity sponsors, have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. All of these factors could have material adverse effect on our results of operations, financial condition and ability to pay distributions.

We could be adversely affected if our advisor completed an internalization with another CPA® REIT.

        If W. P. Carey were to sell or otherwise transfer its advisory business to another CPA® REIT, we could be adversely affected because the advisor could be incentivized to make decisions regarding investment allocation, asset management, liquidity transactions and other matters that are more favorable to its CPA® REIT owner than to us. If we terminate the advisory agreement and repurchase the special general partner's interest in our operating partnership, which we would have the right to do in such circumstances, the costs to us could be substantial and we may have difficulty finding a replacement advisor that would perform at a level at least as high as that of our advisor.

Risks Related to Our Investments and Operations

We intend to invest primarily in commercial real estate related assets; therefore, our results will be affected by factors that affect the commercial real estate industry, including volatility in economic conditions and fluctuations in interest rates.

        Our operating results will be subject to risks generally incident to the ownership of commercial real estate, including:

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  volatility in general economic conditions;

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  changes in supply of or demand for similar or competing properties in a geographic area;

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  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

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  the illiquidity of real estate investments generally;

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  changes in tax, real estate, environmental and zoning laws; and

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  periods of high interest rates and tight money supply.

        For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our commercial real estate properties.

We may have difficulty selling or re-leasing our properties, and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions.

        Real estate investments generally have less liquidity compared to other financial assets and this lack of liquidity may limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our stockholders.

The recent financial and economic crisis adversely affected our business, and the continued uncertainty in the global economic environment may adversely affect our business in the future.

        We will be impacted by macro-economic environmental factors, the capital markets, and general conditions in the commercial real estate market, both in the U.S. and globally. While we have observed slow improvement in the U.S. economy following the significant distress experienced in 2008 and 2009, there has also been an increase in global economic uncertainty as a result of a variety of factors, including the recent deteriorating economic fundamentals in Europe.

        If the economic situation worsens, we could in the future experience a number of effects on our business, including higher levels of default in the payment of rent by our tenants, bankruptcies and impairments in the value of our future property investments, as well as difficulties in financing transactions and refinancing existing loans as they come due. Any of these conditions may negatively affect our earnings, as well as our cash flow and, consequently, our ability to sustain the payment of distributions at then-current levels.

        Our funds from operations may also be adversely affected by other events, such as increases in the value of the U.S. Dollar relative to other currencies in which we receive rent. Additionally, our ability to make new investments will be affected by the availability of financing as well as our ability to raise new funds.

Deterioration in the credit markets could adversely affect our ability to finance or refinance investments and the ability of our future tenants to meet their obligations, which could affect our ability to meet our financial objectives.

        During the recent economic crisis, loans backed by real estate became increasingly difficult to obtain, and where obtainable, rates increased and terms became more onerous, as compared with prior years. Although we have recently seen a gradual improvement in capital market conditions, any reduction in available financing will affect our ability to achieve our financial objectives. Among other things, we may be unable to finance future acquisitions, which could cause potential acquisitions to fail to meet our investment criteria or, even if we determine that such criteria are met, reduce our returns until such time, if ever, as we are able to obtain financing for such investments. Even where we are able to obtain financing, higher costs of borrowing may negatively affect our profitability and cash flow. In addition, failure to obtain financing, or obtaining financing at reduced leverage ratios, will adversely affect our ability to achieve diversification in our overall portfolio, as the number of different investments we can make with our capital will be reduced.

        In addition, the creditworthiness of our future tenants may be adversely affected if the lack of credit and available financing to fund their business operations returns. Any such effects could adversely impact our future tenants' ability to meet their ongoing lease obligations to us, which could in turn adversely affect our ability to make distributions.

We may recognize substantial impairment charges on our properties.

        We may incur substantial impairment charges, which we are required to recognize whenever we sell a property for less than its carrying value or we determine that the carrying amount of the property is not recoverable and exceeds its fair value (or, for direct financing leases, that the unguaranteed residual value of the underlying property has declined). By their nature, the timing or extent of impairment charges are not predictable. Impairment charges reduce our net income, although they do not necessarily affect our cash flow from operations.

Liability for uninsured losses could adversely affect our financial condition.

        Losses from disaster-type occurrences (such as wars, terrorist activities, floods or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss or a loss in excess of the limits of our insurance occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more investments, which in turn could cause the value of the shares and distributions to our stockholders to be reduced.

A potential change in U.S. accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential domestic tenants, which could reduce overall demand for our leasing services.

        Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. This situation is considered to be met if, among other things, the non-cancellable lease term is more than 75% of the useful life of the asset or if the present value of the minimum lease payments equals 90% or more of the leased property's fair value. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on their balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant's balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant's balance sheet in comparison to direct ownership. In response to concerns caused by a 2005 SEC study that the current model does not have sufficient transparency, the Financial Accounting Standards Board ("FASB") and the International Accounting Standards Board ("IASB") issued an Exposure Draft on a joint proposal that would dramatically transform lease accounting from the existing model. The FASB and IASB met during July 2011 and voted to re-expose the proposed standard. A revised exposure draft for public comment is currently expected to be issued in the fourth quarter of 2012, with a final standard expected to be issued during 2013. As of the date of this prospectus, the proposed guidance has not yet been finalized. Changes to the accounting guidance could affect both our accounting for leases as well as that of our tenants. These changes would impact most companies but are particularly applicable to those that are significant users of real estate. The proposal outlines a completely new model for accounting by lessees, whereby their rights and obligations under all leases, existing and new, would be capitalized and recorded on the balance sheet. For some companies, the new accounting guidance may influence whether or not, or the extent to which, they may enter into the type of sale-leaseback transactions in which we specialize.

Our participation in joint ventures creates additional risk.

        From time to time we may participate in joint ventures and purchase assets jointly with the other operating CPA® REITs and/or W. P. Carey and other entities managed by it and may do so as well with third parties. There are additional risks involved in joint venture transactions. As a co-investor in a joint venture, we may not be in a position to exercise sole decision-making authority relating to the property, joint venture or other entity. In addition, there is the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that our advisor or members of our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

Our operations could be restricted if we become subject to the Investment Company Act and your investment return, if any, may be reduced if we are required to register as an investment company under the Investment Company Act.

        A person will generally be deemed to be an "investment company" for purposes of the Investment Company Act if:

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  it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

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  it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which is referred to as the "40% test."

        We believe that we are engaged primarily in the business of acquiring and owning interests in real estate. We hold ourselves out as a real estate firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are, or following this offering will be, an "orthodox" investment company as defined in section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Further, following this offering, we will have no material assets other than our 99.985% ownership interest in the operating partnership. Excepted from the term "investment securities" for purposes of the 40% test described above, are securities issued by majority-owned subsidiaries, such as our operating partnership, that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

        Our operating partnership relies upon the exemption from registration as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of the operating partnership's assets must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets. Qualifying assets for this purpose include mortgage loans and other assets that the SEC staff in various no-action letters has affirmed can be treated as qualifying assets. We treat as real estate-related assets debt and equity securities of companies primarily engaged in real estate businesses and securities issued by pass through entities of which substantially all the assets consist of qualifying assets and/or real estate-related assets. We rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the operating partnership holding assets we might wish to sell or selling assets we might wish to hold.

We may use derivative financial instruments to hedge against interest rate and currency fluctuations, which could reduce the overall returns on your investment.

        We may use derivative financial instruments to hedge exposures to changes in interest rates and currency rates. These instruments involve risk, such as the risk that counterparties may fail to perform under the terms of the derivative contract or that such arrangements may not be effective in reducing our exposure to interest rate changes. In addition, the possible use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test. See "United States Federal Income Tax Considerations — Gross Income Tests — Hedging Transactions."

International investment risks may adversely affect our operations and our ability to make distributions.

        We may purchase properties and/or assets secured by properties or interests in properties and businesses located outside the U.S. Foreign real estate investments involve certain risks not generally associated with investments in the U.S. These risks include unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures through which we acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. Each of these risks might adversely affect our performance and impair our ability to make distributions to our stockholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with GAAP) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies. Certain of these risks may be greater in emerging markets and less developed countries.

We may invest in new geographic areas that have risks that are greater or less well known to us, and we may incur losses as a result.

        We may purchase properties and assets secured by properties located outside the U.S. and Europe. Our advisor's expertise to date is primarily in the U.S. and Europe and our advisor does not have the same expertise in other international markets. Our advisor may not be as familiar with the potential risks to our investments outside the U.S. and Europe, and we may incur losses as a result.

We will incur debt to finance our operations, which may subject us to an increased risk of loss.

        We will incur debt to finance our operations. The leverage we employ will vary depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our investment portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

        Debt service payments will reduce the net income available for distributions to our stockholders. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Our charter or bylaws do not restrict the form of indebtedness we may incur.

General Real Estate Risks

We are subject, in part, to the risks of real estate ownership, which could reduce the value of our properties.

        Our performance and asset value is, in part, subject to risks incident to the ownership and operation of real estate, including:

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  changes in the general economic climate;

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  changes in local conditions such as an oversupply of space or reduction in demand for real estate;

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  changes in interest rates and the availability of financing; and

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  changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

Potential liability for environmental matters could adversely affect our financial condition.

        We expect to invest in real properties historically used for industrial, manufacturing, and commercial purposes. We therefore may own properties that have known or potential environmental contamination as a result of historical or ongoing operations. Buildings and structures on the properties we purchase may have known or suspected asbestos-containing building materials. We may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the U.S., which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. Leasing properties to tenants that engage in these activities, and owning properties historically and currently used for industrial, manufacturing, and commercial purposes, will cause us to be subject to the risk of liabilities under environmental laws. Some of these laws could impose the following on us:

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  Responsibility and liability for the costs of investigation, removal or remediation of hazardous or toxic substances released on or from our real property, generally without regard to our knowledge of, or responsibility for, the presence of these contaminants.

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  Liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property.

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  Responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials.

        Our costs of investigation, remediation or removal of hazardous or toxic substances, or for third-party claims for damages, may be substantial. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or to borrow using the property as collateral. In addition, environmental liabilities, or costs or operating limitations imposed on a tenant to comply with environmental laws, could affect its ability to make rental payments to us. Also, we may be required, in connection with any future divestitures of property, to provide buyers with indemnification against potential environmental liabilities.

We face competition for the investments we make.

        In raising funds for investment, we face competition from other funds with similar investment objectives that seek to raise funds from investors through publicly registered, non-traded funds, publicly-traded funds and private funds. This competition, as well as any change in the attractiveness to investors of an investment in the types of assets held by us, relative to other types of investments, could adversely affect our ability to raise funds for future investments. We face competition for the acquisition of commercial properties and real estate-related assets from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings. These institutions may accept greater risk or lower returns, allowing them to offer more attractive terms to prospective tenants. In addition, our advisor's evaluation of the acceptability of rates of return on our behalf will be affected by our relative cost of capital. Thus, to the extent our fee structure and cost of fundraising is higher than our competitors, we may be limited in the amount of new acquisitions we are able to make.

Valuations that we obtain may include leases in place on the property being appraised, and if the leases terminate, the value of the property may become significantly lower.

        The valuations that we obtain on our properties may be based on the value of the properties when the properties are leased. If the leases on the properties terminate, the value of the properties may fall significantly below the appraised value.

Risks Related to Our Other Potential Investments

The mortgage loans in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

        The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by the risks particular to real property described above, as well as, among other things:

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location and condition;

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  competition from comparable types of properties;

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  changes in specific industry segments;

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  declines in regional or local real estate values, or rental or occupancy rates; and

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  increases in interest rates, real estate tax rates and other operating expenses.

        In the event of any default under a mortgage loan (or any financing lease or net lease that is recharacterized as a mortgage loan) held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income. In the event of the bankruptcy of a mortgage loan borrower (or any tenant under a financing lease or a net lease that is recharacterized as a mortgage loan), the mortgage loan (or any financing lease or net lease that is recharacterized as a mortgage loan) to that borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan (or any financing lease or net lease that is recharacterized as a mortgage loan) can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

        We may acquire or originate certain loans that do not conform to conventional loan criteria applied by traditional lenders and are not rated or are rated as non-investment grade (for example, for investments rated by Moody's Investors Service, ratings lower than Baa3, and for S&P, BBB- or below). The non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, these loans we may originate or acquire have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to our stockholders. There are no limits on the percentage of unrated or non-investment grade assets we may hold in our portfolio.

Our investments in debt securities are subject to specific risks relating to the particular issuer of securities and to the general risks of investing in subordinated real estate securities.

        Our investments in debt securities involve special risks. REITs generally are required to invest substantially in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in debt are subject to the risks described above with respect to mortgage loans and mortgage-backed securities and similar risks, including:

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  risks of delinquency and foreclosure, and risks of loss in the event thereof;

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  the dependence upon the successful operation of and net income from real property;

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  risks generally incident to interests in real property; and

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  risk that may be presented by the type and use of a particular commercial property.

        Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investment in debt securities are also subject to risks of:

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  limited liquidity in the secondary trading market;

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  substantial market price volatility resulting from changes in prevailing interest rates;

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  subordination to the prior claims of banks and other senior lenders to the issuer;

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  the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

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  the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

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  the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

        The risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

Investments in loans collateralized by non-real estate assets create additional risk and may adversely affect our REIT qualification.

        We may invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. If a default occurs, the value of the collateral may not be sufficient to repay all of the lenders that have an interest in the collateral. Our right in bankruptcy will be different for these loans than typical net lease transactions. To the extent that loans are collateralized by personal property only, or to the extent the value of the real estate collateral is less than the aggregate amount of our loans and equal or higher-priority loans secured by the real estate collateral, that portion of the loan will not be considered a "real estate asset" for purposes of the 75% REIT asset test. Also, income from that portion of such a loan will not qualify under the 75% REIT income test for REIT qualification.

Risks Related to Investments in Securities of Entities Engaged in Real Estate Activities

Investments in securities of REITs, real estate operating companies and companies with significant real estate assets will expose us to many of the same general risks associated with direct real property ownership.

        Investments we may make in other REITs, real estate operating companies and companies with significant real estate assets, directly or indirectly through other real estate funds, will be subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by such REITs, while mortgage REITs may be affected by the quality of any credit extended. Since REIT investments, however, are securities, they also may be exposed to market risk and price volatility due to changes in financial market conditions and changes as discussed below.

The value of the equity securities of companies engaged in real estate activities that we may invest in may be volatile and may decline.

        The value of equity securities of companies engaged in real estate activities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry or economic sector or geographic region or the market as a whole. These fluctuations in value could result in significant gains or losses being reported in our financial statements because we will be required to mark such investments to market periodically.

        The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be adversely affected by changes in real estate values and rental income, property taxes, interest rates, and tax and regulatory requirements. In addition, the value of a REIT's equity securities can depend on the structure and amount of cash flow generated by the REIT. It is possible that our investments in securities may decline in value even though the obligor on the securities is not in default of its obligations to us.

Risks Related to an Investment in Our Shares

The lack of an active public trading market for our shares combined with the limit on the number of our shares a person may own may discourage a takeover and make it difficult for stockholders to sell shares quickly.

        There is no active public trading market for our shares, and we do not expect there ever will be one. Our charter also prohibits the ownership by one person or affiliated group of more than 9.8% in value of our stock or more than 9.8% in value or number, whichever is more restrictive, of our outstanding shares of common stock, unless exempted by our board of directors, to assist us in meeting the REIT qualification rules, among other things. This limit on the number of our shares a person may own may discourage a change of control of us and may inhibit individuals or large investors from desiring to purchase your shares by making a tender offer for your shares through offers financially attractive to you. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. Investor suitability standards imposed by certain states may also make it more difficult to sell your shares to someone in those states. As a result, our shares should be purchased as a long-term investment only.

Your ability to sell shares pursuant to our redemption program is limited, and we may amend, suspend or terminate our redemption plan without prior notice to you.

        You should not rely on our redemption plan as a method to sell shares promptly because our redemption plan includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our redemption plan without giving you advance notice. In particular, the redemption plan provides that we may redeem shares only if we have sufficient funds available for redemption and to the extent the total number of shares for which redemption is requested in any quarter, together with the aggregate number of shares redeemed in the preceding three fiscal quarters, does not exceed five percent of the combined Class A and Class C Shares. See "Description of Shares — Redemption of Shares" for a description of our redemption plan. We may amend, suspend or terminate our redemption plan without prior notice to you. Two other CPA® Programs, Corporate Property Associates 14 Incorporated (CPA®:14) and CPA®:15, suspended their redemption programs in 2009 in part in order to preserve liquidity and capital. CPA®:14 has since completed a liquidity event, while CPA®:15's redemption program remains suspended.

Shares of our common stock are subject to a 9.8% ownership limitation that is intended, among other purposes, to assist us in complying with restrictions imposed on REITs by the Internal Revenue Code.

        Our charter prohibits the ownership by one person or affiliated group of more than 9.8% in value of our stock or more than 9.8% in value or number, whichever is greater, of our common stock, unless exempted by our board of directors, to assist us in meeting the REIT qualification rules, among other things. This limit on the number of our shares a person may own may discourage a change of control of us and may inhibit individuals or large investors from desiring to purchase your shares by making a tender offer for your shares through offers, which could provide you with liquidity or otherwise be financially attractive to you.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

        Our charter requires that any tender offer, including any "mini-tender" offer, must comply with Regulation 14D of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, we will have the right to redeem that person's shares and any shares acquired in such tender offer. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person's noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

Failing to qualify as a REIT would adversely affect our operations and ability to make distributions.

        If we fail to qualify as a REIT in any taxable year, we would be subject to U.S. federal income tax on our net taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements regarding the composition of our assets and the sources of our gross income. Also, we must make distributions to our stockholders aggregating annually at least 90% of our REIT net taxable income, excluding net capital gains. Because we intend to make investments in foreign real property, we are subject to foreign currency gains and losses. Foreign currency gains may or may not be taken into account for purposes of the REIT income requirements. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments. See "United States Federal Income Tax Considerations — Requirements for Qualification — General."

The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification.

        The IRS may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the qualification requirements applicable to REITs. See "United States Federal Income Tax Considerations — Sale-Leaseback Transactions."

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay U.S. federal income tax on their distributed net income.

        The maximum U.S. federal income tax rate for dividends payable by domestic corporations to taxable U.S. stockholders (as such term is defined under "United States Federal Income Tax Considerations" below) is 15% (through 2012 under current law). Dividends payable by REITs, however, are generally not eligible for the reduced rates, except to the extent that they are attributable to dividends paid by a taxable REIT subsidiary or a C corporation, or relate to certain other activities. This is because qualifying REITs receive an entity level tax benefit from not having to pay U.S. federal income tax on their distributed net income. As a result, the more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. In addition, the relative attractiveness of real estate in general may be adversely affected by the reduced U.S. federal income tax rates applicable to corporate dividends, which could negatively affect the value of our properties.

You may have a current tax liability on distributions you elect to reinvest in our common stock, but because you would not receive cash from such reinvested amounts, you may need to use funds from other sources to pay such tax liability.

        If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares of our common stock are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received. See "Description of Shares — Summary of Our Distribution Reinvestment and Stock Purchase Plan — Taxation of Distributions."

Our board of directors may revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

        Our organizational documents permit our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if the board determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our net taxable income and we would no longer be required to distribute most of our net taxable income to our stockholders, which may have adverse consequences on the total return to our stockholders.

Conflicts of interest may arise between holders of our common stock and holders of partnership interests in our operating partnership.

        Our directors and officers have duties to us and to our stockholders under Maryland law in connection with their management of us. At the same time, we as general partner will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and our stockholders.

        Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership's partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

        Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, employees and designees will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents, employees or designees, as the case may be, acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, agents, employees and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. These limitations on liability do not supersede the indemnification provisions of our charter.

        The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Maryland law could restrict change in control, which could have the effect of inhibiting a change in control even if a change in control were in our stockholders' interest.

        Provisions of Maryland law applicable to us prohibit business combinations with:

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  any person who beneficially owns 10% or more of the voting power of our outstanding voting shares, referred to as an interested stockholder;

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  an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, also referred to as an interested stockholder; or

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  an affiliate of an interested stockholder.

        These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting shares and two-thirds of the votes entitled to be cast by holders of our voting shares other than voting shares held by the interested stockholder or by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. In addition, a person is not an interested stockholder if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

        Our board of directors may determine that it is in our best interest to classify or reclassify any unissued stock and establish the preferences, conversion or other rights, voting powers,

restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. However, the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. If our board of directors determines to take any such action, it will do so in accordance with the duties it owes to holders of our common stock.

There are special considerations for pension or profit-sharing trusts, Keoghs or IRAs.

        If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or any other employee benefit plan subject to ERISA or Section 4975 of the Code in us, you should consider:

  •
  whether your investment is consistent with the applicable provisions of ERISA and the Code;

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  whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan; and

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  your need to value the assets of the benefit plan annually.

        We believe that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Code that purchases shares, if the facts and assumptions described in this prospectus arise as expected, and based on our charter and on our related representations. See also "ERISA Considerations." Our view is not binding on the IRS or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Code, and some of the transactions we have entered into with our advisor and its affiliates could be considered "prohibited transactions," which could cause us, our advisor and its affiliates to be subject to liabilities and excise taxes. In addition, Carey Asset Management could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the transfer agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or other similar words. These statements are intended to be covered by the safe harbors created by federal securities laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

        You should carefully review the "Risk Factors" section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

        The following tables present information about how the proceeds raised in this offering will be used. Information is provided assuming (i) the sale of the maximum offering amount, (ii) the sale of 80% of Class A Shares and 20% of Class C Shares in the offering, based on the initial offering price of $10.00 and $9.35 per Class A and Class C share, respectively, and (iii) we incur no leverage. Many of the numbers in the table are estimates because all fees and expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the maximum offering amount. Raising less than the maximum offering amount will alter the amounts of commissions, fees and expenses set forth below. In addition, we currently estimate that, on average, our portfolio will be approximately 50% leveraged. We expect that approximately 88% of the proceeds of the $1 billion offering will be used for investments, while the remaining 12% will be used to pay expenses and fees, including the payment of fees to Carey Financial and the payment of fees and reimbursement of expenses to our advisor.

        The following table presents information regarding the use of proceeds raised in this offering with respect to Class A Shares.

	Maximum Sale of $800,000,000 in Class A Shares in the Offering		Sale of $400,000,000 in Class A Shares in the Offering (Half Offering)		Minimum Sale of $1,600,000 in Class A Shares in the Offering
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Public Offering Proceeds	800,000,000	80.00%	400,000,000	80.00%	1,600,000	80.00%
Less Public Offering Expenses
Selling Commissions	56,000,000	7.00	28,000,000	7.00	112,000	7.00
Dealer Manager Fee	24,000,000	3.00	12,000,000	3.00	48,000	3.00
Other Organization and Offering Expenses(1)	5,781,168	0.72	4,320,000	1.08	712,416	44.53

Total Organization and Offering Expenses(2)	85,781,168	10.72	44,320,000	11.08	872,416	54.53

Amount of Public Offering Proceeds Available for Investment(3)	714,218,832	89.28	355,680,000	88.92	727,584	45.47

Acquisition Fees(4)	17,855,471	2.23	8,892,000	2.22	18,190	1.14
Acquisition Expenses(5)	4,000,000	0.50	2,000,000	0.50	8,000	0.50

Total Proceeds to be Invested	692,363,361	86.55	344,788,000	86.20	701,394	43.84

Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.

(1)
"Other Organization and Offering Expenses" represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the "Other Organization and Offering Expenses" are not determinable at this time. If "Other Organization and Offering Expenses" exceed the maximum expense cap, the excess will be paid by Carey Asset Management with no recourse to us. The maximum expense cap ranges from 1.5% – 4% of the gross offering proceeds, depending on the gross proceeds from shares sold. See "Management Compensation."

(2)
The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee, cannot exceed the limitations prescribed by FINRA and therefore could be up to 10% of total offering proceeds as a result of non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers, including gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities, legal expenses paid to our dealer manager's FINRA counsel and the distribution and shareholder servicing fee. The "Total Organization and Offering Expenses" for both the Class A and Class C Shares, including selling commissions and the dealer manager fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan. In addition, our advisor will be responsible for other organization and offering expenses in excess of the maximum expense cap. The maximum expense cap ranges from 1.5% – 4% of the gross offering proceeds, depending on the gross proceeds of shares sold.

(3)
Cash amounts distributed to stockholders in excess of funds from operations may be funded, without limitation, from offering proceeds, which would reduce the amount of offering proceeds available for investment.

(4)
Acquisition fees include all fees and commissions (including interest thereon) paid by us in connection with the making of investments, including the development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of this offering and our distribution reinvestment plan. The presentation in the table is based on the assumption that we will not borrow any funds to make investments. The presentation in the table also assumes that all investments are triple net lease properties. If we raise the maximum amount of the offering of $1 billion and all of our investments are 50% leveraged, the total acquisition fees payable will be $45,288,677. We currently estimate that, on average, our portfolio will be approximately 50% leveraged. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey. Assuming we do not borrow money to make investments, the subordinated acquisition fees are not expected to exceed $18,115,471 (1.81% of the offering proceeds) in the event the maximum offering of $1 billion is achieved. These fees with respect to any investment are payable in equal amounts over a three year period following the acquisition of an investment, assuming the 5% preferred return rate has been paid to stockholders.

(5)
"Acquisition Expenses" are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses related to selection, acquisition and origination of investments whether or not ultimately acquired or originated. "Acquisition Expenses" do not include acquisition fees.

        The following table presents information regarding the use of proceeds raised in this offering with respect to Class C Shares.

	Maximum Sale of $200,000,000 in Class C Shares in the Offering		Sale of $100,000,000 in Class C Shares in the Offering (Half Offering)		Minimum Sale of $400,000 in Class C Shares in the Offering
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Public Offering Proceeds	200,000,000	20.00%	100,000,000	20.00%	400,000	20.00%
Less Public Offering Expenses
Selling Commissions	3,000,000	1.50	1,500,000	1.50	6,000	1.50
Dealer Manager Fee	4,000,000	2.00	2,000,000	2.00	8,000	2.00
Other Organization and Offering Expenses(1)	1,445,292	0.72	1,080,000	1.08	178,104	44.53

Total Organization and Offering Expenses(2)	8,445,292	4.22	4,580,000	4.58	192,104	48.03

Amount of Public Offering Proceeds Available for Investment(3)	191,554,708	95.78	95,420,000	95.42	207,896	51.97

Acquisition Fees(4)	4,788,868	2.39	2,385,500	2.39	5,197	1.30
Acquisition Expenses(5)	1,000,000	0.50	500,000	0.50	2,000	0.50

Total Proceeds to be Invested	185,765,840	92.88	92,534,500	92.53	200,699	50.17

Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.

(1)
"Other Organization and Offering Expenses" represent all expenses incurred in connection with our qualification and registration of our shares, including registration fees paid to the SEC, FINRA, and state regulatory authorities, issuer legal expenses, advertising, sales literature, fulfillment, escrow agent, transfer agent, and reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice. Amounts of certain of the "Other Organization and Offering Expenses" are not determinable at this time. If "Other Organization and Offering Expenses" exceed the maximum expense cap, the excess will be paid by Carey Asset Management with no recourse to us. The maximum expense cap ranges from 1.5% – 4% of the gross offering proceeds, depending on the gross proceeds from shares sold. See "Management Compensation."

(2)
The total underwriting compensation in connection with this offering, including selling commissions and the dealer manager fee, cannot exceed the limitations prescribed by FINRA and therefore could be up to 10% of total offering proceeds as a result of non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers, including gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities, legal expenses paid to our dealer manager's FINRA counsel and the distribution and shareholder servicing fee. The "Total Organization and Offering Expenses" for both the Class A and Class C Shares, including selling commissions and the dealer manager fee, shall be reasonable and shall in no event exceed an amount equal to 15% of the gross proceeds of this offering and our distribution reinvestment plan. In addition, our advisor will be responsible for other organization and offering expenses in excess of the maximum expense cap. The maximum expense cap ranges from 1.5% – 4% of the gross offering proceeds, depending on the gross proceeds of shares sold.

(3)
Cash amounts distributed to stockholders in excess of cash flow from operating activities may be funded, without limitation, from offering proceeds, which would reduce the amount of offering proceeds available for investment.

(4)
Acquisition fees include all fees and commissions (including interest thereon) paid by us in connection with the making of investments, including the development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of this offering and our distribution reinvestment plan. The presentation in the table is based on the assumption that we will not borrow any funds to make investments. The presentation in the table also assumes that all investments are triple net lease properties. If we raise the maximum amount of the offering of $1 billion and all of our investments are 50% leveraged, the total acquisition fees payable will be $45,288,677. We currently estimate that, on average, our portfolio will be approximately 50% leveraged. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey. Assuming we do not borrow money to make investments, the subordinated acquisition fees are not expected to exceed $18,115,471 (1.81% of the offering proceeds) in the event the maximum offering of $1 billion is achieved. These fees with respect to any investment are payable in equal amounts over a three year period following the acquisition of an investment, assuming the 5% preferred return rate has been paid to stockholders.

(5)
"Acquisition Expenses" are expenses related to our selection and acquisition of investments, whether or not the investments are ultimately acquired or originated. These expenses include but are not limited to travel and communications expenses, the cost of appraisals, title insurance, non-refundable option payments on property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses related to selection, acquisition and origination of investments whether or not ultimately acquired or originated. "Acquisition Expenses" do not include acquisition fees.

        Once CPA®:18 receives the minimum subscription amount and meets the escrow requirements as discussed in the "Suitability Standards" section of this prospectus and thereafter on an ongoing basis, we intend to contribute the net proceeds of this offering and our distribution reinvestment plan to our operating partnership. Our operating partnership will use the net proceeds received from us: (1) to fund acquisitions and investments in accordance with our investment guidelines; (2) for working capital purposes; (3) to fund our ongoing operations and pay our expenses; (4) to fund redemptions of our common stock in accordance with the terms of our redemption plan, and interests in the operating partnership; and/or (5) repay indebtedness incurred under various financing instruments.

        The following table presents information about proceeds raised under our distribution reinvestment plan, assuming we sell all of the shares available under the plan, in one case, and half of the available shares, in the other case. We will pay no selling commissions or dealer manager fees in connection with purchases through our distribution reinvestment plan, and we will not use offering proceeds to pay administrative expenses of the plan. Class C Shares purchased through the distribution reinvestment plan will be subject to the ongoing distribution and shareholder servicing fee. Over the life of our company, we generally expect that the amount of proceeds received under our distribution reinvestment plan will be used to fund requests for redemptions by our stockholders. In the early years of our program, when we expect to receive fewer redemption requests, the proceeds from our distribution reinvestment plan will likely exceed redemption requests. Any such excess proceeds will not be reserved, but will be available for other purposes, which may include funding investments or for working capital. In the later years of our program, redemption requests may exceed the amount of proceeds received under our distribution reinvestment plan, in which event we may use other funds, to the extent available, to fund such redemptions.

	Maximum Sale of $400,000,000 in Shares in the Distribution Plan	Sale of $200,000,000 in Shares in the Distribution Plan
Gross Proceeds	$400,000,000	$200,000,000

MANAGEMENT COMPENSATION

        The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, partnership distributions and other payments that W. P. Carey, Carey Asset Management, Carey Financial and their affiliates will be entitled to receive in connection with (1) our organization and offering stage, (2) our acquisition and operational stage and (3) our liquidation stage. These payments will result from non-arm's-length bargaining. See "Conflicts of Interest." The estimated amounts of fees listed in the following table are based on the assumptions that (a) the sale of 80% of Class A Shares and 20% of Class C Shares in the offering, based on the initial offering price of $10.00 and $9.35 per Class A and Class C share, respectively, (b) all investments are made in income-producing commercial properties and (c) the net proceeds of the offering available for investment are approximately $878.2 million as discussed under "Estimated Use of Proceeds."

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
Organization and Offering Stage
Carey Asset Management
Reimbursement for organization and offering expenses, excluding selling commissions and the dealer manager fee.(1) Our advisor will be responsible for other organization and offering expenses that exceed in the aggregate 4% of the gross proceeds from this offering if the gross proceeds are less than $500 million, 2% of the gross proceeds from this offering if the gross proceeds are $500 million or more but less than $750 million, and 1.5% of the gross proceeds from this offering if the gross proceeds are $750 million or more.
These expenses are estimated to be (i) $7.2 million if the maximum of $1.0 billion in shares are sold in the offering, (ii) $7.2 million if the maximum of $1.4 billion in shares are sold in the offering and pursuant to our distribution reinvestment plan, and (iii) $890,520 if the minimum of $2.0 million in shares are sold in the offering. Amounts that may be reimbursed to broker-dealers and certain other costs are not determinable at this time.
Carey Financial(2)
Selling commissions paid in connection with the offering: Selling commissions will be paid to Carey Financial equal to 7.0% of the price per share of Class A common stock sold and 1.5% of the price per share of Class C common stock sold. Carey Financial will, in turn, re-allow all selling commissions to selected dealers.
The maximum amount payable to Carey Financial is (i) $59.0 million if the maximum of $1.0 billion in shares are sold in the offering and (ii) $118,000 if the minimum of $2.0 million in shares are sold in the offering, all of which will be re-allowed to the selected dealers.
Selling commissions may be waived or reduced for discounts described in "The Offering/Plan of Distribution."

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
Selling commissions paid in connection with purchases pursuant to our distribution reinvestment plan: We will not pay selling commissions related to the purchases of shares through our distribution reinvestment plan.
Carey Financial(2)
Dealer manager fees in connection with the offering: A dealer manager fee will be paid to Carey Financial of up to a maximum of 3.0% of the price per Class A Share sold and 2.0% of the price per Class C Share sold, a portion of which may be re-allowed to selected dealers for shares sold by the selected dealers.

Dealer manager fees in connection with purchases pursuant to our distribution reinvestment plan: We will not pay dealer manager fees in connection with purchases of shares made pursuant to our distribution reinvestment plan.
The amount payable to Carey Financial is (i) $28.0 million if the maximum of $1.0 billion in shares are sold in the offering, and (ii) $56,000 if the minimum of $2.0 million in shares are sold in the offering, a portion of which may be re-allowed to the selected dealers.
Acquisition Stage

Our acquisition fee is divided into two components, an initial up front acquisition fee and a performance based fee that is subordinated to the 5% preferred return rate, as described below. We will also reimburse the advisor for acquisition expenses.
Carey Asset Management	Initial Acquisition Fee:

Total acquisition fees payable to Carey Asset Management by us (which fees may include real estate brokerage fees, mortgage placement fees, lease-up fees and transaction structuring fees), other than subordinated acquisition fees, will range from zero to 2.5% of the aggregate total cost of our investments, depending on the type of investment as described below.
The actual amount to be paid to Carey Asset Management will depend upon the aggregate total cost of the investments we make or acquire, which in turn is dependent upon the gross offering proceeds and the amount of leverage we use to implement our investment strategy, and accordingly is not determinable at this time. If the investments we make or acquire

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

We will also reimburse Carey Asset Management for acquisition expenses.

•

2.5% of the aggregate total cost of an investment (excluding investments described below) (including the related acquisition fees and subordinated acquisition fees); and

•

investments in readily marketable real estate securities purchased on the secondary market — none.

from the proceeds of this offering are, on average, 50% leveraged, the acquisition fees payable to Carey Asset Management are estimated to be approximately (i) $45.3 million if the maximum of $1.0 billion in shares are sold in the offering and (ii) $46,774 if the minimum of $2.0 million in shares are sold in the offering.(4) See "Conflicts of Interest."

The total of all acquisition fees (including interest thereon) payable by sellers, borrowers or us to Carey Asset Management and unaffiliated third parties on all investments (including subordinated acquisition fees), and the total amount of acquisition expenses we pay, must be reasonable and together may not exceed 6% of the aggregate contract purchase price of all investments we purchase and loans we make or acquire. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.(4)(5)
If our advisor retains any subadvisor to assist in making investment decisions and providing asset management, our advisor will pay the subadvisor a portion of the fees that it receives from us.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
Carey Asset Management	Subordinated Acquisition Fee:
Total subordinated acquisition fees payable to Carey Asset Management by us will range from zero to 2% of the total cost of our investments, depending on the type of investment as described below:
The actual amount to be paid to Carey Asset Management will depend upon the aggregate total cost of the investments we make or acquire, which in turn is dependent upon the gross offering proceeds and the amount of leverage we use to implement our investment strategy, and accordingly is not determinable at this time.
• investments other than those described below — 2% of the aggregate total cost of properties; and • investments in readily marketable real estate securities purchased on the secondary market — none.

If the investments we make or acquire from the proceeds of this offering are, on average, 50% leveraged, the acquisition fees payable to Carey Asset Management are estimated to be approximately (i) $36.2 million if the maximum of $1.0 billion in shares are sold in the offering, and (ii) $37,419 if the minimum of $2.0 million in shares are sold in the offering.(4) See "Conflicts of Interest."

This fee, together with accrued interest, is payable in three equal annual installments on the first business day of the fiscal quarter immediately following the fiscal quarter in which an investment is made, and the first business day of the corresponding fiscal quarter in each of the subsequent two fiscal years. The unpaid portion of the subordinated acquisition fee with respect to any investment will bear interest at the rate of 2% per annum from the date of acquisition of the investment until it is paid. The subordinated acquisition fee payable in any year, and accrued interest thereon, will be subordinated to the 5% preferred return rate. In certain limited

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
circumstances, even if the 5% preferred return rate has not been achieved, our independent directors may approve the payment of the subordinated acquisition fee at the time of closing on a particular investment when it is in our economic interest to do so due to local laws governing foreign investments.(5)(6)(7)
Operational Stage
All fees, expenses and distributions on the special general partner interest payable during the operational stage are subject to the 2%/25% Guideline.
Carey Asset Management
	We will reimburse Carey Asset Management for various expenses incurred in connection with its provision of services to us. In addition to reimbursement of third party expenses that will be paid by our advisor (including property-specific costs, professional fees, office expenses, travel expenses and business development expenses), we will reimburse our advisor for the allocated costs (including compensation) of personnel and overhead in providing management of our day-to-day operations, including accounting services, stockholder services, corporate management, and property management and operations, except that we will not reimburse our advisor for the salaries and benefits paid by our advisor and its affiliates to our named executive officers, or for the cost of personnel to the extent such personnel are used in transactions (acquisitions and dispositions) for which our advisor receives a transaction fee. Carey Asset Management must absorb, or reimburse us for, the amount in	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
any twelve month period ending on the last day of any fiscal quarter by which our operating expenses, including asset management fees and distributions paid on the special general partner interest during the operational stage and disposition fees paid on assets, other than interests in real property, exceed the 2%/25% Guideline. Such reimbursement must be made within 60 days after the end of the applicable twelve-month period. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, Carey Asset Management may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the 2%/25% Guideline in the twelve month period ending on the last day of such quarter.(5)(6)(7)
Carey Asset Management
An asset management fee is payable to Carey Asset Management (or W. P. Carey & Co. B.V. in the case of international assets) by us on the market value or equity value of our investments, as described below:
If the maximum number of $1.0 billion in shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are all net-leased properties that are 50% leveraged, the annual asset management fee on these assets would be approximately $8.8 million (assuming that the average market value of the assets as a result of the offering would be approximately $1.8 billion).

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount

•

investments other than those described below — 0.5% of the average market value; and

•

Investments in readily marketable real estate securities purchased on the secondary market — 1.50% of the average equity value.

If the minimum number of $2.0 million in shares is sold in the offering and the investments we make or acquire from the proceeds of this offering are all net leased properties that are 50% leveraged, the annual asset management fee on these assets would be approximately $9,071 (assuming that the average market value of the assets as a result of the offering would be approximately $1.8 million).(4)

Average market value is equal to the aggregate purchase price paid by us for the investment unless a later appraisal by an independent appraiser is obtained, in which case that later appraised value will become the average market value. Average equity value is equal to the equity portion of the aggregate purchase price, provided that, if (A) a later appraisal is obtained for the asset, that later appraised value will be used to determine average equity value, and (B) for investments in securities that we treat as available for sale under GAAP, the fair value of such securities as determined on the last day of each month, or if applicable, on the date the securities are disposed of, will be used to determine average equity value.
As compensation for any advisory services that a subadvisor may provide to our advisor, our advisor will agree to pay a portion of the acquisition fees that it receives from us.
Carey Asset Management	We will not borrow funds from Carey Asset Management and its affiliates unless (A) the transaction is approved by a	The number and amounts of loans, and the amount of interest we may pay, is not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
majority of the independent directors, and a majority of the directors who are not interested in the transaction, as being fair, competitive and commercially reasonable, (B) the interest and other financing charges or fees received by the advisor or its affiliates do not exceed the amount which would not be charged by non-affiliated lending institutions and (C) the terms are not less favorable than those prevailing for comparable arm's-length loans for the same purpose. W. P. Carey will not borrow on a long-term basis from the advisor and its affiliates unless it is to provide the debt portion of a particular investment and we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by the advisor and its affiliates.
CPA®:18 Holdings
	CPA®:18 Holdings has a special general partner profits interest in our operating partnership that will entitle CPA®:18 Holdings to receive up to 10% of distributions of available cash, depending on the type of investment as described below:	Not determinable at this time. The actual amount to be paid to CPA®:18 Holdings is not limited.
• investments other than those described below — up to 10% of available cash; and
• Investments in readily marketable real estate securities purchased on the secondary market — none.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
Available cash means the cash generated by operating partnership operations and investments excluding cash from sales of properties and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Distributions of available cash will be paid quarterly.(8)
Distributions of available cash payable to CPA®:18 Holdings for its special general partner profits interest are not subordinate to the 6% preferred return rate.
Independent Directors
	We will pay to each independent director an annual fee of $35,000 and an additional $10,000 to the Chairman of the Audit Committee, plus an annual grant of our Class A Shares having an aggregate value of $15,000 at the time of grant, based on our most recently published estimated NAV of such shares or, during the period before we publish our initial estimated NAV, the public offering price minus discounts and commission expense.	It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $210,000.
Carey Financial
Annual Distribution and shareholder servicing fees paid in connection with purchases of our Class C Shares: Annual distribution and shareholder servicing fees of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV) for the Class C Shares will be paid to Carey Financial. During this offering, the distribution and shareholder servicing fee will accrue daily and be paid quarterly in arrears. Thereafter, such fee will be paid quarterly in advance.
If the maximum number of $1.0 billion in shares is sold in the offering, of which $200,000,000 are Class C Shares, the amount payable to Carey Financial on an annual basis is $2.0 million, a portion of which may be re-allowed to the selected dealers. If the minimum number of $2.0 million in shares is sold in the offering, of which $400,000 are Class C Shares, the amount payable to Carey Financial on an annual basis is $4,000, a portion of which may be re-allowed to the selected dealers.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
	We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee.	If $1 billion in shares (consisting of $800 million in Class A Shares, at $10.00 per share, and $200 million in Class C Shares, at $9.35 per share) is sold in the offering, then the maximum amount of distribution and shareholder servicing fees payable to Carey Financial is estimated to be $12 million, before the 10% underwriting compensation limit is reached.

The distribution and shareholder servicing fee is payable with respect to all Class C Shares purchased in our primary offering. We will not pay the distribution and shareholder servicing fee with respect to Class A Shares or Class C Shares issued under our distribution reinvestment plan.

Our dealer manager may, in its discretion, re-allow to participating broker-dealers selected dealers up to 100% of the distribution and shareholder servicing fee for services that such broker-dealers perform in connection with the distribution of the shares of our Class C common stock.(3)

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
Dispositions/Liquidation Stage
All disposition fees payable upon sales of assets, other than interests in real property, are subject to the 2%/25% Guideline.
Carey Asset Management
	Disposition Fees Upon Sales of Assets. If Carey Asset Management (or W. P. Carey & Co. B.V. in the case of international assets) provides a substantial amount of services in the sale of an investment, we will pay disposition fees in an amount depending on the type of assets as described below:	Not determinable at this time.
• investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property; and
• readily marketable real estate securities — none.

The total real estate commissions and the disposition fees we pay will not exceed an amount equal to the lesser of: (i) 6% of the contract sales price of an investment or (ii) the commission paid in a competitive market for the purchase or sale of an investment that is reasonable and competitive in light of the size, type, location or other relevant characteristics of the investment.(4)(5)

	If the advisory agreement is terminated, other than for cause, or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements earned prior to termination or non-renewal of the advisory agreement. If our advisory agreement is terminated for cause, we will pay our advisor unpaid expense reimbursements.	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
The disposition fees paid to the advisor are not subordinate to the 6% preferred return rate.
CPA®:18 Holdings
	Distribution Upon Listing. If we ever list our common stock on a national securities exchange, we may pay CPA®:18 Holdings a distribution not to exceed 15% of the balance of the net proceeds remaining after payment to our stockholders, in the aggregate, of an amount equal to 100% of the invested capital (through liquidity or distributions paid by us to our stockholders), plus a six percent cumulative annual return. We have no intent to list our shares at this time.	Not determinable at this time.
CPA®:18 Holdings
	Interest in Disposition Proceeds. CPA®:18 Holdings' special general partner interest will also entitle it to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (which will be equivalent to the initial investment by our stockholders in our shares), through certain liquidity events or distributions, plus the 6% preferred return rate.	The incentive profits interest is dependent on our operations and the amounts received upon the sale or other disposition of the assets and is not determinable at this time.
CPA®:18 Holdings
	If we terminate or do not renew the advisory agreement (including as a result of a merger, sale of substantially all of our assets or a liquidation), or if our advisor resigns for good reason, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation,	Not determinable at this time.

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount
to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser.(6)(7)

(1)
"Organization and offering expenses" represents all expenses incurred in connection with our qualification and registration of our shares including registration fees paid to the SEC, the FINRA and state regulatory authorities, issuer legal and accounting expenses, due diligence costs, advertising, sales literature, fulfillment, escrow agent and transfer agent costs.

(2)
Total underwriting compensation could be up to 10% of total offering proceeds as a result of non-cash compensation items paid to registered representatives of our dealer manager and the selected dealers, including gifts, business entertainment, sales incentives and training and education meetings, as well as non-transaction-based compensation associated with retailing and wholesaling activities, legal expenses paid to our dealer manager's FINRA counsel and the distribution and shareholder servicing fee.

(3)
We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee.

(4)
We currently estimate that we will borrow, on average, approximately 50% of the purchase price of our properties. The actual leverage percentage we experience will affect the amount of acquisition fees earned by Carey Asset Management and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If the maximum offering of $1.0 billion in shares are sold and the investment portfolio is 75% leveraged (the maximum allowable), acquisition fees (not including subordinated acquisition fees) payable to Carey Asset Management as a result of the offering (assuming an aggregate total cost of all investments of approximately $3.6 billion) are estimated to be approximately $90.6 million, subordinated acquisition fees are estimated to be approximately $72.5 million (assuming an aggregate total cost of all investments of approximately $3.6 billion), and the annual asset management fee is estimated to be approximately $17.6 million (assuming an average market value of the assets of approximately $3.5 billion). We do not expect all of our investments to be 75% leveraged.

(5)
Carey Asset Management and W. P. Carey & Co. B. V., as applicable, may choose on an annual basis to take the acquisition fee, subordinated acquisition fee, asset management fee and disposition fee in cash or restricted shares of our Class A common stock, or a combination thereof. For purposes of calculating the value per share of restricted stock given for payment of a fee, the price per share will be the estimated NAV per share as determined by the most recent appraisal performed by an independent appraiser or, if an appraisal has not yet been performed, $10.00 per share.

(6)
If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with Carey Asset Management a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Carey Asset Management. In negotiating a new fee structure, the independent directors shall consider the following factors and any other factors they deem relevant:

  •
  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

  •
  the success of Carey Asset Management in generating opportunities that meet our investment objectives;

  •
  the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

  •
  additional revenues realized by Carey Asset Management and its affiliates through their relationship with us whether we pay them or they are paid by others with whom we do business;

    •
    the quality and extent of service and advice furnished by Carey Asset Management;

    •
    the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

    •
    the quality of our portfolio in relationship to the investments generated by Carey Asset Management for the account of other clients.

  The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Carey Asset Management than the then-current fee structure.

(7)
If the advisory agreement is terminated, other than for cause, or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

(8)
CPA®:18 Holdings may choose on an annual basis to reinvest the distributions from its special general partnership in our operating partnership in exchange for partnership units.

CONFLICTS OF INTEREST

        There are various conflicts of interest in the operation of our business. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest arises and have a fiduciary obligation to act on behalf of the stockholders. Possible conflicts of interest include the following:

        Our advisor may realize substantial compensation.    A transaction involving the purchase, financing, lease or sale of any investment by us, or a liquidity event by us, may result in the realization by our advisor and its affiliate, CPA®:18 Holdings, which owns a special general partnership interest in our operating partnership, of substantial compensation. Our advisor has discretion with respect to most decisions relating to transactions involving individual investments, whereas the approval of our stockholders may be required for certain types of liquidity events. Acquisition fees and subordinated acquisition fees are based upon the purchase price of, or equity investment in, the assets acquired, rather than the quality or suitability of the investments. Asset management fees are based on the estimated value of the investments. Distributions on the special general partnership interest are based on available cash flow, gains from dispositions of our investments and valuations in a liquidity event. While compensation based on the total amount or value of our assets may create an incentive for the advisor to use more leverage to grow our asset base, the maximum total overall leverage the advisor may arrange for us to incur without the need for further approval of our independent directors is the lesser of 75% of the total cost of all our investments, or 300% of our net assets. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The CPA® REITs have averaged approximately 55% leverage as of December 31, 2011. Like some of the other operating CPA® REITs, we expect to hold investments in domestic and international assets. Notwithstanding the leverage cap, a conflict still exists in that fees based on the total amount or value of the investment increase as leverage increases and more assets are purchased using leverage.

        Potential conflicts may also arise in connection with a decision by our advisor (on our behalf) of whether to hold or sell an asset. Disposition fees, CPA®:18 Holdings' right to certain distributions pursuant to its special general partnership profits interest and the advisor's interest in our operating partnership's available cash may create a conflict between the advisor and us regarding the timing and terms of the sale of such assets. Alternatively, because our advisor and its affiliates receive asset management fees, it may have an incentive not to sell a property. Our advisor may also face a conflict in recommending the rate at which we pay distributions because the special general partner will be entitled to distributions in respect of realized gains on the disposition of assets once stockholders have received a return of 100% of their initial investment and the six percent preferred return rate has been met. Finally, our advisor and the special general partner may realize substantial compensation and distributions upon the occurrence of a liquidity event if the preferred stockholder returns have been satisfied, which may create a conflict between the advisor and us regarding the timing and terms of a liquidity event.

        Agreements between our advisor, affiliates of the advisor or entities managed by our advisor and us are not arm's-length agreements.    Agreements and arrangements between our advisor or its affiliates and us will not be the result of arm's-length negotiations. In addition, as a result of the fact that we and our advisor have some common management, our board of directors may encounter conflicts of interest in enforcing our rights against our advisor in the event of a default by, or disagreement with, our advisor, or in invoking powers, rights or options pursuant to any agreement between our advisor and us. Certain provisions of our charter require that compensation to our advisor be reviewed by a majority of the independent directors and that terms of transactions with our advisor be no less favorable to us than terms that could be obtained from unaffiliated entities. In making such determinations, our directors will use their judgment and may, but are not required to, retain the services of advisors, professional service providers or other third parties to assist them. We may enter into transactions, such as real estate joint ventures or investments in real estate funds, with the other operating CPA® REITs, other entities that are managed by our advisor or W. P. Carey. We may also purchase assets from, sell assets to, or enter into mergers or other business combination transactions with W. P. Carey, the other operating CPA® REITs or other related entities. Although all such transactions must be approved on our behalf by our independent directors, and in some cases by our stockholders, conflicts may arise in the event of a disagreement between us, W. P. Carey, another operating CPA® REIT or other entity that is managed by our advisor, or because our independent directors also serve on the boards of the other operating CPA® REITs or other entities, or in enforcing our rights against another operating CPA® REIT under agreements we have with them.

        We delegate our management functions to our advisor and its affiliates.    We delegate our management functions to our advisor, for which it earns fees pursuant to an advisory agreement. Although at least a majority of our board of directors must be independent, because the advisor earns fees from us and has an ownership interest in us, we have limited independence from the advisor. This limited independence may exacerbate the conflicts of interest described in this section by giving our advisor and W. P. Carey substantial control over us while having different economic incentives than our stockholders.

        Most of our officers and certain of our directors have ownership interests in W. P. Carey.    Most of our officers and certain of our directors own shares in W. P. Carey, which is the parent company of Carey Asset Management and Carey Financial. These ownership interests may result in conflicts by creating an incentive for members of our management to make decisions or enter into transactions on our behalf, that may be beneficial to W. P. Carey and not necessarily beneficial to us.

        The following table sets forth as of October 31, 2012 certain information regarding the beneficial ownership interests in W. P. Carey of our directors and officers.

Name	Number of Shares of W. P. Carey Beneficially Owned(1)
Trevor P. Bond	32,876
Mark J. DeCesaris	84,839
Thomas E. Zacharias	266,165

(1)
Includes options exercisable in the next 60 days.

        We may enter into transactions with or take loans from our advisor or its affiliates.    We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by W. P. Carey or its affiliates. See "Investment Objectives, Procedures and Policies." We may borrow funds on a short-term basis from W. P. Carey or its affiliates at any time.

        We may also acquire assets from our affiliates, including the other CPA® REITs, if we believe that doing so is consistent with our investment objectives and we comply with our investment policies and procedures. We may acquire single assets or portfolios of assets. Like us, the CPA® REITs intend to consider alternatives for providing liquidity for their stockholders some years after they have invested substantially all of the net proceeds from their public offerings. We may seek to purchase assets from another operating CPA® REIT that is entering its liquidation phase. These transactions may take the form of a direct purchase of assets, a merger or another type of transaction. We may invest in other vehicles, such as real estate opportunity funds, that are formed, sponsored or managed by W. P. Carey, our advisor or their affiliates. We may also execute a liquidity transaction by entering into a merger or other business combination transaction with W. P. Carey or another operating CPA® REIT.

        Except as provided in our charter, we may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, its subsidiaries or affiliates receive separate fees.

        Our advisor and its affiliates are engaged in or will engage in additional management or investment activities that have and may have in the future overlapping objectives with us, including those relating to W. P. Carey as a result of the completion of the REIT conversion and the Merger, and the other operating CPA® REITs.    In addition, our advisor and its affiliates may establish other investment vehicles that will invest in commercial real estate-related assets. Our advisor may face conflicts of interest in allocating investment, purchase and sale, and financing opportunities among W. P. Carey or its affiliates and other entities that it advises, including the other operating CPA® REITs. These conflicts may be affected by variations in the economic benefits to our advisor and such entities from different allocations of such opportunities. All such conflicts of interest will be resolved by our advisor in its sole discretion. Our advisor will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. However, our advisor's decisions as to the allocation of investment opportunities present conflicts of interest, which may not be resolved in the manner that is favorable to our interests. If our advisor or any of its affiliates is presented with a potential investment in an asset which might be made by W. P. Carey or by more than one investment entity that it advises or manages, the decision as to the suitability of the asset for investment by a particular entity will be made by the chief investment officer of Carey Asset Management based upon a variety of factors which may include:

  •
  cash flow from the asset;

  •
  effect of the acquisition of the asset on the diversification of each entity's portfolio;

  •
  rental payments during any renewal period;

  •
  the amount of equity required to make the investment;

  •
  the policies of each entity relating to leverage;

  •
  the funds of each entity available for investment;

  •
  the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity; and

  •
  whether a particular entity has been formed specifically for the purpose of making particular types of investments (in which case it will generally receive preference in the allocation of those types of investments).

        Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular asset determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. Our directors (including the independent directors) must approve any investment in which we invest jointly with another operating CPA® REIT.

        There may be competition from our advisor and its affiliates for the time and services of our officers and directors.    We depend on our directors and our advisor for our

operations and for the acquisition, operation and disposition of our investments. Carey Asset Management has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See "Management — Advisory Agreement." Our advisor and its affiliates will be performing similar services for the other operating CPA® REITs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of our advisor. Our advisor and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of our stockholders. See "Management." Neither Carey Financial, Carey Asset Management, W. P. Carey & Co. B.V. nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

        Our UPREIT Structure.    Our directors and officers have duties to us and to our stockholders under Maryland law in connection with their management of us. At the same time, we, as general partner, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to us and to our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership's partnership agreement. The partnership agreement of our operating partnership provides that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

        Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, employees and designees will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party actually received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. These limitations on liability do not supercede the indemnification provisions of our charter, which are discussed under "Management Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

        The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties. See "Risk Factors — Risks Related to an Investment in Our Shares — Conflicts of interest may arise between holders of our common stock and holders of partnership interests in our operating partnership."

        The dealer manager's affiliation with W. P. Carey, its parent, may cause conflicts of interest.    Carey Financial, a subsidiary of W. P. Carey, will receive selling commissions and a dealer manager fee for each share sold by it, subject to certain exceptions, and will receive reimbursement for bona fide due diligence expenses. See "The Offering/Plan of Distribution." As dealer manager, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in this offering, including W. P. Carey. The need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

PRIOR PROGRAMS

        The information in this section should not be considered as indicative of how we will perform. This discussion refers to the performance of other real estate programs sponsored by W. P. Carey, most of which have ended. If you purchase our shares, you will not have any ownership interest in any of the other real estate programs described in this section (unless you are also an investor in those real estate programs). The performance data shown below should not be read to imply that we will make investments comparable to those reflected in the data, nor should they be read to imply or indicate that purchasers of our shares will experience distribution rates, liquidation payments, value appreciation or other indicia of shareholder returns comparable to those experienced by investors in the other programs described below. Moreover, the performance criteria shown below, such as cash distribution rates, are only some of the criteria on which a decision to invest in our shares should be based. While our investment objectives are similar to those of the other CPA® Programs described below, our performance is subject to additional and different risks, because, among other reasons, we are making investments under current economic, political, societal and other relevant conditions which are necessarily different than what has existed before or may exist in the future. Therefore, potential investors in our shares are cautioned not to place undue reliance on the performance of other programs when considering whether to invest in our shares.

        In this section, we discuss 16 "CPA® Programs," which refer to nine limited partnerships and seven CPA® REITs organized and sponsored by W. P. Carey. The CPA® Programs primarily invested or continue to invest in commercial properties leased to single tenants on a net lease basis. We expect that, for the foreseeable future, at least a majority of our investments will consist of similar assets. In addition to the CPA® Programs, this section discusses Carey Watermark Investors Incorporated, or CWI, a REIT that is focused on investing in lodging properties and is managed by a joint venture between W.P. Carey and Watermark Capital Partners, LLC.

THE CPA® PROGRAMS

        The CPA® Programs include the nine limited partnerships known as:

  •
  Corporate Property Associates (CPA®:1)

  •
  Corporate Property Associates 2 (CPA®:2)

  •
  Corporate Property Associates 3 (CPA®:3)

  •
  Corporate Property Associates 4 (CPA®:4)

  •
  Corporate Property Associates 5 (CPA®:5)

  •
  Corporate Property Associates 6 (CPA®:6)

  •
  Corporate Property Associates 7 (CPA®:7)

  •
  Corporate Property Associates 8 (CPA®:8)

  •
  Corporate Property Associates 9 (CPA®:9)

        The CPA® Programs also include the seven CPA® REITs listed below (in addition to us):

  •
  Corporate Property Associates 10 Incorporated (CPA®:10)

  •
  Carey Institutional Properties Incorporated (CIP®)

  •
  Corporate Property Associates 12 Incorporated (CPA®:12)

  •
  Corporate Property Associates 14 Incorporated (CPA®:14)

  •
  Corporate Property Associates 15 Incorporated (CPA®:15)

  •
  Corporate Property Associates 16 — Global Incorporated (CPA®:16 — Global)

  •
  Corporate Property Associates 17 — Global Incorporated (CPA®:17 — Global)

INFORMATION ABOUT THE COMPLETED CPA® PROGRAMS

        Of the 16 CPA® Programs, 13 have completed their lifecycles and engaged in liquidity transactions involving a listing or a merger with one or more other CPA® Programs, as described in the footnotes following the table below. The table below provides shareholder return information for each of the completed CPA® Programs. Investors should note that the table shows the performance experienced by a hypothetical investor who invested at the commencement of the particular program and held his or her shares through the completion of a liquidity event. The performance experienced by an investor who did not purchase shares at the commencement of a program may be significantly different from that shown below because the timing of a purchase can significantly impact returns. We cannot guarantee that we will complete liquidity transactions similar to those completed by the other CPA® Programs or within the same timeframes. Nor can we guarantee that our shareholders will experience similar returns to those shown below; however, we believe that the prior performance of the other CPA® Programs throughout their lifecycles and our advisor's performance on behalf of the other CPA® Programs over more than 30 years may distinguish W. P. Carey compared to other sponsors of non-listed REITs that have shorter track records and are factors that investors may consider to be relevant, together with all of the other information in this prospectus and in our future public disclosures, when evaluating a potential investment in us.

COMPLETED CPA® PROGRAMS

		CPA®:1	CPA®:2	CPA®:3	CPA®:4	CPA®:5	CPA®:6	CPA®:7	CPA®:8	CPA®:9	CPA®:10	CIP®	CPA®:12	CPA®:14	CPA®:15
Total Distributions Plus Terminal Value per $10,000 Invested		$23,670	$36,864	$40,806	$31,007	$21,024	$26,382	$21,504	$22,851	$18,393	$20,833	$24,243	$23,689	$21,719	$20,208
Value Received at Termination per $10,000 Invested(1)(2)(3)(4)(5)		$11,314	$12,028	$16,317	$14,184	$7,903	$14,848	$11,914	$14,960	$11,321	$11,230	$13,900	$13,300	$11,500	$12,982
Total Distributions per $10,000 Invested(6)		$12,356	$24,835	$24,489	$16,824	$13,122	$11,534	$9,590	$7,891	$7,072	$9,603	$10,343	$10,389	$10,219	$7,226
Percentage of Original Investment Received(7)		237%	369%	408%	310%	210%	264%	215%	229%	184%	208%	242%	237%	217%	202%
Average Annual Return(8)		7.17%	14.89%	18.81%	13.85%	7.72%	12.47%	10.15%	13.10%	9.59%	8.81%	11.22%	10.91%	8.96%	9.58%
Annualized Yields Based on Calendar Year Distributions(9)	2012														7.04%
	2011													8.38%	7.34%
	2010													8.37%	7.29%
	2009													8.29%	7.15%
	2008													8.19%	6.89%
	2007													8.11%	6.64%
	2006												8.27%	7.79%	6.48%
	2005												8.27%	7.63%	6.37%
	2004											8.58%	8.27%	7.58%	6.29%
	2003											8.54%	8.26%	7.54%	6.21%
	2002										7.18%	8.51%	8.23%	7.49%	6.05%
	2001										7.15%	8.41%	8.20%	7.08%
	2000										7.12%	8.32%	8.17%	6.59%
	1999										7.09%	8.28%	8.14%	6.49%
	1998										7.05%	8.25%	8.10%	6.14%
	1997	7.05%	18.92%	19.86%	11.44%	7.05%	9.71%	8.62%	8.81%	8.50%	7.35%	8.22%	8.07%
	1996	7.02%	18.73%	19.72%	11.38%	7.71%	9.61%	8.52%	8.72%	8.48%	8.30%	8.17%	8.04%
	1995	6.50%	17.90%	18.95%	11.24%	9.78%	9.29%	8.37%	8.53%	8.44%	8.29%	8.09%	7.63%
	1994	6.29%	17.51%	18.69%	11.16%	9.74%	9.23%	6.74%	8.45%	8.40%	8.25%	8.02%	7.04%
	1993	6.23%	17.33%	18.49%	11.11%	9.68%	9.17%	6.12%	8.41%	8.36%	8.20%	7.41%
	1992	6.15%	17.11%	17.95%	11.03%	9.60%	9.08%	6.62%	8.35%	8.30%	8.12%	7.10%
	1991	6.07%	16.82%	16.44%	10.83%	9.52%	8.67%	8.32%	8.27%	8.22%	7.94%
	1990	5.75%	16.57%	15.80%	10.59%	9.44%	8.46%	8.29%	8.19%	8.14%
	1989	5.41%	16.00%	14.60%	10.45%	9.36%	8.33%	8.18%	8.08%	8.09%
	1988	5.32%	15.40%	13.54%	10.35%	9.28%	8.23%	8.10%	8.03%
	1987	5.27%	15.08%	13.00%	10.26%	9.19%	8.14%	8.03%
	1986	5.22%	13.29%	12.25%	10.19%	9.10%	8.06%
	1985	7.45%	9.57%	11.55%	10.11%	8.84%	8.01%
	1984	7.45%	9.17%	11.15%	10.03%	8.48%
	1983	7.45%	9.09%	10.06%	8.92%
	1982	7.45%	8.79%	9.76%
	1981	7.43%	8.03%
	1980	7.33%	8.01%
	1979	7.18%

Past Performance is not a guarantee of future results.

(1)
CPA®:1 through CPA®:9 were merged into Carey Diversified LLC and listed on the New York Stock Exchange in January 1998. Terminal values are based on any final cash distributions plus the average share price for the 30 trading days after the listing, which was $21.51 per share. In June 2000, Carey Diversified LLC acquired the net lease business operations of W. P. Carey & Co., Inc. and was known as W. P. Carey & Co. LLC (NYSE:WPC) until September 2012, when CPA®:15 and W. P. Carey & Co. LLC combined their businesses through a merger and converted into a real estate investment trust now known as W. P. Carey Inc. (NYSE:WPC). W. P. Carey's share price as of August 23, 2012 was $46.93.

(2)
In May 2002, CPA®:10 and CIP® merged, with CIP® being the surviving company. In this transaction CPA®:10 stockholders exchanged their shares for either shares of CIP® or 4% promissory notes. Those who elected promissory notes received interest and $11.23 per share at the end of 2002, as illustrated here. In September 2004, CIP® and CPA®:15 merged with CPA®:15 being the surviving company. In the merger, CIP® stockholders received a special cash distribution of $3.00 per share and, in addition, the choice of either $10.90 in cash or 1.09 shares of CPA®:15.

(3)
In December 2006, CPA®:12 and CPA®:14 merged, with CPA®:14 being the surviving company. In the merger, CPA®:12 stockholders received a special cash distribution of $3.19 per share and, in addition, the choice of $10.30 in cash or 0.8692 shares of CPA®:14.

(4)
In May 2011, CPA®:14 and CPA®:16 — Global merged, with CPA®:16 — Global being the surviving company. In the merger, CPA®:14 stockholders received a special cash distribution of $1.00 per share and, in addition, the choice of $10.50 in cash or 1.1932 shares of CPA®:16 — Global.

(5)
In September 2012, CPA®:15 merged with W. P. Carey. The terminal value is based on the total merger consideration per share of CPA®:15 held of $1.25 in cash and .2326 shares of W. P. Carey stock, which is valued based on the average share price of W. P. Carey for the 30 days after the Merger, which was $50.44 per share.

(6)
Includes special distributions made during the life of a CPA® Program for the following programs (per $10,000 investment): CPA®:2 $7,300, CPA®:3 $5,000, CPA®:4 $1,400, CPA®:5 $540, CPA®:7 $500, CPA®:14 $490.

(7)
Percentage of original investment received = (total distributions + liquidation value) / original investment.

(8)
Average annual return = total return / number of years in the program. Total return = [(total distributions + liquidation value) — original investment] / original investment.

(9)
Total distribution percentages are calculated by dividing the amount distributed during any given year (excluding distributions of cash from property sales) by the total investment in the program assuming investment in first closing. Cash distributions from property sales are deducted from the original investment in calculating subsequent return percentages. When a fund's first or last year was a partial year, the distribution rate for that year is quoted on an annualized basis.

        As demonstrated by the table above, no full term investor has lost money in any completed CPA® Program. We define "full term investor" as any investor who purchased shares during the initial public offering of a completed CPA® Program, including those who participated in the distribution reinvestment plan of such program, and held such shares through the completion of the liquidity event described above. The performance experienced by an investor who did not purchase shares at the commencement of a program may be significantly different from that shown above because the timing of a purchase can significantly impact returns. As described below under "—Adverse Developments," some of the CPA® Programs have experienced adverse business developments, which have included the filing by some tenants for protection from creditors under bankruptcy codes, the vacating of facilities by a tenant prior to or at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties.

        The liquidity events of the 14 completed CPA® Programs occurred within the contemplated timeframes for a liquidity event that were disclosed in the initial offering documents for those programs, except with regard to CPA®:1, CPA®:2 and CPA®:3. The initial offering documents for these partnerships contemplated potential liquidity events prior to the end of 1992, 1995 and 1997, respectively.

        As shown below, each of the liquidity events for the 14 completed CPA® Programs resulted in transaction consideration for the stockholders that have an equal or higher value than the latest estimated NAV per share of the liquidating CPA® Program. The process by which the estimated NAVs was determined was substantially similar to the valuation process that we intend to use in determining our estimated NAV. See "Description of Shares — Periodic Valuations."

COMPLETED CPA® PROGRAMS HISTORICAL NAVS*

	CPA®:1		CPA®:2(5)		CPA®:3(5)		CPA®:4(5)		CPA®:5(5)		CPA®:6		CPA®:7(5)		CPA®:8		CPA®:9		CPA®:10(1)	CIP®(2)	CPA®:12(3)	CPA®:14(4)	CPA®:15(7)
PER SHARE/ UNIT OFFERING PRICE	$500		$500		$500		$500		$500		$1,000		$1,000		$1,000		$1,000		$10	$10	$10	$10	$10
—	—		—		—		—		—		—		—		—		—		—	—	—	—	—
1991	$450		$665		$840		$560		$500		$1,060		$830		$930
—	—		—		—		—		—		—		—		—		—		—	—	—	—	—
—	—				—				—				—				—			—		—	—
1992	$420		$435		$600		$545		$515		$1,000		$800		$990		$930
—	—		—		—		—		—		—		—		—		—		—	—	—	—	—
—	—				—				—				—				—			—		—	—
1993
—
1994	$480		$450		$650		$500		$440		$1,000		$1,000		$1,000		$960		$10.00
—
1995	$490		$550		$620		$500		$370		$1,250		$920		$1,130		$970		$10.00	$11.50
—
1996																			$10.00	$11.90
—
1997	$526		$559		$759		$660		$368		$1,381		$1,108		$1,391		$1,053		$10.50	$12.80
—
1998	$565.70	(6)	$601.40	(6)	$815.85	(6)	$709.20	(6)	$395.15	(6)	$1,484.80	(6)	$1191.40	(6)	$1,496	(6)	$1,132.10	(6)	$10.00	$13.20
—
1999																			$10.00	$13.20	$10.40
—
2000																			$10.20	$13.00	$10.50
—
2001																			$11.23	$13.80	$10.20
—
2002																			CPA®:10 Liquidated June 2002 at $11.23.	$13.50	$10.60	$10.00
—
2003																				$13.55	$11.70	$11.30
—
																					$12.40	$12.10

	CPA®:1	CPA®:2(5)	CPA®:3(5)	CPA®:4(5)	CPA®:5(5)	CPA®:6	CPA®:7(5)	CPA®:8	CPA®:9	CPA®:10(1)	CIP®(2)	CPA®:12(3)	CPA®:14(4)	CPA®:15(7)
2004											CIP® Liquidated September 2004 at $13.90
—
2005												$13.30	$12.40	$10.50
—
—
— 2006 —												CPA®:12 Liquidated December 2006 at $13.49.	$13.20	$11.40
— 2007													$14.50 $14.00 (as of 6/30/08)	$12.20
— —
2008 — —													$13.00	$11.50
2009													$11.80 $11.50 (as of 9/30/10)	$10.70
—
2010 2011													CPA®:14 Liquidated May 2011 at $11.50.	$10.40
2012														CPA®:15 Liquidated September 2012 at $12.98.

FOOTNOTES

*
Unless noted in the table otherwise, all NAVs presented are on a per share basis as of the year ends indicated. When no figure is reported, no appraisal was performed for that year. Independent appraisals to determine the NAVs for CPA®:1-9 began in 1991 and, with the exception of 1993 and 1996, were performed annually through 1997. For CPA®:10 through CPA®:14, appraisals began within three years of each program's final closing date for their public offering.

(1)
CPA®:10 investors received their choice of exchanging for shares of CIP® or notes that were cashed out in 2002. The 2001 figure for CPA®:10 is the 9/30/01 value used in connection with CPA®:10/CIP® exchange.

(2)
CIP® (originally CPA®:11) investors received $3.00 in cash plus $10.90 in their choice of additional cash or shares of CPA®:15.

(3)
CPA®:12 investors received $3.19 in cash plus $10.30 in their choice of additional cash or shares of CPA®:14.

(4)	CPA®:14 investors received $1.00 in cash plus $10.50 in their choice of additional cash or shares of CPA®:16 — Global.
(5)	Figures presented for CPA®:2-5 and CPA®:7 reflect their valuations after they distributed to investors cash from early property sales.
(6)
CPA®:1 through CPA®:9 were merged into Carey Diversified LLC and listed on the New York Stock Exchange in January 1998. Terminal values are based on any final cash distributions plus the average share price for the 30 trading days after the listing, which was $21.51 per share. In June 2000, Carey Diversified LLC acquired the net lease business operations of W. P. Carey & Co., Inc. and is now known as W. P. Carey & Co. LLC (NYSE:WPC) until September 2012, when CPA®:15 and W. P. Carey & Co. LLC combined their businesses through the Merger and W. P. Carey & Co. LLC converted into a real estate investment trust now known as W. P. Carey Inc. (NYSE:WPC).
(7)	CPA®:15 received $1.25 in cash and .2326 shares of W. P. Carey stock, which is valued based on the average share price of W. P. Carey for the 30 days after the Merger, which was $50.44 per share.

        We do not have any current plans to engage in a business combination transaction with another operating CPA® REIT or our advisor and its affiliates; however, such a transaction is not prohibited by our organizational documents and it is possible that our board of directors might determine that a merger or other business combination transaction is advisable in the future. Any merger between us and another operating CPA® REIT or our advisor and its affiliates would require the approval of the holders of at least a majority of our outstanding shares of common stock. If we were the surviving entity of a merger between us and another operating CPA® REIT, the merger would result in our advisor being eligible to collect disposition fees from the other CPA® REIT if the applicable stockholder return conditions for the payment of the fees were satisfied. If we were the acquired company in a merger between us and another operating CPA® REIT, our advisor would be eligible to receive disposition fees and CPA®:18 Holdings would be eligible to receive its 15% profits distributions if the applicable stockholder preferred return conditions were satisfied. These same fees and distributions would be payable if we were to be acquired by an unrelated third party. In connection with the Merger, the advisor agreed to waive its receipt of the disposition fees and incentive distributions that would have otherwise been payable to it.

INFORMATION ABOUT THE CURRENTLY OPERATING CPA® PROGRAMS AND CWI
from January 1, 2002 through December 31, 2011

Distributions

Total Distributions From Operations(1)

        The following table provides information about distributions paid by each of the operating CPA® Programs and CWI since their respective inceptions.

		CPA®:15	CPA®:16 — Global	CPA®:17 — Global	CWI
Total Distributions Per $10,000 Invested(2)		$6,710	$4,934	$2,478	$332
Annualized Yields Based On Calendar Year Distributions(3)	2011	7.34%	6.63%	6.45%	4.00%
	2010	7.29%	6.62%	6.40%
	2009	7.15%	6.62%	6.16%
	2008	6.89%	6.56%	5.53%
	2007	6.64%	6.48%
	2006	6.48%	6.33%
	2005	6.37%	5.36%
	2004	6.29%	4.54%
	2003	6.21%
	2002	6.05%

Past Performance is not a guarantee of future results.

(1)
For information regarding the sources of the total distributions for all periods presented in the table, see the table below titled "Percentage of Total Distributions Covered From Operations."

(2)
CPA®:17 — Global's total distributions exclude a distribution paid in 2008 solely to the advisor as the initial stockholder. Total distributions include those received from operations and from property sales through January 13, 2012 and are exclusive of increases or decrease in property values and equity build-up from paydown of mortgage balances. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.

(3)
Total distribution percentages, represented as annualized yields, are calculated by dividing the amount distributed during any given year (excluding distributions of cash from property sales) by the total original investment in the program assuming investment in first closing. Beginning in January 2008, CPA®:15 total distribution percentages are based on a $9.92 per share investment after adjusting for a $0.08 per share special distribution paid in January 2008. Total distribution percentages are quoted on an annualized basis.

  Estimated NAV's

          The most recently published estimated NAV for CPA®:16 — Global is $9.10 as of December 31, 2011, which reflects a 2.2% increase from its prior valuation at June 30, 2011, but is 9.0% below its initial offering price of $10.00 per share. Neither CPA®:17 — Global nor CWI has determined an estimated NAV as both companies are still raising and investing offering proceeds.

  Liquidity Events

          The offering materials for each of the currently operating CPA® Programs, namely CPA®:16 — Global and CPA®:17 — Global, and CWI disclose anticipated timeframes for their boards to seek liquidity alternatives; however, such timeframe has not yet occurred. In no case did the offering materials establish an absolute deadline for completing a liquidity event.

  INFORMATION ABOUT COMPLETED AND CURRENTLY OPERATING CPA® PROGRAMS AND CWI
  from January 1, 2002 through December 31, 2011

  Fundraising and Investment Activities

          The following is information relating to the CPA® Programs and CWI covers the ten year period beginning January 1, 2002 and ending December 31, 2011:

Total equity raised:	$4,136,802,237
Total investors (at December 31, 2011):	141,067
Total number of Properties Purchased(1):	770
Properties Purchased Outside the United States:	308
Aggregate Purchase Price of Properties(2)(3):	$8,428,630,939
Total Equity Investment in Properties:	$3,837,400,749
Total Mortgage Financing:	$4,624,842,654

(1)
Total number of properties purchased includes properties purchased outside the United States.

(2)
Of all properties acquired by the CPA® Programs and CWI during the ten-year period between January 1, 2002 and December 31, 2011, approximately 33% had newly constructed buildings or buildings being constructed, and approximately 67% had previously constructed buildings (percentages are based on aggregate purchase price).

(3)
The CPA® Programs have made international investments totaling more than $3.6 billion from January 1, 2002 through December 31, 2011. CWI has made no international investments.

Distribution Coverage

        The following chart summarizes information regarding the total distributions paid by the CPA® Programs and CWI and the percentage of these distributions that was covered by the net cash provided by operating activities as calculated in accordance with GAAP for the 10-year period from January 1, 2002 through December 31, 2011.

Percentage of Total Distributions Covered From Operations
(In thousands)

	Total Distributions Paid	Net Cash Provided by (Used In) Operating Activities	% Coverage
2011
CPA®:17 — Global	$102,503	$101,515	99%
CPA®:16 — Global	103,880	156,927	151%
CPA®:15	94,272	163,566	174%
CPA®:14(1)	N/A	N/A	N/A
CWI	606	(1091)	0%
2010
CPA®:17 — Global	$60,937	$67,975	112%
CPA®:16 — Global	82,013	121,340	148%
CPA®:15	91,743	166,940	182%
CPA®:14	69,155	109,288	158%
CWI(2)	0	(61)	0%
2009
CPA®:17 — Global	$27,193	$32,240	119%
CPA®:16 — Global	80,778	119,879	148%
CPA®:15	88,939	160,033	180%
CPA®:14	68,832	87,900	128%
2008
CPA®:17 — Global	$5,196	$4,443	86%
CPA®:16 — Global	79,011	117,435	149%
CPA®:15	98,153	180,789	184%
CPA®:14	68,851	110,697	161%
2007
CPA®:17 — Global(3)	$0	$(17)	0%
CPA®:16 — Global	72,551	120,985	167%
CPA®:15	85,327	162,985	191%
CPA®:14	68,323	89,730	131%
2006
CPA®:16 — Global	$41,227	$52,255	127%
CPA®:15	82,850	144,818	175%
CPA®:14	83,633	102,232	122%
CPA®:12(4)	19,265	27,364	142%
2005
CPA®:16 — Global	$28,939	$40,338	139%
CPA®:15	80,475	124,049	154%
CPA®:14	51,905	70,895	137%
CPA®:12	25,431	44,285	174%
2004
CPA®:16 — Global	$5,918	$7,584	128%
CPA®:15	67,797	90,721	134%
CPA®:14	50,973	70,590	138%
CPA®:12	25,173	27,529	109%
CIP®(5)	12,093	17,306	143%

	Total Distributions Paid	Net Cash Provided by (Used In) Operating Activities	% Coverage
2003
CPA®:16 — Global(6)	$0	$(30)	0%
CPA®:15	40,498	55,536	137%
CPA®:14	50,173	59,410	118%
CPA®:12	24,960	28,979	116%
CIP®	23,891	33,198	139%
2002
CPA®:15	$6,179	$13,333	216%
CPA®:14	48,581	60,569	125%
CPA®:12	24,692	28,575	116%
CIP®	20,877	25,599	123%

Past Performance is not a guarantee of future results.

(1)
On May 2, 2011, CPA®:14 merged into CPA®:16 — Global. As a result of the merger, CPA®:14 did not file financial statements for the first quarter of 2011 or thereafter.

(2)
Represents the period from CWI's commencement of operations through December 31, 2010.

(3)
Represents the period from CPA®:17 — Global's inception, February 20, 2007, through December 31, 2007.

(4)
Represents the period from January 1, 2006, through November 30, 2006. On December 1, 2006, CPA®:12 merged into CPA®:14. As a result of the merger, CPA®:12 did not file financial statements for the fourth quarter of 2006 or thereafter.

(5)
Represents the period from January 1, 2004, through August 30, 2004. On September 1, 2004, CIP® merged into CPA®:15. As a result of the merger, CIP® did not file financial statements for the third quarter of 2004 or thereafter.

(6)
Represents the period from CPA®:16 — Global's inception, June 5, 2003, through December 31, 2003. CPA®:16 — Global paid its first dividend in April 2004.

Acquisitions

        The following table summarizes all property acquisitions by other CPA® REITs and CWI from January 1, 2009 to December 31, 2011. This table reflects information regarding properties acquired and is not indicative of the total portfolios of the entities listed below. Additionally, this table does not include (1) $1,535,030,307 of properties acquired for a total leasable space of 24,302,358 square feet and $575,179,008 of mortgage assumed by CPA®:16 — Global; and (2) $224,234,004 of properties acquired for a total leasable space of 1,831,874 square feet and $158,627,380 of mortgage assumed by CPA®:17 — Global, in each case, from CPA®:14 in connection with the merger between CPA®:14 and CPA®:16 — Global in May 2011. See "Portfolio Diversification of Operating CPA® Programs" for additional information.

Acquisition of properties by
CPA®:14, CPA®:15, CPA®:16 — Global, CPA®:17 — Global and CWI
from January 1, 2009 to December 31, 2011

	CPA®:14	CPA®:15	CPA®:16 — Global	CPA®:17 — Global	CWI
	(Note 1)	(Note 1)	(Note 1)	(Note 1)	(Note 2)
Locations	IA	Germany, the Netherlands	NY, SC, Finland, Germany, Hungary, Malaysia	AL, AZ, CA, CO, FL, GA, HI, IA, IL, IN, KS, KY, LA, MD, ME, MI, MN, MS, MT, NC, NE, NM, NV, NY, OH, OK, OR, SC, TN, TX, VA, WA, WI, Canada, Croatia, Hungary, Italy, Poland, Spain, the Netherlands, United Kingdom	CA, LA
Type of property	(Note 3)	(Note 3)	(Note 3)	(Note 3)	(Note 3)
Gross leasable space (sq.ft.)	40,500	340,128	799,922	23,392,962	N/A
Dates of purchase	4/2009	12/2009-5/2011	3/2009-11/2011	1/2009-12/2011	5/2011-9/2011
Original mortgage financing	$—	$17,351,289	$58,750,499	$1,082,785,929	$—
Cash down payment-equity	2,513,089	20,859,941	65,001,650	1,402,590,864	33,612,464
Contract purchase price plus acquisition fees (Note 4)	2,513,089	38,211,230	123,752,149	2,485,376,793	—
Other cash expenditures expensed	—	—	—	8,267,386	—
Other capitalized expenditures (Note 5)	—	—	—	3,970,687	—

Total cost of property	$2,513,089	$38,211,230	$123,752,149	$2,497,614,866	$33,612,464

(1)
The fund owns interests in one or more joint ventures or tenants-in-common with affiliates that own property. The amounts included in the table above reflect the fund's percentage ownership in joint ventures or tenants-in-common.

(2)
CWI owns interests in two joint ventures with third parties that own properties. Amount represents CWI's initial equity investments in the properties.

(3)
Acquisitions consist of the following types of properties:

CPA®:14 — Industrial facility

CPA®:15 — Retail facilities

CPA®:16 — Global — Distribution, industrial, office, retail and warehouse facilities

CPA®:17 — Global — Office, industrial, distribution, retail, hospitality, self-storage and warehouse facilities

CWI — Hospitality

(4)
Consists of initial purchase price, including closing costs such as the cost of appraisals, attorney's and accountants' fees, costs of title reports, transfer and recording taxes, title insurance and financing costs, and excludes improvements subsequent to acquisition. For properties under construction, this column consists of amounts funded to date. Amounts are based on currency conversion rates in effect on date funded, where applicable.

(5)
Consists of capitalized interest and construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as an increase to the basis in the properties.

Adverse Developments

        Some of the CPA® Programs experienced adverse business developments which have included the filing by some tenants for protection from creditors under bankruptcy codes the vacating of facilities by a tenant prior to or at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. Through December 31, 2011, a total of 80 tenants of properties held by completed and ongoing CPA® Programs had filed for bankruptcy or liquidated affecting 184 properties, substantially all of the affected properties were subsequently re-leased or sold. From 1978 through 2011, the CPA® Programs had an average of three tenant defaults or liquidations per year (with three in 2010 and two in 2011). These developments caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA® Programs for certain periods of time. Most CPA® Programs in which these developments occurred were able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of cash reserves for distribution payments. While no CPA® Program has missed a quarterly distribution payment, four CPA® Programs, CPA®:1, CPA®:5, CPA®:7 and CPA®:10, reduced the rate of distributions to their partners or stockholders as a result of adverse developments. The adverse developments that were primarily responsible for causing these reductions in the rate of distributions were: in the case of CPA®:1, the bankruptcy filing by Storage Technology; in the case of CPA®:5, the sale of two properties; in the case of CPA®:7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P.; and in the case of CPA®:10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA®:1, CPA®:5, CPA®:7 and CPA®:10 were followed by increases in the distribution rates. In addition, CPA® Programs have taken, and may in the future take, other actions to preserve liquidity. CPA® :14 and CPA®:15 each suspended their redemption programs in 2009 in order to preserve capital during the financial crisis.

Correlation of CPA® Programs with
Inflation and Other Investment Strategies

        W. P. Carey's experience managing the prior CPA® Programs has shown that indirect investments in real estate through programs such as the CPA® Programs can help diversify a portfolio and reduce overall portfolio risk.

Diversification With Real Estate May Reduce Risk And /Or Increase
Return (1990 — 2011)

60% Stocks, 30% Bonds & 10% T-Bills		55% Stock, 25% Bonds, 10% T-Bills & 10% CPA® Programs

Return	-9.09%	Return	-9.12%

Risk	-10.17%	Risk	-9.38%

Diversification of Market Risk
Correlation Matrix (1990-2011)

	S&P 500	20-Year U.S. Gov't Bond Index	CPA® Programs	FTSE NAREIT Equity Index	U.S. Inflation
CPA® Programs	0.13	-0.13	1.00	0.02	0.04
FTSE NAREIT Equity Index (Traded REITs)	0.61	-0.16	0.02	1.00	0.11

        Historically, as the table above indicates, over a twenty-two-year period (1990-2011), relative to NAREIT Equity (Traded REITs), CPA® Programs have had less significant correlation with broader equity markets and U.S. inflation and negative correlation with bonds.

        The above figures do not include years prior to 1990 because annual appraisals were not performed prior to 1990. For informational purposes only. Past performance is no guarantee of future results. The following are used in the exhibits above: Stocks — Standard & Poor's 500®, a capitalization-weighted index of 500 stocks; Bonds — 20-year U.S. Government Bond Index;

T-Bills — U.S. 30-Day T-Bill; CPA® Programs — CPA®:1-15, CPA®:16 — Global and CPA®:17 — Global; FTSE NAREIT Equity Index — all REITs traded on the New York Stock Exchange, the NASDAQ National Market System and the American Stock Exchange; U.S. Inflation — Consumer Price Index (CPI). As presented here, CPA® Programs' returns are total returns calculated on a quarterly basis, net of fees. The returns include cash distributions, special or liquidating distributions issued as a result of property sales or liquidation of the CPA® Program, distribution reinvestment and capital appreciation based changes in estimated NAV. During a CPA® Program's operational stage, capital appreciation is determined by annual changes to a CPA® Program's estimated NAV based on independent appraisals of assets. Upon a CPA® Program's ultimate liquidity event, capital appreciation is based on the end value associated with that liquidity event. We define risk as the variability of a given portfolio's return in any given period from the mean return of that portfolio. A portfolio's standard deviation is a measure of that variability and is being used in this case as a measure of that risk. A lower standard deviation indicates less variability in a given portfolio's period returns from its mean return. For example, in the 20% Real Estate portfolio, the annual returns over the 20-year period ranged from -5.91% to 9.16%. CPA® Programs and S&P 500 total returns are calculated by reinvesting distributions on the respective dividend dates. The 20-Year U.S. Government Bond total return is calculated as the quarterly change in the flat price plus the accrued interest. FTSE NAREIT Equity Index total return is calculated by adding the dividend to the index's quarter-end value and dividing by the previous quarter-end value. U.S. Inflation total return is calculated by taking the quarterly change in the price on a market basket of goods. CPA® Programs and FTSE NAREIT Equity Index incorporate any special distributions (return of initial capital) as income for total return calculation purposes. Source: ©2011 Morningstar, Inc. Calculated by W. P. Carey. All rights reserved. Used with permission.

        Additional information regarding the prior performance of the CPA® Programs is set forth in Annex A — Prior Performance Tables beginning on page A-1 of this prospectus.

        Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA®:18 will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the operating CPA® REITs and, at a reasonable fee, the exhibits to the annual reports. These annual reports and exhibits, as well as other reports required to be filed with the SEC, are also available at the SEC's Website at www.sec.gov.

Portfolio Diversification of Operating CPA® Programs

        The following charts show, as of December 31, 2011, the portfolio diversification of each of the operating CPA® REITs (amounts may not add to 100% due to rounding). CWI is 100% invested in lodging assets.

Portfolio Diversification by Tenant Industry
(Based on Annualized Contractual Minimum Base Rent on a Pro Rata Basis at December 31, 2011)

CPA®: 15

CPA®: 16 — Global	CPA®: 17 — Global

Amounts may not add to 100% due to rounding.

Portfolio Diversification by Facility Type
(Based on Annualized Contractual Minimum Base Rent on a Pro Rata Basis at December 31, 2011)

CPA®: 15

CPA®: 16 — Global	CPA®: 17 — Global

Portfolio Diversification by Region
(Based on Annualized Contractual Minimum Base Rent on a Pro Rata Basis at
December 31, 2011)

CPA®: 15

CPA®: 16 — Global	CPA®: 17 — Global

Amounts may not add to 100% due to rounding.

MANAGEMENT

        We operate under the direction of a board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Prior to the initial offering date, our directors will have reviewed and ratified the charter and will have adopted the bylaws. The board of directors is responsible for the management and control of our affairs. Prior to the initial offering date, the board of directors will retain Carey Asset Management to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. In addition, our board of directors has authorized our advisor to appoint one or more subadvisors with expertise in our target asset classes to assist our advisor with investment decisions and asset management. We have no employees. We must have at least three directors and may have no more than fifteen directors.

        A majority of the board of directors must be comprised of independent directors, except for a period of up to 90 days after the death, removal or resignation of an independent director. An independent director is a director who is not and has not for the last two years been associated with the sponsor, the advisor or any of its affiliates. A director is deemed to be associated with the advisor if he or she, directly or indirectly (including through a member of his or her immediate family), owns any interest in, is employed by, has any material business or professional relationship with, or serves as an officer or director of the advisor or any of its affiliates, except as a director or trustee for not more than two other REITs organized by or advised by Carey Asset Management. An independent director may not perform material services for us, except to carry out the responsibilities of a director. Prior to the initial offering date, our board of directors will consist of a majority of independent directors.

        Each director holds office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased by a majority of the existing directors, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

        A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors (in case of election of an independent director, by a majority of the remaining independent directors) and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

        The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on our advisor. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We will pay to each independent director We will pay to each independent director an annual fee of $35,000 and an additional $10,000 to the Chairman of the Audit Committee, plus an annual grant of our Class A Shares having an aggregate value of $15,000 at the time of grant, based on our most recently published estimated NAV of such shares or, during the period before we publish our initial estimated NAV, the public offering price minus discounts and commission expense. In addition, for purposes of the annual grant of CPA®REITs' shares, we will grant shares of our

Class A common stock only (and not shares of our Class C common stock). The independent directors will not receive per meeting fees, except in special circumstances to be determined at the time. Such special circumstances may include service on a special committee of directors in connection with a review of liquidity transactions. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $210,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of our advisor. However, we reimburse our advisor for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See "Management — Advisory Agreement" for a more complete discussion of these reimbursements. The board may change the compensation of directors at any time.

        Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and our advisor to assure that the policies are in the best interest of the stockholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

        The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the fees and expenses incurred are reasonable in light of our investment performance, our net assets, net income, and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as:

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  the amount of the fee paid to our advisor in relation to the size, composition and performance of our investment portfolio;

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  the success of our advisor in generating investment opportunities that meet our investment objectives;

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  rates charged to other REITs and investment entities other than REITs by advisors performing similar services;

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  additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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  the quality and extent of service and advice furnished by our advisor;

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  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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  the quality of our portfolio relative to the investments generated by our advisor for itself or its other clients.

        Additionally, the directors may establish other such committees they deem appropriate (provided the majority of the members of each committee are independent directors).

        The advisor may not vote any shares it now owns or hereafter acquires in any vote for the removal of our directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates and any shares owned by the advisor will not be included in determining the requisite percentage in interest in shares necessary to take action on any such matter. Our board of directors will establish an Audit Committee comprised solely of independent directors.

        A majority of the independent directors must approve the following matters, some of which are described elsewhere in this prospectus:

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  that the minimum capital is contributed prior to the initial public offering and that the sponsor, or any affiliate, may not sell this initial investment while the sponsor remains a sponsor, but may transfer the shares to other affiliates;

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  the performance of the advisor before entering into or renewing an advisory contract as described above;

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  our compliance with the liability and indemnification provisions as described in " — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents";

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  the consideration received in connection with our activities directly or indirectly by W. P. Carey, our directors, the advisor, the dealer manager and any affiliate thereof, including organization and offering expenses, acquisition fees and acquisition expenses, operating expenses, real estate commissions and disposition fees, incentive fees and advisor compensation, and from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income, and the fees and expenses of other comparable unaffiliated REITS. (Each such determination shall be reflected in the minutes of the board of directors);

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  our investment policies with sufficient frequency and at least annually to determine that the policies being followed by us at any time are in the best interests of our stockholders. (Each such determination and the basis therefor shall be set forth in the minutes of the board of directors.);

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  in cases in which a majority of the independent directors so determine, and in all cases in which assets are acquired from the advisor, our directors, W. P. Carey or any affiliates thereof, that fair market value must be determined by an independent expert selected by the independent directors;

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  that our aggregate borrowings, secured and unsecured, are reasonable in relation to our net assets and are reviewed by our board of directors at least quarterly, including the maximum amount of such borrowings in relation to the net assets which shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. (Any excess in borrowing over the 300% level must be approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with justification for such excess.);

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  that there is an annual meeting of the stockholders upon reasonable notice and within a reasonable period (not less than 30 days) following the delivery of our annual report;

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  that the voting rights of the stockholders, including that a majority of stockholders present in person or by proxy at an annual meeting of the stockholders at which a quorum is present, may, without the necessity for concurrence by the directors, vote to elect the directors; and

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  in connection with the distribution reinvestment plan, that at least annually all material information regarding our distributions is provided to the stockholders as well as the effect of reinvesting the distributions, including the tax consequences thereof.

Directors and Executive Officers of CPA®:18

        Our directors, director nominees and executive officers are as follows:

Name	Office
Trevor P. Bond	Chief Executive Officer, President and Director
Independent Director and Chairman
Independent Director
Independent Director
Independent Director
Mark J. DeCesaris	Chief Financial Officer
Thomas E. Zacharias	Chief Operating Officer

        The following is a biographical summary of the experience of our directors, director nominees and executive officers.

        Trevor P. Bond, age 51, has served as our Chief Executive Officer, President and sole Director since September 2012. Mr. Bond also serves as Chief Executive Officer of W. P. Carey, CPA®:16—Global and CPA®:17—Global since September 2010, having served as Interim Chief Executive Officer since July 2010. He has also served as President of W. P. Carey since September 2010 and of CPA®:17 — Global since October 2012. Mr. Bond has been a director of W. P. Carey since April 2007 and of CPA®:16 — Global and CPA®:17 — Global since June 2012. Until his appointment as Interim Chief Executive Officer, Mr. Bond was a member of the Investment Committee of Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey that provides advisory services to the CPA® REITs. Since September 2010, Mr. Bond has also served as Chairman of the Board of Directors of Carey Watermark Investors Incorporated ("CWI"), a publicly owned, non-listed real estate investment trust sponsored by W. P. Carey. He had also served as Chief Executive Officer of CPA®:14 and CPA®:15 from September 2010 to May 2011 and September 2012, respectively, having served as interim Chief Executive Officer of those entities since July 2010. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships, Maidstone Investment Co., LLC, since March 2002. Mr. Bond served in several management capacities for Credit Suisse First Boston ("CSFB") from 1992 to 2002, including: co-founder of CSFB's Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University. Mr. Bond's more than 25 years of real estate experience in several sectors, including finance, development, investment and asset management, across a range of property types, as well as direct experience in Asia led us to conclude that he should serve as a member of our Board.

        Mark J. DeCesaris, age 53, has served as our Chief Financial Officer since September 2012. Mr. DeCesaris has also served as Chief Financial Officer of W. P. Carey, CPA®:16 — Global, and CPA®:17 — Global since July 2010, having previously served as Acting Chief Financial Officer and Chief Administrative Officer for those entities since November 2005 and October 2007, respectively. Mr. DeCesaris also serves as Chief Financial Officer of CWI since March 2008 and Chief Administrative Officer since September 2010. He had also served as Chief Financial Officer of CPA®:14 and CPA®:15 from July 2010 until May 2011 and September 2012, respectively, having previously served as Acting Chief Financial Officer of those entities from November 2005 until July 2010, and as Chief Administrative Officer from November 2005 until May 2011 and September 2012, respectively. On July 17, 2012, Mark J. DeCesaris informed the Board of Directors of W. P. Carey that he intends to resign from his position as Chief Financial Officer of W. P. Carey and each of the CPA® REITs. Mr. DeCesaris plans to remain in those positions until a suitable replacement can be found and has agreed to assist in the recruitment of a new Chief Financial Officer and the transition of his duties. W. P. Carey's Board of Directors has appointed Mr. DeCesaris to serve as a Director of W. P. Carey, effective as of July 17, 2012. Mr. DeCesaris had previously been a consultant to W. P. Carey's finance department since May 2005. Prior to joining W. P. Carey, from 2003 to 2004 Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company, where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. Mr. DeCesaris is a licensed Certified Public Accountant and started his career with Coopers & Lybrand in Philadelphia. Mr. DeCesaris graduated from King's College with a B.S. in Accounting and a B.S. in Information Technology. He currently serves as Vice Chairman of the Board of Trustees of King's College since October 2010 and as a member of the Board of Trustees of the Chilton Memorial Hospital Foundation since March 2010, and he is a member of the American Institute of Certified Public Accountants.

        Thomas E. Zacharias, age 58, has served as our Chief Operating Officer since September 2012. Mr. Zacharias has also served as Chief Operating Officer of W. P. Carey since March 2005 and as head of the Asset Management Department since April 2002. He has also served as Chief Operating Officer of CPA®:16 — Global and CPA®:17 — Global since May 2011 and October 2007, respectively, having previously served as CPA®:16 — Global's President from June 2003 to May 2011. He has also served as Chief Operating Officer of CWI since September 2010. Mr. Zacharias had also served as Chief Operating Officer of CPA®:14 and CPA®:15 from March 2005 until May 2011 and September 2012, respectively. Prior to joining W. P. Carey, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was one of the largest private equity REITs in the United States. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and 2007.

        Some of our future directors and officers may act as directors or officers of W. P. Carey and its affiliates and the other CPA® REITs and may own interests in those entities.

Audit Committee

        Our board of directors will establish an Audit Committee comprised of three directors, all of whom are independent directors as defined in our charter and by reference to the rules, regulations and listing standards of the New York Stock Exchange and the applicable rules of the SEC.

        The Audit Committee will assist the board in overseeing:

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  the integrity of our consolidated financial statements;

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  our compliance with legal and regulatory requirements;

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  the qualifications and independence of our independent registered public accounting firm; and

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  the performance of our independent registered public accounting firm and any internal auditors.

        Our board of directors will adopt a formal written charter for the Audit Committee, which will be included on our website (www.cpa18global.com) in the Corporate Governance section.

Investment Committee

        W. P. Carey manages us through Carey Asset Management and its investment committee. Carey Asset Management specializes in arranging private financing for companies, principally net lease financings of real property. W. P. Carey is the parent company of Carey Asset Management and, therefore, many of our directors and executive officers hold similar positions for W. P. Carey. The investment committee evaluates the terms of property acquisition transactions for us and approves acquisitions for us.

        The members of the investment committee of Carey Asset Management's board of directors are:

Nathaniel S. Coolidge	Chairman
Axel K.A. Hansing	Member
Frank J. Hoenemeyer	Member
Jean Hoysradt Member	Member
Richard C. Marston	Member
Nick J.M. van Ommen	Member
Dr. Karsten von Köller	Member

        Nathaniel S. Coolidge, age 73, currently serves as Chairman of the Investment Committee. He has previously served as Chairman of the Audit Committee and is currently a member of that committee. Mr. Coolidge, former Senior Vice President of John Hancock Mutual Life Insurance Company, retired in 1996 after 23 years of service. From 1986 to 1996, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U.S. naval officer. Mr. Coolidge has been a director of W. P. Carey since December 2002.

        Axel K.A. Hansing, age 70, is a Senior Partner at Coller Capital, Ltd., a global leader in the private equity secondary market, and is responsible for investment activity in parts of Europe, Turkey and South Africa. Prior to joining Coller Capital in 2000, Mr. Hansing was Chief Executive Officer of Hansing Associates, a corporate finance boutique, which he founded in 1994. He was previously Managing Director of Equitable Capital Management (New York and London), head of the International Division of Bayerische Hypotheken und Wechsel-Bank in Munich and New York, and spent four years with Merrill Lynch International Banking in London and Hong Kong. Mr. Hansing attended the Advanced Management Program at Harvard Business School.

        Frank J. Hoenemeyer, age 92, is former Vice Chairman and Chief Investment Officer of the Prudential Insurance Company of America. As Chief Investment Officer, he was responsible for all of Prudential Insurance Company of America's investments including stocks, bonds and real estate.

        Jean Hoysradt, age 61 is the Chief Investment Officer of Mousse Partners Limited, an investment office based in New York. Prior to joining Mousse, she served as Senior Vice President and head of Securities Investment and Treasury at New York Life Insurance Company. Ms. Hoysradt previously held positions of increasing responsibility at AXA (The Equitable Life Assurance Society), Credit Suisse (The First Boston Corporation) and JP Morgan (Manufacturers Hanover Trust Company), where she was involved with a variety of investment management and transaction related areas. A graduate of Duke University, Ms. Hoysradt also holds an MBA from the Columbia University School of Business. She is a member of the Duke University Management Company ("DUMAC") Board of Directors and the DUMAC Audit Committee.

        Dr. Richard C. Marston, age 69, is the James R.F. Guy Professor of Finance and Economics at the Wharton School of the University of Pennsylvania, having joined the faculty of the University in 1972. Dr. Marston has close to four decades of financial and economic industry experience, is a holder of earned degrees from Massachusetts Institute of Technology, Oxford University (Balliol College), and Yale University, and has been awarded numerous honors, fellowships and grants throughout the United States, Europe and Asia. Dr. Marston has been a consultant to government agencies like the U.S. Treasury, Federal Reserve and IMF and to firms such as Citigroup, JP Morgan, and Morgan Stanley. He currently serves as an advisor to Morgan Stanley's Portfolio Advisory Services and is also an advisor to several family offices. Dr. Marston has been a director of W. P. Carey International and of our advisor since June 2009 and a member of the Investment Committee since September 2010.

        Nick J.M. van Ommen, age 66, served as Chief Executive Officer of the European Public Real Estate Association (EPRA) from 2000 to 2008, promoting, developing and representing the European public real estate sector. He has over three decades of financial industry experience, serving in various roles in the banking, venture capital and asset management sectors. Mr. van Ommen currently serves on the supervisory boards of several companies, including Babis Vovos International Construction SA, a listed real estate company in Greece, Intervest Retail and Intervest Offices, listed real estate companies in Belgium, BUWOG/ESG, a residential leasing and development company in Austria, and IMMOFINANZ, a listed real estate company in Austria.

        Dr. Karsten von Köller, age 72, is currently Chairman of Lone Star Germany GmbH, a U.S. private equity firm ("Lone Star"). He also serves as Chairman of the Supervisory Boards of Düsseldorfer Hypothekenbank AG, a subsidiary of Lone Star, and MHB Bank AG and Vice Chairman of the Supervisory Boards of IKB Deutsche Industriebank AG and Corealcredit Bank

AG. Dr. von Köller was Chief Executive Officer of Eurohypo AG until 2003. He was elected to the Board of Directors of W. P. Carey in 2003.

Executive Compensation

        We have no employees to whom we pay salaries. We do not intend to pay any annual compensation to our officers for their services as officers; however, we will reimburse the advisor for the services of its personnel, including those who serve as our officers, pursuant to the advisory agreement.

Policies and Procedures With Respect to Related Party Transactions

        Our bylaws generally provide that all of the transactions that we enter into with our "affiliates," such as our directors, officers, advisor and their respective affiliates, must be, after disclosure of such affiliation, approved or ratified by a majority of our independent directors and a majority of the directors who are not otherwise interested in the transaction. In addition, such directors and independent directors must determine that (1) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis.

Investment Decisions

        Our advisor's investment department, under the oversight of Carey Asset Management's Chief Investment Officer, is primarily responsible for evaluating, negotiating and structuring potential investment opportunities. Before an investment is made, the transaction is reviewed by our advisor's investment committee. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process. Our advisor places special emphasis on having experienced individuals serve on its investment committee. Our advisor generally will not invest in a transaction on our behalf unless it is approved by the investment committee; provided, however, that investments of $10 million or less may be approved by either the Chairman of the investment committee or the Chief Investment Officer. Additional such delegations may be made in the future, at the discretion of the investment committee.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

        Under the Maryland General Corporation Law, a Maryland corporation may limit the liability of directors and officers to the corporation and its stockholders for money damages unless such liability results from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

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  the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        Finally, the Maryland General Corporation Law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Except as prohibited by Maryland law and as set forth below, our organizational documents limit the personal liability of our directors and officers to us and our stockholders for monetary damages and provide that a director or officer or non-director member of the investment committee will be indemnified and advanced expenses in connection with legal proceedings. We also maintain a directors and officers liability insurance policy and we expect to enter into indemnification agreements with each of our directors and executive officers.

        In addition to any indemnification to which our directors and officers are entitled, our organizational documents provide that we will indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the conditions set forth below are met, we have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the advisory agreement.

        However, as required by the applicable guidelines of the North American Securities Administrators Association, Inc., our charter provides that a director, our advisor and any affiliate of our advisor will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

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  such person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

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  such person was acting on our behalf or performing services for us;

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  the liability or loss was not the result of negligence or misconduct by such person if a non-independent director, our advisor or an affiliate of our advisor;

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  the liability or loss was not the result of gross negligence or willful misconduct by such person if an independent director; and

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  such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the stockholders.

        In addition, our charter provides that we may not indemnify a director, our advisor or any affiliate of our advisor for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

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  there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

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  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

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  a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

        Finally, our charter provides that we may not pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor in advance of final disposition of a proceeding unless all of the following are satisfied:

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  the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

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  such person has provided us with written affirmation of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met;

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  the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his, her or its capacity as such, a court of competent jurisdiction approves such advancement; and

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  such person has provided us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

        The general effect to investors of any arrangement under which any controlling person or any of our directors or officers is indemnified or insured against liability is a potential reduction in distributions resulting from such indemnification or our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. As a result, we and our stockholders may be entitled to a more limited right of action than we and our stockholders would otherwise have if these indemnification rights were not included in our charter or the advisory agreement.

        However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

        We have been informed that the SEC and some states' securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Advisory Agreement

        Many of the services performed by the advisor and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the advisor and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by third parties.

        Under the terms of our advisory agreement, the advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives.

When allocating investment opportunities among us, other entities managed by our advisor and its affiliates, and our advisor and its affiliates for their own account, our advisor will follow the investment allocation guidelines as set forth in our advisory agreement and described in "—Investment Allocation Guidelines" below. Our advisor shall be deemed to be in a fiduciary relationship to us and the stockholders. Subject to the authority of our board and at times with the assistance of the special general partner, the advisor:

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  sources, analyzes and makes investments on our behalf, consistent with our investment policies and objectives;

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  provides advice to us, and acts on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of investments;

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  takes the action and obtains the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of investments;

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  assists our board in evaluating potential liquidity transactions for us and takes such actions as may be requested by our board or as may otherwise be necessary or desirable to execute any liquidity transaction approved by our board; and

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  provides day-to-day management of our business activities and performs other administrative services for us as requested by the board.

        The board has authorized the advisor to make investments in assets on our behalf if the investment, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect.

        The term of the advisory agreement with respect to this offering of shares ends on                                        2013. The advisory agreement may be renewed for successive one-year periods, following an evaluation of our advisor's performance by our independent directors as required by our charter and the criteria used in such evaluation shall be reflected in the minutes of such meeting. This review must be conducted annually and the agreement will continue in effect until 60 days after our independent directors shall have notified the advisor of their determination either to renew the agreement for an additional one-year period or terminate it, as required by our charter. The advisory agreement may be amended only by the written agreement of its parties. Pursuant to our charter, all amendments to the advisory agreement must be approved by our independent directors. During our current fiscal year, our advisor has not yet received any compensation, as we have not yet begun our operations.

        Additionally, the advisory agreement may be terminated:

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  immediately by us, at the sole option of a majority of our independent directors, upon the institution of proceedings for voluntary bankruptcy by, or the bankruptcy of, the advisor or for "cause";

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  without cause or penalty by action of our directors, a majority of our independent directors or majority of our stockholders upon 60 days' written notice; or

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  immediately with good reason by the advisor.

        "Good reason" is defined in the advisory agreement to mean either:

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  any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

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  any material breach of the advisory agreement of any nature whatsoever by us; provided that the breach is of a material term or condition of the advisory agreement and we have not cured it within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, we have not taken all necessary action without a reasonable time period to cure the breach.

        "Cause" is defined in the advisory agreement to mean with respect to the termination of the advisory agreement, the occurrence of any of the following: (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the advisor that, in each case, is determined by a majority of our independent directors to be materially adverse to us, or (ii) a breach of a material term or condition of the advisory agreement or the investment allocation guidelines by the advisor which breach has not been cured within 30 days after written notice or, if the breach cannot be cured within 30 days by reasonable effort, the advisor has not taken all necessary action within a reasonable time period to cure the breach.

        If the advisory agreement is terminated without cause upon 60 days notice, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination of the advisory agreement.

        In the event the advisory agreement is terminated or not renewed, or the advisor resigns and an affiliate of the advisor is not the advisor under a replacement advisory agreement, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. In such event, the purchase price will be paid in cash or shares of common stock, at the option of CPA®:18 Holdings. The operating partnership must purchase any such interests within 120 days after it gives CPA®:18 Holdings written notice of its desire to repurchase all or a portion of CPA®:18 Holdings' interests in the operating partnership. If the advisory agreement is terminated or not renewed, we will pay our advisor accrued and unpaid fees and expense reimbursements, including any payment of subordinated fees, earned prior to termination or non-renewal of the advisory agreement.

        The advisor and its affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. See "Conflicts of Interest." However, pursuant to the advisory agreement, the advisor must devote sufficient resources to the administration of us to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that we may assign or transfer the advisory agreement to a successor entity and the advisor may assign the advisory agreement to an entity that is directly or indirectly controlled by W. P. Carey and that has a net worth of at least $5 million. In addition, the advisor may subcontract some of its duties to affiliates without our consent so long as the advisor remains liable for their performance. Our board of directors shall determine that any successor advisor possesses sufficient qualifications to justify the compensation provided for in its contract with us.

        The actual terms and conditions of transactions involving investments in assets shall be determined in the sole discretion of Carey Asset Management, subject at all times to compliance with the foregoing requirements.

        Some types of transactions require the prior approval of the board, including a majority of the independent directors and a majority of directors not interested in the transaction, including the following:

  •
  investments that may not be reasonably expected to fulfill our investment objectives and policies;

  •
  investments made through co-investments or joint venture arrangements with W. P. Carey, the advisor or their affiliates;

  •
  investments which are not contemplated by the terms of a prospectus;

  •
  transactions that present issues which involve potential conflicts of interest for the advisor or its affiliates (other than potential conflicts involving the payment of fees or the reimbursement of expenses and other than allocation of investments made in accordance with the investment allocation guidelines);

  •
  the lease of assets to W. P. Carey, the advisor or its affiliates, or to any director of us;

  •
  any purchase or sale of an investment asset from or to the advisor or any of its affiliates; and

  •
  the retention of any affiliate of the advisor to provide services to us not expressly contemplated by the advisory agreement and the terms of such services by such affiliate.

        We will pay to the advisor compensation for services it provides to us. See "Management Compensation."

        We will pay directly or reimburse the advisor for all of the costs incurred in connection with organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of any registration statement or prospectus (including any amendments thereof or supplements thereto), preparation and printing of organizational documents, solicitation material and related documents for the formation and continued good standing of our company, qualification of the shares for sale under state securities laws, escrow arrangements, reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, including the cost of their counsel, which are supported by a detailed and itemized invoice, filing fees and expenses attributable to selling the shares, including, but not limited to, advertising expenses, expense reimbursement, counsel and accounting fees; provided, however, that the advisor will be responsible for the payment of all other organization and offering expenses in excess of the maximum expense cap. The maximum expense cap ranges from 1.5% – 4% of the gross offering proceeds, depending on the gross proceeds of shares sold. See "Management Compensation." The amounts of certain of the organization and offering expenses are not determinable at this time.

        In addition, we will reimburse the advisor for all of the costs it incurs in connection with certain other services provided to us, including, but not limited to:

  •
  expenses incurred in connection with the investment of our funds;

  •
  interest and other costs for borrowed money, including discounts, points and other similar fees;

  •
  taxes and assessments on income, to the extent advanced or paid by the advisor, or on assets and taxes as an expense of doing business;

  •
  certain insurance costs in connection with our business;

  •
  expenses of managing and operating assets owned by us, whether payable to an affiliate of the advisor or a non-affiliated person;

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  fees and expenses of legal counsel, auditors and accountants;

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  payments to directors for expenses in connection with director and stockholder meetings;

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  expenses relating to the listing of the shares on a securities exchange;

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  expenses in connection with dividend payments;

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  expenses of organizing, revising, amending, converting, modifying, or terminating our company, our operating partnership, or the governing instruments of our company or of our operating partnership;

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  expenses of maintaining communication with our stockholders, including the cost of mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

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  expenses related to investments and other fees relating to making investments, including costs of retaining industry or economic consultants and finder's fees and similar payments, to the extent not paid by the seller of the investment or another third party, regardless of whether such expenses were incurred in transactions where a fee is not payable to the advisor;

  •
  expenses of whatever nature reasonably incurred and directly connected with the proposed acquisition of any investment that does not result in the actual acquisition of the investment, including, without limitation, personnel costs; and

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  all other expenses the advisor incurs in connection with providing services to us including reimbursement to the advisor or its affiliates for the costs of rent, goods, material and personnel incurred by them based upon the compensation of the persons involved and an appropriate share of the overhead allocable to those persons;

provided, however, that any expenses described in the preceding bulleted paragraph that are shared expenses among us, other entities managed by the advisor and its affiliates and the advisor for their own account, will be allocated among such entities based upon the percentage that our total revenues for the most recently completed four fiscal quarters represent of the combined total revenues for such period of us, the advisor and each entity managed by the advisor, or such other methodology as may be approved by the board (including a majority of the independent directors).

        The advisor must absorb, or reimburse us at least annually for, the amount in any twelve month period immediately preceding the end of any fiscal quarter by which our operating expenses, including asset management fees, exceed the 2%/25% Guideline. To the extent that operating expenses payable or reimbursable by us exceed this limit and a majority of independent directors determine that the excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the advisor may be reimbursed in future quarters for the full amount of the excess, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the 2%/25% Guideline in the twelve month period ending on the last day of such quarter. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of our board of directors.

        W. P. Carey or its affiliates will be paid fees in connection with services provided to us by Carey Asset Management. We do not have any agreements requiring W. P. Carey or its affiliates to provide services to us other than our advisory agreement with Carey Asset Management, the asset management agreement with W. P. Carey & Co. B.V. as described below and our operating partnership agreement which provides that CPA®:18 Holdings will assist in certain management functions for no additional consideration. As of the date of this prospectus, we have not yet paid or accrued any fees to our advisor for services relating to the identification, evaluation, negotiation and purchase of properties. If the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by Carey Asset Management, we will pay all accrued and unpaid fees and expense reimbursements and any earned but unpaid subordinated acquisition fees. See "Management Compensation."

        We have entered into an asset management agreement with W. P. Carey & Co. B.V. under which it will provide us with asset management and disposition services in respect of our international assets on substantially the same terms as apply under the advisory agreement to U.S. assets at no additional expense to us.

        Our board of directors has authorized our advisor to retain one or more subadvisors with expertise in our target asset classes to assist our advisor with investment decisions and asset management, including the following:

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  assisting our advisor in selecting the investments that we will acquire;

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  formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the investment, subject to approval of the investment committee (except in limited circumstances);

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  assisting our advisor in negotiating in terms of any borrowing, including lines of credit and any long-term financing; and

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  assisting our advisor in arranging for and negotiating the sale of assets.

        If our advisor retains any subadvisor to assist in making investment decisions and providing asset management, our advisor will pay a portion of the fees and the asset management fees that it receives from us. We will not pay any additional fees to a subadvisor.

Investment Allocation Guidelines

        Under the terms of our advisory agreement, when allocating investment opportunities among us, other entities managed by our advisor, and our advisor and its affiliates for their own account, our advisor will follow the investment allocation guidelines as set forth in our advisory agreement. Pursuant to the guidelines, our advisor has agreed that if it or any of its affiliates is presented with a potential investment which falls within the investment objectives of one or more of our company, W. P. Carey, and each other CPA® REIT and investment program managed by the advisor (who we refer to collectively as the "investment entities"), our advisor will consider the following factors, together with such other factors as it deems relevant in the exercise of its reasonable judgment, when deciding how to allocate such investment among one or more investment entities in a fair and equitable manner:

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  whether an investment entity is still in its fundraising and acquisition stage, or has substantially invested the proceeds from its fundraising stage;

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  the amount of funds available for investment by an investment entity and the length of time that such funds have been available for investment;

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  the effect of the investment on the diversification of an investment entity's portfolio;

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  the effect of the investment on the profile of an investment entity's mortgage maturity profile;

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  the ability of an investment entity to service any debt associated with the investment;

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  the effect of the investment on the ability of the investment entity to comply with any restrictions on investments and indebtedness contained in the investment entity's governing documents and public SEC filings, in any contract or in any law or regulation applicable to the investment entity;

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  whether an investment entity was formed for the purpose of making a particular type of investment;

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  the financial attributes of the investment;

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  the effect of the investment on the investment entity's intention to qualify as a REIT, partnership or other type of entity for tax purposes; and

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  the effect of the investment on an investment entity's intention not to be subject to regulation under the Investment Company Act of 1940, as amended.

        Pursuant to the investment allocation guidelines, the advisor has also agreed to make investment allocation decisions without regard to the relative fees or other compensation that would be paid to the advisor and its affiliates in connection with the applicable investments.

Promoter

        W. P. Carey, the parent company of our advisor, is the promoter of our company because it is our founder and organizer.

        In 2008, W. P. Carey and Carey Financial, a wholly-owned broker-dealer subsidiary of W. P. Carey and the dealer manager for this offering, settled all matters relating to an investigation by the SEC, including matters relating to payments by certain CPA® REITs other than us during 2000-2003 to broker-dealers that distributed their shares, which were alleged by the SEC to be undisclosed underwriting compensation but which W. P. Carey and Carey Financial neither admitted nor denied.

        Under the settlement, W. P. Carey was required to cause payments to be made to the affected CPA® REITs of approximately $20 million and paid a civil monetary penalty of $10 million. Also, in connection with implementing the settlement, a federal court injunction has been entered against W. P. Carey and Carey Financial enjoining them from violating a number of provisions of the federal securities laws. Any further violation of these laws by W. P. Carey or Carey Financial could result in civil remedies, including sanctions, fines and penalties, which may be more severe than if the violation had occurred without the injunction being in place. Additionally, if W. P. Carey or Carey Financial breaches the terms of the injunction, the SEC may petition the court to vacate the settlement and restore the SEC's original action to the active docket for all purposes.

        The settlement is not binding on other regulatory authorities, including FINRA, which regulates Carey Financial, state securities regulators, or other regulatory organizations, which may seek to commence proceedings or take action against W. P. Carey or its affiliates on the basis of the settlement or otherwise.

        In 2012, CPA:15, W. P. Carey and Carey Financial (the "Parties") settled all matters relating to an investigation by the state of Maryland regarding the sale of unregistered securities of CPA:15 in 2002 and 2003. Under the consent order, the Parties agreed, without admitting or denying liability, to cease and desist from any further violations of selling unregistered securities in Maryland. Contemporaneous with the issuance of the consent order, the Parties paid to the Maryland Division of Securities a civil penalty of $10,000.

Shares Owned by the Advisor

        Compensation payable to the advisor pursuant to the advisory agreement and to W. P. Carey & Co. B.V. in respect of international asset management services will be paid in cash unless the advisor or W. P. Carey & Co. B.V. chooses to receive such compensation in the form of restricted shares of our common stock or a combination of cash and our restricted stock by notifying us writing. Restricted shares acquired in lieu of cash fees are subject to ratable vesting over five years after their issuance and cannot be sold prior to vesting. Furthermore, any resale of the shares that Carey Asset Management currently owns and the resale of any shares that may be acquired by our affiliates are subject to the provisions of SEC Rule 144, promulgated under the Securities Act, which limits the number of shares that may be sold at any one time and the manner of such resale. Although Carey Asset Management and its affiliates are not prohibited from acquiring additional shares of our stock, none of Carey Asset Management or its affiliates have options or warrants to acquire any such shares. There is no limitation on the ability of Carey Asset Management or its affiliates to resell any shares of our stock they may acquire in the future, other than restrictions included as part of any fee arrangement or restriction imposed by securities laws. Our advisor may not vote any shares of our stock it now owns or hereafter acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with itself or any of its affiliates and any such shares owned by the advisor will not be included in determining the requisite percentage in interest in shares necessary to take action on any such matter. See "Conflicts of Interest — Most of our officers and certain of our directors have ownership interests in W. P. Carey" for a discussion of the share ownership of our officers and directors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of September 13, 2012 by:

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  each of our directors and named executive officers;

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  all of our directors and executive officers as a group; and

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  all persons known to us that are expected to be the beneficial owner of more than five percent of each class of our capital stock.

        We have issued 1,000 shares of our common stock to Carey REIT II, Inc., an affiliate of our advisor. In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

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  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

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  all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The business address of the stockholders listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, New York 10020.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class(1)
Carey REIT II, Inc.(2)	1,000	100%
All directors and executive officers as a group (three persons)	—	*

*
Less than 1%

(1)
Assumes the issuance of $1,000,000,000 in shares in the offering, consisting of the sale of 80% in Class A Shares and 20% in Class C Shares.

(2)
Carey REIT II, Inc. is a wholly-owned subsidiary of WPC REIT Merger Sub Inc., which is a wholly-owned subsidiary of WPC HOLDCO LLC, which is a wholly-owned subsidiary of W. P. Carey Inc. The board of directors of W. P. Carey Inc. has investment power over the shares held by Carey REIT II, Inc., including the power to dispose, or to direct the disposition, of such shares. The following individuals are the members of the board of directors of W. P. Carey Inc., Inc.: Trevor P. Bond, Francis J. Carey, Nathaniel S. Coolidge, Mark J. De Cesaris, Eberhard Faber, IV, Benjamin H. Griswold, IV, Robert E. Mittelstaedt, Jr., Charles E. Parente, Axel K. A. Hansing, Dr. Richard C. Marston, Nick J. M. van Ommen, Dr. Karsten von Köller and Reginald Winssinger.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our board of directors oversees our management. However, Carey Asset Management, our affiliate, is responsible for managing us on a day-to-day basis and identifying and making investments on our behalf. Carey Asset Management, a wholly-owned subsidiary of W. P. Carey, utilizes the services of W. P. Carey and its affiliates in performing its duties under the advisory agreement. W. P. Carey & Co. B.V., a wholly-owned subsidiary of W. P. Carey, provides us with asset management and disposition services in respect of our international assets. Our dealer manager, Carey Financial, a wholly owned subsidiary of Carey Asset Management and an affiliate of ours, will also provide services to us in connection with the offering and investments made through our distribution reinvestment plan. In addition, several of our officers and directors are also officers and directors of W. P. Carey and its affiliates. For a more complete explanation of these relationships see "Conflicts of Interest" and "Management."

        Carey Asset Management, Carey Financial and their affiliates will receive the compensation described under "Management Compensation" and "Conflicts of Interest."

        CPA®:18 Holdings, as the holder of a special general partner interest in our operating partnership, will be entitled to receive profits allocations and cash flow distributions equal to up to 10% of our operating profits and available cash flow, respectively, and 15% of the profit and the net proceeds arising from the sale, exchange or other disposition of our assets or other liquidity transaction once our stockholders have received a return of 100% of their initial investment plus the 6% preferred return rate. If we terminate the advisory agreement, including by non-renewal, or if the advisor resigns and we do not name another affiliate of Carey Asset Management as successor advisor, all after two years from the start of operations of our operating partnership, our operating partnership will have the right, but not the obligation to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. See "Risk Factors — Risks Related to Our Relationship with Our Advisor."

        We will be a participant in an agreement with the other operating CPA® REITs for the purpose of leasing office space used for the administration of real estate entities and sharing the associated costs. Pursuant to the terms of the agreement, our share of rental occupancy and leasehold costs will be based on gross revenues of the affiliates.

        We may enter into joint venture or other investment transactions with the other operating CPA® REITs and/or W. P. Carey and other entities managed by it. For a more complete description of the conflicts of interest that may arise, see "Conflicts of Interest." We operate pursuant to certain policies and procedures for the review, approval or ratification of our transactions with related persons. These policies include the following:

  •
  Transactions with our Advisor.  Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not purchase goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

  •
  Transactions with the Advisor and its Affiliates.  We will not purchase investments or lease properties in which our advisor or its affiliates has an ownership interest without a determination by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell investments or lease properties to our advisor or its affiliates or to our directors unless a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

  •
  Loans.  We will not make any loans to our advisor or its affiliates or to our directors. We may not borrow money from any of our directors or from our advisor and its affiliates unless approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than loans between unaffiliated parties under the same circumstances.

INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

        Our core investment strategy is to acquire, own and manage a diversified portfolio of income-producing commercial real estate assets, including the following:

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  commercial properties leased to companies on a single tenant net lease basis;

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  equity investments in real properties that are not long-term net leased to a single tenant and may include partially leased properties, multi-tenanted properties, vacant or undeveloped properties, properties subject to short-term net leases, and self storage properties, among others;

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  mortgage loans secured by commercial real properties; and

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  equity and debt securities issued by companies that are engaged in real estate-related businesses including other REITs.

        We do not have targeted investment percentages for the asset classes described above, but we currently expect that, for the foreseeable future, at least a majority of our investments will be in commercial properties leased to tenants under long-term triple-net leases. These leases generally require the tenant to pay substantially all of the costs associated with operating and maintaining the property such as maintenance, insurance, taxes, structural repairs and other operating expenses (referred to as triple-net leases). We generally consider leases having a remaining term of seven years or more to be long-term leases, and those with a shorter term to be short-term leases.

        Our investment objectives are to:

  •
  generate current income for our stockholders in the form of quarterly cash distributions;

  •
  realize attractive risk adjusted returns, meaning returns that are attractive in light of the risk involved generating the returns; and

  •
  preserve and protect our stockholders' investment in our company.

        Although not part of our core investment strategy, we may make non-real estate related investments from time to time, subject to our intention to maintain our REIT qualification. We do not plan to make investments in sub-prime mortgages. We may engage in securitization transactions with respect to the mortgage loans we purchase. We expect to make investments both domestically and outside the U.S., as have other more recent CPA® REITs such as CPA®:15, CPA®:16 — Global and CPA®:17 — Global. Our advisor has made significant foreign investments on behalf of CPA®:15, CPA®:16 — Global and CPA®:16 — Global in recent years because foreign markets have presented attractive opportunities relative to U.S. real estate markets, which have seen significant increases in price for commercial real estate investments. Our advisor will evaluate potential acquisitions on a case-by-case basis.

        While we aim to diversify our portfolio by property type, tenant and industry exposure as well as geography, we are not required to meet any diversification standards and have no specific policies or restrictions regarding the geographic areas where we make investments, the industries in which our tenants or borrowers may conduct business or on the percentage of our capital that we may invest in a particular asset type. Our board of directors may change our investment policies without stockholder approval.

        We currently expect that, if the entire offering is subscribed for, it may take up to two years after commencement of the offering, or one year after the termination of this offering, if later, until our capital is substantially invested. Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S.

Government securities, bank certificates of deposit and other short-term liquid investments. Any proceeds of the offering not invested or committed within the later of two years after commencement of this offering or one year after the termination of this offering, other than necessary working capital, will be distributed to our stockholders.

Investment Program

        We intend to invest primarily in income-producing commercial properties that are, upon acquisition, improved or being developed or that are to be developed within a reasonable period after acquisition.

Commercial Real Estate Properties

        In executing our investment strategy we will seek to invest in a variety of income-producing commercial properties, such as office buildings, shopping malls, warehouse facilities, apartment buildings, and hotels and resorts, which we believe will retain their value and potentially increase in value for an extended period of time. We may make equity and debt investments.

        We will utilize our advisor's expertise in credit and real estate underwriting and its more than 35 years of experience in evaluating fixed income and real estate investment opportunities to analyze opportunities for us. Our advisor has over 25 professionals globally with experience in all phases of the investment process relating to long-term net leases and other real estate-related investments, including credit review, real estate underwriting, legal structuring and pricing.

        Our advisor's investment department, under the oversight of Carey Asset Management's Chief Investment Officer, is primarily responsible for evaluating, negotiating and structuring potential investment opportunities. Before an investment is made, the transaction is reviewed by our advisor's investment committee. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process. Our advisor places special emphasis on having experienced individuals serve on its investment committee. Subject to limited exceptions, our advisor generally will not invest in a transaction on our behalf unless it is approved by the investment committee.

        The investment committee has developed policies that permit some investments to be made without committee approval. Under current policy, certain investments may be approved by either the Chairman of the investment committee or the Chief Investment Officer. Additional such delegations may be made in the future, at the discretion of the investment committee.

        In analyzing potential investment opportunities, the advisor will review all aspects of a transaction, including the credit metrics and underlying real estate fundamentals of the investment to determine whether a potential acquisition satisfies our acquisition criteria. The advisor may consider the following aspects of each transaction:

  Business Evaluation.    The advisor will evaluate each potential business for its creditworthiness, typically considering factors such as management experience; industry position and fundamentals; operating history; and capital structure, as well as other factors that may be relevant to a particular investment. Our advisor will seek opportunities in which it believes the business may have a stable or improving credit profile or credit potential that has not been recognized by the market. Whether a business is creditworthy will be determined by the advisor or the investment committee of Carey Asset Management. Creditworthy does not mean "investment grade."

  Diversification.    The advisor will attempt to diversify our portfolio to avoid dependence on any one particular property type, geographic location, investment size or investment risk and to generate risk adjusted returns. By diversifying our portfolio, the advisor reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

  Collateral Evaluation.    The consideration paid for real property acquired by us shall ordinarily be based on the fair market value of the property as determined by a majority of the board of directors. In cases in which a majority of the independent directors so determine, and in all cases in which assets are acquired from the advisor, our directors, W. P. Carey or affiliates thereof, such fair market value shall be determined by an independent expert selected by the independent directors. Our advisor will review the physical condition of the property and conduct a market evaluation to determine the likelihood of a sale of the property. Our advisor also generally will conduct, or require the seller to conduct, Phase I or similar environmental site assessments in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. If potential environmental liabilities are identified, we generally expect to require that identified environmental issues be resolved by the seller prior to property acquisition or, where such issues cannot be resolved prior to acquisition, may require tenants contractually to assume responsibility for resolving identified environmental issues post-closing and indemnify us against any potential claims, losses or expenses arising from such matters. In cases of special purpose real estate, a property is examined in light of the prospects for the enterprise and the financial strength. Operating results of properties and other collateral may be examined to determine whether or not projected income levels are likely to be met.

Long-Term, Net Leased Assets

        We may acquire properties through long-term, net leased assets. If we acquire properties through long-term net leased asset acquisitions, they will be through long-term sale-leaseback transactions, in which we acquire properties from companies that simultaneously lease the properties back from us. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.

        Sale-leasebacks may be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). Through our advisor, we actively seek such opportunities.

        In analyzing potential investment opportunities, the advisor will review all aspects of a transaction, including the creditworthiness of the tenant or borrower and the underlying real estate fundamentals of the investment to determine whether a potential acquisition satisfies our acquisition criteria. In addition to the credit metric valuation discussed above, the advisor may also consider the following aspects specific to each net lease transaction:

  Tenant/Borrower Evaluation.    The advisor will evaluate each potential tenant or borrower for its creditworthiness, typically considering factors such as management experience; industry position and fundamentals; operating history; and capital structure, as well as other factors that may be relevant to a particular investment. Our advisor will seek opportunities in which it believes the tenant may have a stable or improving credit profile or credit potential that has not been recognized by the market. In evaluating a possible investment, the creditworthiness of a tenant or borrower is often a more significant factor than the value of the underlying real estate, particularly if the underlying property is specifically suited to the needs of the tenant; however, in certain circumstances where the real estate is attractively valued, the creditworthiness of the tenant may be a secondary consideration. Whether a prospective tenant or borrower is creditworthy will be determined by the advisor or the investment committee of Carey Asset Management. Creditworthy does not mean "investment grade."

  Properties Important to Tenant/Borrower Operations.    Our advisor will generally focus on properties that it believes are essential or important to the ongoing operations of the tenant. Carey Asset Management believes that these properties provide better protection in the event of a bankruptcy, since a tenant/borrower is less likely to risk the loss of a mission critical lease or property in a bankruptcy proceeding.

  Lease Terms.    Generally, the net leased properties in which we invest will be leased on a full recourse basis to our tenants or their affiliates. In addition, the advisor will seek to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the CPI. In the case of retail stores and hotels, the lease may provide for participation in gross revenues above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus.

  Transaction Provisions that Enhance and Protect Value.    Our advisor will attempt to include provisions in its leases that require our consent to specified activity, require the tenant to provide indemnification protections, or require the tenant to satisfy specific operating tests. These provisions may help protect our investment from changes in the operating and financial characteristics of a tenant that may affect its ability to satisfy its obligations to us or reduce the value of our investment. Our advisor may also seek to enhance the likelihood of a tenant's lease obligations being satisfied through a guaranty of obligations from the tenant's corporate parent or a letter of credit. This credit enhancement, if obtained, provides us with additional financial security. However, in markets where competition for net lease transactions is strong, some or all of these provisions may be difficult to negotiate. In addition, in some circumstances, tenants may require a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Other Equity Enhancements.    Our advisor may attempt to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants exercisable at a future time to purchase stock of the tenant or borrower or their parent. If warrants are obtained, and become exercisable, and if the value of the stock subsequently exceeds the exercise price of the warrant, equity enhancements can help us to achieve our goal of increasing investor returns.

Investment Procedures

        We will utilize our advisor's expertise in credit and real estate underwriting and its more than 35 years of experience in evaluating fixed income and real estate investment opportunities to analyze opportunities for us. Our advisor has over 25 professionals globally with experience in all phases of the investment process relating to long-term net leases and other real estate-related investments, including credit review, real estate underwriting, legal structuring and pricing.

        Our advisor's investment department, under the oversight of Carey Asset Management's Chief Investment Officer, is primarily responsible for evaluating, negotiating and structuring potential investment opportunities. Before an investment is made, the transaction is reviewed by our advisor's investment committee. The investment committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the acquisition process. Our advisor places special emphasis on having experienced individuals serve on its investment committee. Subject to limited exceptions, our advisor generally will not invest in a transaction on our behalf unless it is approved by the investment committee.

        The investment committee has developed policies that permit some investments to be made without committee approval. Under current policy, certain investments may be approved by either the Chairman of the investment committee or the Chief Investment Officer. Additional such delegations may be made in the future, at the discretion of the investment committee.

Opportunistic Investments

        We believe there may be opportunities to purchase non-long-term, net leased real estate assets from corporations and other owners due to our market presence in the corporate real estate marketplace. These assets may differ significantly in character from long-term net leased real estate assets: short-term net leases, vacant property, land, multi-tenanted property, non-commercial property, property leased to non-related tenants, etc. However, we believe we may find attractive opportunities to make investments in these assets as they may either be part of a larger sale-leaseback transaction, an existing relationship with the owner or from some other source where our market presence and reputation may give us an advantage over certain other investors.

Mortgage Loans Secured by Commercial Real Properties

        We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, which may pay fixed or variable interest rates or have "participating" features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they will not be the borrower's personal obligations.

        In general, loans will be underwritten based on a process substantially similar to that described above with respect to long-term net leases. We will generally require a security interest in the underlying properties or leases. We will obtain independent appraisals for underlying real property. However, the advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make a particular loan. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property.

        We may also invest in secured corporate loans, which are loans collateralized by real property, personal property connected to real property (i.e., fixtures) and/or personal property, on which another lender may hold a first priority lien. The value of the collateral against which we lend may or may not be valued by an appraisal.

        Loans with "participating" features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of the participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

Equity and Debt Securities of Companies Engaged in Real Estate Activities, including other REITs

        We may invest in equity and debt securities (including common and preferred stock, as well as limited partnership or other interests) of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Such investments may be an attractive alternative to direct investments in property. Companies engaged in real estate activities and real estate-related investments may include, for example, companies engaged in the net lease business, REITs that either own properties or make construction or mortgage loans, real estate developers, companies with substantial real estate holdings and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. Such securities may or may not be readily marketable and may or may not pay current dividends or other distributions. We may acquire all or substantially all of the securities or assets of companies engaged in real estate-related activities where such investment would be consistent with our investment policies and our status as a REIT. In any event, we do not intend that our investments in securities will require us to register as an "investment company" under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Investments With Other Operating CPA® REITs and/or W. P. Carey

        We may acquire investments in joint ventures with other operating CPA® REITs and/or W. P. Carey and other entities managed by it. These investments may permit us to own interests in larger properties without unduly restricting the diversity of our portfolio. We may invest in funds sponsored by W. P. Carey or its affiliates in which other operating CPA® REITs invest. We may also merge with other operating CPA® REITs or acquire property portfolios or single assets from other operating CPA® REITs. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. When we enter into a joint venture with another operating CPA® REIT or W. P. Carey and its affiliates, the fees payable to our advisor would be based on our share of the investment. See "Conflicts of Interest."

        We may participate jointly with publicly registered investment programs or other entities sponsored or managed by the advisor in investments as tenants-in-common or in some type of joint venture arrangement. Joint ventures with affiliates of W. P. Carey will be permitted only if:

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  a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the allocation of the transaction among the affiliates as being fair and reasonable to us; and

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  the affiliate makes its investment on substantially the same terms and conditions as us.

Investment Limitations

        Numerous limitations are placed on the manner in which we may invest our funds or issue our securities. Unless the charter is amended in connection with a listing of our common stock, we will not:

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  invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgage loans;

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  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency;

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  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, unless such investment is justified by the presence of other underwriting criteria such as the credit rating of the borrower, collateral that is adequate to justify the waiver of this limitation or the guarantee of the mortgage by a government agency. For this purpose, we do not treat CMBS as mortgage loans;

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  invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title or otherwise complies with the laws or custom for evidencing ownership of the jurisdiction where the property is located;

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  invest in equity securities unless a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, approve the transaction as being fair, competitive and commercially reasonable;

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  borrow in amounts such that the total amount of all borrowings exceed the lesser of 75% of the total costs of our investments or 300% of our net assets, absent a satisfactory showing that a higher level of borrowing is appropriate. "Net assets," for the purpose of this clause means total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities;

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  make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property that has the following three characteristics:

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  an equity interest in property that was not acquired for the purpose of producing rental or other operating income;

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  no development or construction is in process on the property; and

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  no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

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  issue equity securities on a deferred payment basis or other similar arrangement;

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  issue debt securities in the absence of adequate cash flow to cover debt service;

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  issue equity securities in a private offering if the voting rights per share issued in a private offering exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share;

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  issue shares redeemable solely at the option of the holders (except pursuant to our redemption plan);

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  take any action that would cause us to be classified as an "investment company" under the Investment Company Act;

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  grant warrants and/or options to purchase shares to W. P. Carey, our directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and provided that the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

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  make any investment inconsistent with our objectives of qualifying and remaining qualified as a REIT; or

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  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of W. P. Carey, our directors, or our affiliates.

        Subject to the limitations set forth therein, our charter currently provides that we will not engage in transactions with our directors, W. P. Carey, or any affiliate thereof, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by a majority of our independent directors and a majority of our directors who are not interested in the transaction after a determination by them that: (1) the transaction is on such terms as at the time of the transaction and under the circumstances then prevailing, fair and reasonable to us; and (2) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions with unaffiliated third parties.

        Under Delaware law (where our operating partnership is formed), we, as a general partner, have a fiduciary duty to our operating partnership and, consequently, such transactions with our directors also are subject to the duties of care and loyalty that we, as general partner, owe to limited partners in our operating partnership to the extent such duties have not been eliminated pursuant to the terms of the limited partnership agreement of our operating partnership. Under the terms of the partnership agreement, we are under no obligation to consider the separate interests of the limited partners in deciding whether to cause our operating partnership to take any actions. Furthermore, in the event of a conflict of interest between the interests of our stockholders and the limited partners, the partnership agreement provides that we must endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we directly own a controlling interest in our operating partnership, any such conflict that we, in our sole discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners, will be resolved in favor of our stockholders.

        Our charter currently provides that we will not purchase an investment in property from our directors, W. P. Carey or affiliates, unless a majority of the independent directors and a majority of the directors who are not interested in the transaction approve such transaction as being fair and reasonable to us and (i) at a price to us no greater than the cost of the asset to the affiliate, or (ii) if the price to us is in excess of such costs, that a substantial justification for such excess exists, such excess is reasonable and the total purchase price for the property does not exceed the appraised value of such property.

        If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act, we will take the necessary action to ensure that we are not deemed to be an "investment company." Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the Investment Company Act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act.

        Although we are authorized to issue senior securities, we have no current plans to do so. In addition, while we are engaged in investing in real estate and real estate-related assets, we will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities. Further, we are authorized to offer securities in exchange for property if approved by our board of directors.

        Our reserves, if any, will be invested in permitted temporary investments. Carey Asset Management will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return on permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

Other Investment Policies

Holding Period for Investments and Application of Proceeds of Sales or Refinancings

        We generally intend to hold our investments in real property for an extended period depending on the type of investment. We may dispose of other types of investments, such as investments in securities, more frequently. However, circumstances might arise which could result in the early sale of some assets. An asset may be sold before the end of the expected holding period if in our judgment or in the judgment of our advisor, the sale of the asset is in the best interest of our stockholders.

        The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation or avoiding increases in risk. The selling price of an asset which is leased for a significant period of time will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Considerations — Requirements for Qualification — General."

        The terms of payment will be affected by custom in the area in which the investment being made is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to stockholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Considerations."

        We intend to consider alternatives for providing liquidity to our stockholders beginning after the seventh anniversary of the closing of our initial public offering. A liquidity event could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger with one or more of the other operating CPA® REITs, W. P. Carey or its affiliates) or another transaction approved by our board of directors, which results in our stockholdings receiving, or having the option to receive, cash, listed securities or a combination thereof.

        Market conditions and other factors could cause us to delay the consideration or a commencement of a liquidity event. Alternatively, we may seek to complete a liquidity event before the seventh anniversary of the closing of our initial public offering. We are under no obligation to conclude a liquidity event within a set time. While we are considering liquidity alternatives, we may choose to limit the making of new investments unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our stockholders' interests for us to make new investments.

Change in Investment Objectives and Limitations

        Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the charter, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the stockholders. We will provide notice to stockholders of any material alteration in our investment objectives through our public reports filed under the Exchange Act.

Financing Policies

        We may borrow at the corporate level or the asset level. We will generally place both debt obligations to lenders and tenants' rental obligations to us in the same currency. This will enable us to hedge a portion of our currency risk. We, through the subsidiaries we form to make investments, generally will seek to borrow on a non-recourse basis, in amounts that we believe will maximize the return to our stockholders. The use of non-recourse financing may allow us to improve returns to our stockholders and to limit our exposure on any investment to the amount invested. Non-recourse indebtedness means the indebtedness of the borrower or its subsidiaries that is secured only by the assets to which such indebtedness relates without recourse to the borrower or any of its subsidiaries, other than in case of customary carve-outs for which the borrower or its subsidiaries acts as guarantor in connection with such indebtedness, such as fraud, misappropriation, misapplication of funds, environmental conditions and material misrepresentation. Since non-recourse financing generally restricts the lender's claim on the assets of the borrower, the lender generally may only take back the asset securing the debt, which protects our other assets. In some cases, particularly with respect to non-U.S. investments, the lenders may require that they have recourse to other assets owned by a subsidiary borrower, in addition to the asset securing the debt. Such recourse generally would not extend to assets of our other subsidiaries. We currently estimate that we will borrow, on average, up to 50% of the purchase price of our properties; however, there is no limitation on the amount we may borrow against any single property. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board of directors at least quarterly. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed on average the lesser of 75% of the total costs of all investments, or 300% of our net assets unless the excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with justification for the excess. Net assets are our total assets (other than intangibles), valued at cost before deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

        It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments and be in a better position to improve the returns to our stockholders than would otherwise be possible without such leverage. This is expected to result in a more diversified portfolio. Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.

        Lenders typically seek to include in the terms of a loan change of control provisions making the termination or replacement of W. P. Carey as our advisor, or the dissolution of the advisor, events of default or events requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate to not include such provisions, lenders may require them.

        We may refinance properties or defease loans during the term of a loan when a decline in interest rates makes it profitable to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate. The prepayment of loans may require us to pay a yield maintenance premium to the lender in order to pay off a loan prior to its maturity.

        We may enter into borrowing arrangements such as secured or unsecured credit lines, warehouse facilities, repurchase agreements or other types of financing arrangements. We may also issue corporate debt securities, subject to the limitations in our charter. Some of these arrangements may be recourse to us or may be secured by our assets. Many of these arrangements would likely require us to meet financial and non-financial covenants. Some of these borrowings may be short term and may require that we meet margin requirements.

        We may borrow funds or purchase properties from our advisor or its affiliates if doing so is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We may borrow funds from our advisor or its affiliates to provide the debt portion of a particular investment or to facilitate refinancings if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by our advisor or the affiliate.

        These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the asset to be invested in or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from our advisor or its affiliates will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in The Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the investment. See "Conflicts of Interest — We may enter into transactions with or take loans from our advisor or its affiliates."

        Our charter currently provides that we will not borrow funds from our directors, W. P. Carey, or affiliates unless the transaction is approved by a majority of the independent directors and a majority of the directors who are not interested in the transaction as being fair, competitive and commercially reasonable and not less favorable than those prevailing for loans between unaffiliated third parties under the same circumstances.

Information Regarding Dilution

        In connection with this ongoing offering of shares of our common stock, we will provide information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of our assets (exclusive of certain intangible items including depreciation) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate and real estate related assets and liabilities diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share.

It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. For example, if our assets have appreciated in value since acquisition, or depreciated in a manner that is different than GAAP straight-line depreciation, our net tangible book value would not reflect this. After we begin acquiring real estate assets, our net tangible book value will reflect dilution in the value of our common stock from the issue price as a result of (1) operating losses, which reflect accumulated depreciation and amortization of real estate investments as well as the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (ii) the funding of distributions from sources other than our cash flow from operations, and (iii) fees paid in connection with our public offering, including selling commissions and dealer manager fees re-allowed by our dealer manager to participating broker dealers. Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our Class A and Class C common stock from its respective per share offering price.

        Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

THE OPERATING PARTNERSHIP

General

        We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT, or UPREIT, under which substantially all of our future business will be conducted through our operating partnership. Our operating partnership has been formed under Delaware law to acquire, own and lease properties on our behalf. We will utilize this UPREIT structure generally to enable us to acquire real property in exchange for limited partnership units in our operating partnership, or the OP units, from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their property or the transfer of their property to us in exchange for our common stock or cash. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes (see "United States Federal Income Tax Considerations"), the REIT's proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

        The property owner's goals are accomplished because the owner may contribute property to our operating partnership in exchange for OP units on a tax deferred basis. Further, our operating partnership will be structured to make distributions with respect to OP units which are equivalent to the dividend distributions made to our stockholders. Finally, a limited partner in our operating partnership may later redeem his, her or its OP units for shares of our common stock (in a taxable transaction) or cash and achieve liquidity for his, her or its investment.

        We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. We will be the controlling general partner of and a limited partner in the operating partnership and, as of the commencement of the offering, will own a 99.985% capital interest in the operating partnership. We, acting though a wholly-owned subsidiary, will control all decisions of our operating partnership. Our board of directors has delegated authority for our management and the management of our operating partnership to our advisor subject to the terms of the advisory agreement. CPA®:18 Holdings will assist our advisor in management and will hold a special general partnership profits interest entitling it to receive certain profit allocations and distributions of cash. Upon commencement of the offering, CPA®:18 Holdings will own a 0.015% capital interest in the operating partnership.

        The following is a summary of certain provisions of the amended and restated limited partnership agreement of our operating partnership, which we intend to enter into prior to the commencement of the offering. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the actual partnership agreement, a copy of which will be filed as an exhibit to the registration statement of which this prospectus is a part, for more detail.

Capital Contributions

        Our operating partnership has classes of OP units that correspond to our two classes of common stock: Class A OP units and Class C OP units. In connection with this offering and future offerings of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for OP units of the same class as the applicable shares with respect to which offering proceeds have been received. Such OP units will have economic terms that vary based upon the class of shares issued. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds, and our operating partnership will be deemed to have simultaneously paid the underwriting discounts and commissions and other costs associated with the offering. CPA®:18 Holdings will make an initial capital contribution of $200,000 in cash and will provide services to the operating partnership in exchange for its special general partnership interest.

        If our operating partnership requires additional funds at any time in excess of capital contributions made by us, we may borrow funds from a financial institution or other lender or issue additional shares of common stock and receive additional OP units in the operating partnership in exchange for the proceeds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our company.

Fiduciary Duties

        For a description of the fiduciary duties that we, as a general partner, owe to limited partners in our operating partnership pursuant to Delaware law and the terms of the partnership agreement, see "Risk Factors — Risks Related to an Investment in Our Shares — Conflicts of Interest may arise between holders of our common stock and holders of partnership interests in our operating partnership" and "Investment Objectives, Procedures and Policies — Investment Limitations."

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT and (2) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See "United States Federal Income Tax Considerations — Federal Income Tax Aspects of Our Partnership — Classification as a Partnership."

Redemption Rights

        The limited partners of our operating partnership (other than our company) and the special general partner generally have the right to cause our operating partnership to redeem all or a portion of their OP units for cash or, at our sole discretion, shares of our common stock, or a combination of both. If we elect to redeem OP units for shares of our common stock, we will generally deliver one share of our common stock for each OP unit redeemed. If we elect to redeem OP units for cash, we will generally deliver cash to be paid in an amount equal to, for each redeemed OP unit, the average of the daily market price for the ten consecutive trading days immediately preceding the date we receive a notice of redemption by a limited partner. In connection with the exercise of these redemption rights, a limited partner or the special general partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner or the special general partner owning shares in excess of our ownership limits in our charter.

        Subject to the foregoing, limited partners and the special general partner may exercise their redemption rights at any time after one year following the date of issuance of their OP units; provided, however, that a limited partner may not deliver more than two redemption notices each calendar year and may not exercise a redemption right for less than 1,000 OP units, unless the limited partner holds less than 1,000 OP units, in which case it must exercise its redemption right for all of its OP units.

Transferability of Interests

        We may not (1) voluntarily withdraw as a general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership, unless we obtain the consent of at least 50% of the partners of our operating partnership including us; provided, however, that if such merger or business combination results in the termination of our advisory agreement with Carey Asset Management, the consent of the special general partner to such transaction will be required unless the operating partnership agrees to repurchase the special general partnership interest in the operating partnership for its fair market value, as determined by an independent appraiser. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as general partner and that of the special general partner. CPA®:18 Holdings may not transfer its special general partner interest in our operating partnership without our consent, which must be approved by a majority of our independent directors, except to us or to our affiliates.

Distributions of Cash and Allocation of Income

        The partnership agreement generally provides that our operating partnership will distribute cash flows from operations and net sales proceeds from dispositions of assets to the partners of our operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as a general partner. In addition, CPA®:18 Holdings, as the holder of a special general partner interest, will be entitled to special distributions of cash flow and sale proceeds, as described under "Management Compensation." The general partner will have the power, in its reasonable discretion, to adjust or withhold the distributions to the special general partner in order to avoid violations of the 2%/25% Guideline.

        Similarly, the partnership agreement of our operating partnership provides that income of our operating partnership from operations and income of our operating partnership from disposition of assets normally will be allocated to the partners of our operating partnership in accordance with their relative percentage interests such that a holder of one OP unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner's positive capital account balance.

        In addition to the administrative and operating costs and expenses incurred by our operating partnership or its subsidiaries, in acquiring and operating real properties, our operating partnership will pay all administrative costs and expenses of our company, and such expenses will be treated as expenses of our operating partnership. Such expenses include, without limitation:

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  All expenses relating to maintaining our corporate existence;

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  All expenses relating to the public offering and registration of our securities;

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  All expenses associated with the preparation and filing of any periodic reports by allocations of certain portions of our profits under federal, state or local laws or regulations;

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  All expenses associated with our compliance with applicable laws, rules and regulations; and

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  All our other operating or administrative costs incurred in the ordinary course of its business on behalf of our operating partnership.

The Special General Partner Interest

        CPA®:18 Holdings, an entity in which W. P. Carey indirectly owns interests, will hold a special general partner profits interest in our operating partnership. CPA®:18 Holdings' special general partner interest entitles it to certain distributions of our operating partnership's available cash and an allocation of certain operating partnership profits, as described in the next paragraph.

        Operating partnership profits means profits as determined under the operating partnership's partnership agreement and the provisions of the Code that apply to partnership taxation. For a description of the calculation of profits, see "United States Federal Income Tax Considerations — Federal Income Tax Aspects of Our Partnership." Operating partnership profits are determined in accordance with the Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in the determination of operating partnership profits), with the following adjustments: (a) any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing operating partnership profits shall be included in the determination of operating partnership profits; (b) any expenditures of the partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing operating partnership profits shall be subtracted from such determination; (c) in the event the value of any partnership asset is adjusted pursuant to the partnership agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing operating partnership profits; (d) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property (as determined under the partnership agreement) disposed of, notwithstanding that the adjusted tax basis of such property differs from such value; (e) depreciation, amortization, and other cost recovery deductions taken into account in computing operating partnership profits shall be based upon the gross asset value of partnership assets (as determined under the partnership agreement) as opposed to the adjusted tax bases of such assets; (f) to the extent an adjustment to the adjusted tax basis of any partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining capital accounts as a result of a distribution other than in liquidation of a partner's interest in the partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing operating partnership profits; and (g) notwithstanding any other provision regarding the calculation of operating partnership profits, any items that are specially allocated pursuant to the partnership agreement shall not be taken into account in computing operating partnership profits. The amounts of the items of partnership income, gain, loss, or deduction available to be specially allocated pursuant to the partnership agreement shall be determined by applying rules analogous to those set forth in this definition of operating partnership profits.

        Substantially all of CPA®:18 Holdings' special general partner interest in our operating partnership is intended to qualify as a "profits interest" for tax purposes within the meaning of IRS Revenue Procedures 93-27 and 2001-43. As a result, the special general partnership interest will initially have no liquidation value aside from CPA®:18 Holdings' actual capital contributions. Further, without a significant initial liquidation value, the interest will be limited in its ability to receive loss allocations from the operating partnership. For example, if our operating partnership liquidates immediately after its funding, CPA®:18 Holdings would receive no liquidation proceeds in excess of its capital contributions. Similarly, if our operating partnership incurs losses after its funding, no loss allocations (other than certain loss allocations arising from expenses related to certain borrowings) would be made to CPA®:18 Holdings in excess of its capital contributions. Finally, if our operating partnership generates profits after its funding, CPA®:18 Holdings would share in those profits based on the terms of the limited partnership agreement of our operating partnership. In short, CPA®:18 Holdings will participate in future increases in the value of our assets but will receive no portion of the capital contributed by holders of our common stock.

        If the advisory agreement expires or is terminated, including by non-renewal, or Carey Asset Management resigns, all after two years of the date the operating partnership begins operations, our operating partnership will have the right, but not the obligation, to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership at the fair market value of those interests on the date of termination, as determined by an independent appraiser. Please see "Management — Advisory Agreement" and "Risk Factors — Risks Related to Our Relationship with Our Advisor — Exercising our right to repurchase all or a portion of CPA®:18 Holdings' interests in our operating partnership upon certain termination events could be prohibitively expensive and could deter us from terminating the advisory agreement."

Tax-Matters Partner

        We are the tax-matters partner of our operating partnership, and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Term

        Our operating partnership will continue in full force perpetually or until sooner dissolved in accordance with its terms or as otherwise provided by law.

Amendment

        The partnership agreement may not be amended without our consent as general partner. In general, we may not amend the partnership agreement without first obtaining the consent of partners holding at least 50% of the ownership interests of all partners. In addition, the consent of the special general partner and the limited partners holding greater than 50% of the ownership interests of the limited partners would be required for any amendment that would contravene an express prohibition or limitation in the partnership agreement. Further, the general partner may not make any amendment to the partnership agreement that would (i) subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided in the partnership agreement or under the Delaware Revised Uniform Limited Partnership Act, or (ii) prohibit or restrict, or have the effect of prohibiting or restricting, the ability of a limited partner to exercise its rights to a redemption in full without the consent of the affected limited partner.

        However, there are certain circumstances in which we are permitted to amend the partnership agreement without any consent.

Indemnity

        The operating partnership must indemnify and hold us (and our officers, directors, employees or designees) harmless from any liabilities incurred, losses sustained, or benefit not derived as a result of errors in judgments or mistakes of fact or law or any act or omission if we acted in good faith. In addition, the operating partnership must indemnify us (and our officers, directors, employees and designees) to the extent permitted by applicable law from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, unless our charter prohibits us from indemnifying the indemnified party for a matter, in which case the operating partnership will likewise be prohibited from indemnifying the indemnified party for the matter or it is established that:

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  the act or omission was material to the matter giving rise to the proceeding and was either committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty;

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  the indemnified party actually received an improper personal benefit in money, property or services; or

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  in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

LEGAL PROCEEDINGS

        Since our inception, we have not been involved in any material litigation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our shares. For purposes of this section, under the heading "United States Federal Income Tax Considerations," references to "the company," "we," "our" and "us" mean only Corporate Property Associates 18 — Global Incorporated and not the operating partnership, except as otherwise indicated. This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will be, in each case, in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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  U.S. expatriates;

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  persons who mark-to-market our shares;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  trusts and estates;

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  persons who receive our shares through the exercise of employee share options or otherwise as compensation;

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  persons holding our shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Code;

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  persons holding their shares through a partnership or similar pass-through entity;

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  persons holding shares constituting 10% or more (by vote or value) of the ownership of the company; and, except to the extent discussed below:

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  tax-exempt organizations; and

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  non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our shares as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF HOLDING OUR SHARES WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.

Taxation of the Company

        We intend to elect to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2013. We believe that we have been organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 2013, and we intend to continue to be organized and operate in such a manner.

        The law firm of Venable LLP has acted as our tax counsel in connection with this offering. We expect to receive the opinion of Venable LLP to the effect that, commencing with our taxable year ending December 31, 2013, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. A copy of the opinion of Venable LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Venable LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. In addition, to the extent we make certain investments, such as investments in preferred equity securities of REITS, or whole loan mortgage or CMBS securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Venable LLP or us that we will so qualify for any particular year. Venable LLP will have no obligation to advise us or the holders of our shares of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Venable LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not be reviewed by Venable LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under "— Requirements for Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "— Failure to Qualify."

        Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See "— Taxation of Taxable U.S. Stockholders — Distributions."

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of a REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "— Taxation of Taxable U.S. Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

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  We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "— Prohibited Transactions," and "— Foreclosure Property," below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby (a) avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) treat income and gain from such property as qualifying income for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but our failure is due to reasonable cause and not willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the "required distribution," we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "— Requirements for Qualification — General."

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRSs (as defined below), if any, if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation (determined as of the date of our acquisition of such assets) at the highest corporate income tax rate then applicable to the extent that we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. For tax year 2011, the 10-year period described above was reduced to 5 years and legislation has been introduced to extend the 5-year period through 2013. Nevertheless, absent congressional action, a 10-year period once again will apply for 2012 and future years.

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  We will generally be subject to tax on the portion of any excess inclusion income derived from direct or indirect ownership of residual interests in real estate mortgage investment conduits, or REMICs, to the extent our shares are held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "— Effect of Subsidiary Entities" and "— Excess Inclusion Income."

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our shares.

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  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations (including TRSs), the earnings of which would be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. As further described below, any TRS in which we own an interest will be subject to U.S. federal income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

        The Code defines a REIT as a corporation, trust or association:

          (1) that is managed by one or more trustees or directors;

          (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

          (4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

          (5) the beneficial ownership of which is held by 100 or more persons;

          (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified entities);

          (7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

          (8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our organizational documents provide restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a real estate investment trust generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "— Federal Income Tax Aspects of Our Partnership."

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any entity otherwise treated as a corporation for U.S. federal income tax purposes, other than a TRS (as described below), that is wholly owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us — the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "— Asset Tests" and "— Gross Income Tests."

        Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a Taxable REIT Subsidiary, or a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs, if any, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "— Taxation of Taxable U.S. Stockholders — Distributions."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs, if any, to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

        We may form one or more TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by our TRSs to us, then the dividends we designate and pay to our stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed (through 2012) at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See "— Taxation of Taxable U.S. Stockholders."

Taxable Mortgage Pools

        An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

        To the extent we make significant expenditures with respect to senior mortgage loans, CMBS or RMBS securities, we may convey one or more pools of real estate mortgage loans to a trust, owned by a subsidiary REIT substantially owned by our operating partnership, which trust will issue several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We may not make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would likely be a taxable mortgage pool.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT, including a subsidiary REIT formed by our operating partnership, owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "— Excess Inclusion Income."

        If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT's compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a taxable mortgage pool, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

        In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or property held primarily for sale to customers in the ordinary course of business, or "prohibited transactions," must be derived from assets relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary or disregarded subsidiary.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property.

        Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

        Fee Income.    We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS, if any, will not be included for purposes of the gross income tests.

        Dividend Income.    We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests. Certain income inclusions received with respect to our contemplated equity transactions with respect to collateralized debt obligations, or CDOs, may not represent qualifying income for purposes of either the 75% or 95% gross income tests.

        Foreign Assets.    To the extent that we hold or acquire foreign assets, such as CMBS denominated in foreign currencies, such assets may generate foreign currency gains and losses. For purposes of the REIT income requirements, foreign currency gains are divided into two categories: "real estate foreign exchange gain" and "passive foreign exchange gain." Real estate foreign exchange gain is excluded from gross income for both the 75% gross income test and the 95% gross income test. Passive foreign exchange gain is excluded from gross income for the 95% gross income test, but is treated as non-qualifying income for the 75% gross income test.

        Real estate foreign exchange gain generally consists of (i) foreign currency gain attributable to gain that would be qualifying income for purposes of satisfying the 75% gross income test, (ii) foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property, and (iii) certain foreign currency gain attributable to certain "qualified business units" of a REIT. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

        Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to (i) manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) manage risk of currency fluctuations with respect to any item of income or gain that would qualify under the 75% gross income test or the 95% gross income test (or any property which generates such income or gain), provided the transaction is clearly identified as such before the close of the day on which it is acquired, originated, or entered into, will not constitute gross income for purposes of the 95% gross income test or the 75% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Rents from Real Property.    To the extent that we acquire real property or interests therein, rents we receive will qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with real property (based on the relative fair market value of the properties involved), then the portion of the rent attributable to the fair market value of such personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

        In addition, in order for rents received by us to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if earned directly by us. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

        Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

        Failure to Satisfy the Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "— Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs and certain kinds of CMBS and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second asset test is that the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets. In light of this aggregate value test for TRSs, we will have to monitor closely any increases in the value of our TRS lessees.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the assets and mortgage related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. However, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to acquire equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

          (a) the sum of:

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    90% of our "REIT net taxable income" (computed without regard to our deduction for dividends paid and our net capital gains); and

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    90% of the net income (after tax), if any, from foreclosure property (as described below); minus

          (b) the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT net taxable income," as adjusted, we will be subject to tax at ordinary U.S. federal corporate income tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes, including the inclusion of items of income from CDO entities in which we hold an equity interest. For example, we may acquire or originate debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, "original issue discount" or "OID"), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

        If we, including a subsidiary REIT owned by our operating partnership, acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See "— Taxable Mortgage Pools." If all or a portion of our company is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a taxable mortgage pool, or we include assets in our portfolio or enter into financing and securitization transactions that result in our being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders, generally in a manner set forth under the applicable Treasury Regulations. The Treasury Department has issued guidance on the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) taxable income allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term U.S. federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders that hold our shares in record name in proportion to dividends paid to such stockholders. A stockholder's share of any excess inclusion income:

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  could not be offset by net operating losses of a stockholder;

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  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

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  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders;

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  would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including charitable remainder trusts and governmental organizations). Nominees or other broker/dealers who hold our shares on behalf of disqualified organizations also will be subject to this tax on the portion of our excess inclusion income allocable to our shares held on behalf of disqualified organizations; and

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  in the case of a stockholder that is a REIT, regulated investment company, or RIC, or common trust fund, or other pass through entity would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

        No detailed guidance has been provided with respect to the manner in which excess inclusion income would be allocated among different classes of shares, but generally such income must be allocated in proportion to the distributions made to stockholders. Tax-exempt investors, foreign investors, taxpayers with net operating losses, RICs and REITs should carefully consider the tax consequences described above and should consult their tax advisors with respect to excess inclusion income.

Prohibited Transactions

        Net income we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our subsidiaries, other than a TRS, will be held as inventory or primarily for sale to customers in the ordinary course of business, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as inventory or property held primarily for sale to customers or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

        In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless qualify as a REIT under specified relief provisions that will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2012), and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction, in each case, provided applicable requirements of the Code are satisfied. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Federal Income Tax Aspects of Our Partnership

  General

        We intend to hold assets through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and the equity interests in lower-tier partnerships. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

  Classification as a Partnership

        The ownership by us of equity interests in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "— Asset Tests" and "— Gross Income Tests" above, and in turn could prevent us from qualifying as a REIT. See "— Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

  Tax Allocations with Respect to Partnership Properties

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the relative percentage interests held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. In connection with the organization transactions, appreciated property will be acquired by our operating partnership as a result of actual or deemed contributions of such property to our operating partnership. As a result, partners, including us, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, (1) lower amounts of depreciation deductions for tax purposes than if all of the contributed properties were to have a tax basis equal to their fair market value at the time of their contribution to the operating partnership and (2) taxable income in excess of economic or book income as a result of a sale of a property, which might adversely affect our ability to comply with the REIT distribution requirements and result in our stockholders recognizing additional dividend income without an increase in distributions.

Sale-Leaseback Transactions

        Some of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes. The IRS may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. In this event, for purposes of the asset tests and gross income tests, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which could cause us to fail the annual distribution requirements.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our shares that for U.S. federal income tax purposes is:

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  a citizen or resident of the U.S.;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders may be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. In such cases, U.S. stockholders will increase their adjusted tax basis in our shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2012 under current law) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same tax rates as long-term capital gain (through 2012), provided that the U.S. stockholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

          (a) the qualified dividend income received by us during such taxable year from non-REIT C corporations (including our TRS, if any, which is subject to U.S. federal income tax);

          (b) the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

          (c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as our TRS, if any, which is subject to U.S. federal income tax, or a "qualifying foreign corporation" and specified holding period requirements and other requirements are met. We expect that any foreign corporate CDO entity for which we would make expenditures would not be a "qualifying foreign corporation," and accordingly our distribution of any income with respect to such entities will not constitute "qualifying dividend income."

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "— Taxation of the Company" and "— Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Shares

        There is no current, and there may never be, a public market for our shares. Therefore, it will be difficult for stockholders to sell shares quickly. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the shares at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, under current law capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if our shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if our shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of the capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Holders are urged to consult their tax advisors with respect to the taxation of capital gain income. Capital losses recognized by a U.S. stockholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Health Care Legislation

        On March 30, 2010, President Obama signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from disposition of REIT shares. As enacted, the tax will apply for taxable years beginning after December 31, 2012. You should consult your tax advisor regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our shares.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While ownership of many real estate assets may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our shares as "debt-financed property" within the meaning of the Code (i.e., where the acquisition or holding of the shares is financed through a borrowing by the tax-exempt stockholder), (2) our shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income" (See "— Taxable Mortgage Pools" and "— Excess Inclusion Income"), distributions from us and income from the sale of our shares generally should not be treated as UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares; and (2) we would not have satisfied the ownership tests described above in "— Requirements for Qualification — General" but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that result in a portion of our dividends being considered excess inclusion income, and accordingly, a portion of our dividend income may not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. stockholder's investment in our shares is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless (A) our shares constitute a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits generally will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (applied to the net amount after the 35% tax rate is applied) in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our shares which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of shares at any time during the taxable year. Instead, such capital gain dividend will be treated as a distribution subject to the rules discussed above under "— Taxation of Non-U.S. Stockholders — Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year).

        Dispositions of Our Shares.    Unless our shares constitute a USRPI, a sale of the shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our business assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor.

        Even if our shares would be a USRPI under the foregoing test, our shares will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure our investors that we will become or remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our shares owned are of a class that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our shares of that class at all times during a specified testing period.

        If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our shares within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

        On October 18, 2010, the Treasury Department published final regulations that require us to report the cost basis and gain or loss to a shareholder upon the sale or liquidation of "covered shares." For purposes of the final regulations, all shares acquired by non-tax exempt shareholders on or after January 1, 2011 are considered "covered shares" and therefore are subject to the new reporting requirement. In addition, on January 1, 2012, all shares acquired by non-tax exempt shareholders through our distribution reinvestment plan also became "covered shares."

        Upon the sale or liquidation of "covered shares," a broker must report both the cost basis of the shares and the gain or loss recognized on the sale of those shares to the shareholder and to the IRS on Form 1099-B. In addition, S corporations are no longer exempt from Form 1099-B reporting and shares purchased by an S corporation on or after January 1, 2012 are "covered shares" under the final regulations. If we take an organizational action such as a stock split, merger, or acquisition that affects the cost basis of "covered shares," we will report to each shareholder and to the IRS a description of any such action and the quantitative effect of that action on the cost basis on an information return.

        We have elected the first in, first out method as the default for calculating the cost basis and gain or loss upon the sale or liquidation of "covered shares." A non-tax exempt shareholder may elect a different method of computation until the settlement date of the sold or liquidated shares by notifying us in writing and following our procedures for notification. We suggest that you consult with your tax advisor to determine the appropriate method of accounting for your investment.

State, Local and Foreign Taxes

        Our company and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We may own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.

Other Tax Considerations

  Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our shares.

  Future Changes in Tax Rates

        Without Congressional action, the tax rates for individuals recognizing long-term capital gains and qualified dividends will increase in 2013 from 15% to 20%, in the case of long-term capital gains, and from 15% to 39.6%, in the case of qualified dividends. At this time, we have no way of knowing if there will be Congressional action to prevent these rate increases. We encourage you to consult your tax advisor about the impact of these potential rate increases on your investments.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with an investment in us by a pension, profit-sharing, IRA or other employee benefit plan subject to ERISA or Section 4975 of the Code. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

        In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

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  whether the investment is consistent with the applicable provisions of ERISA and the Code,

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  whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax Considerations — Taxation of Tax-Exempt U.S. Stockholders"), and

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  the need to value the assets of the Benefit Plan annually.

        Under ERISA, a plan fiduciary's responsibilities include the duty:

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  to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

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  to invest plan assets prudently;

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  to diversify the investments of the plan unless it is clearly prudent not to do so; and

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  to comply with plan documents insofar as they are consistent with ERISA.

        ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

        In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

        Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

        While neither ERISA nor the Code defines the term "plan assets," a Department of Labor regulation describes what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, as modified by ERISA, the "Regulation"). Under the Regulation, an entity in which a Benefit Plan makes an equity investment will be deemed to be "plan assets" of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule.

        The Regulation provides as one exception that the underlying assets of entities such as ours will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be:

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  "freely transferable,"

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  part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

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  either part of a class of securities registered under the Exchange Act, or sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we qualify for U.S. federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, we will proceed on the basis that the restrictions imposed to maintain our status as a REIT should not cause the shares to not be considered freely transferable for purposes of the Regulation.

        We anticipate having over 100 stockholders following the completion of this offering. Thus, the second criterion of the publicly offered exception will be satisfied.

        The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the shares are part of a class that was registered under the Exchange Act. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

        We believe that the shares should constitute "publicly-offered securities," and that our underlying assets should not be considered plan assets under the Regulation, assuming that our common stock is "freely transferable" and widely held (as contemplated above) and that the offering otherwise takes place as described in this prospectus.

        In the event that our underlying assets were treated by the Department of Labor as "plan assets" of a Benefit Plan, our management could be treated as fiduciaries with respect to Benefit Plan stockholders, and the prohibited transaction restrictions of ERISA and the Code could apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions.

Alternatively, we might provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

        If our underlying assets were treated as assets of a Benefit Plan, the investment in us also might constitute an ineffective delegation of fiduciary responsibility to W. P. Carey and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by W. P. Carey of its ERISA fiduciary duties. Finally, an investment by an IRA in us might result in an impermissible commingling of plan assets with other property.

        If a prohibited transaction were to occur, W. P. Carey, and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in the prohibited transaction could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

        If, as contemplated above, our assets do not constitute plan assets following an investment in shares by Benefit Plans, the problems discussed in the preceding three paragraphs are not expected to arise.

Other Prohibited Transactions

        Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

Admittance of Stockholders

        Funds received will be promptly deposited into our interest-bearing account at UMB Bank. On each admittance date, the funds deposited by each investor will be transferred to us and exchanged for the applicable number of shares. Any interest earned by the investor's funds prior to any such admittance date will be paid to an investor only if the investor's funds have been held in the account for 20 days or longer.

        In considering an investment in us, a Benefit Plan should consider whether the escrow account arrangement as well as the ultimate investment in us would be consistent with fiduciary standards applicable to that Benefit Plan.

Periodic Valuations

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

        Unless and until the shares are listed on a national securities exchange, it is not expected that a public market for the shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide periodic reports of our determinations of the current estimated value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

        We anticipate that, after we determine an estimated valuation, we will publish the determination of the estimated NAV of our shares in either a periodic report on Form 10-K or 10-Q or in a current report on Form 8-K with the SEC. We also anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

        Until 18 months after the closing of the primary offering being made by this prospectus, we expect to use $10.00 and $9.35 as the per Class A and C share, respectively, estimated value thereof. These values do not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Furthermore, our two classes of common stock also have different rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class C shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. For purposes of calculating the NAV and until we have completed our offering stage, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as the estimated per share value of our shares.

        Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

        Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock.

        After the 18-month period described above (or possibly sooner if our board so directs), we expect to provide an initial estimated NAV per share of each class of our common stock, and will provide an update of the initial estimated NAV as of the end of each completed fiscal quarter (or fiscal year, in the case of a quarter ending at a fiscal year end) thereafter. See "Description of Shares — Periodic Valuations" for more information about how we will calculate our estimated NAV.

        There can be no assurance:

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  that an estimated NAV could or will actually be realized by us or by stockholders upon liquidation (in part because appraisal or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

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  that stockholders could realize this value if they were to attempt to sell their shares, or

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  that this value could comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

        The following description of the shares does not purport to be complete but contains a summary of portions of our amended and restated charter and bylaws, and such description is qualified in its entirety by reference to the forms of those documents to be filed as exhibits to this registration statement. Our amended and restated charter and bylaws will become operative upon the commencement of this offering and will remain in effect for the duration of our existence although they may be amended in accordance with their terms.

General Description of Shares

        Our initial charter authorizes us to issue 25,000 shares of common stock and no shares of preferred stock, each share having a par value of $0.001. We intend to adopt our amended and restated charter prior to the effective time in order to authorize the issuance of up to 400,000,000 shares of common stock and 50,000,000 shares of preferred stock. Of the total shares of common stock to be authorized                                        w ill be classified as Class A Shares and                                        will be classified as Class C Shares.

        Each share of Class A and Class C common stock is entitled to participate in distributions on its respective class of shares when and as authorized by the directors and declared by us and in the distribution of our assets upon liquidation. The per share amount of distributions on Class A and Class C Shares will likely differ because of different allocations of class-specific expenses. See "— Distributions" below. Each share of common stock will be fully paid and non-assessable by us upon issuance and payment therefor. Shares of common stock are not subject to mandatory redemption. The shares of common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by our board of directors. In addition, the board of directors, with the approval of a majority of the entire board and without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue. The issuance of any preferred stock must be approved by a majority of our independent directors who do not have an interest in the transactions and who have access, at our expense, to our counsel or independent legal counsel.

        We will not issue stock certificates. Shares will be held in "uncertificated" form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to DST a duly executed transfer form available upon request from them or from our website at www.cpa18global.com. Upon the issuance of our shares and upon the request of a stockholder, we will send to each such stockholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

  Class A Shares

        Each Class A Share will be subject to a selling commission 7.0% of the price per share sold. In addition, we will pay a dealer manager fee of 3.0% of the price per share sold. Certain purchasers of Class A Shares may be eligible for volume discounts. See "Plan of Distribution — Volume Discounts" for additional information.

        There are no distribution and shareholder services expense charges with respect to the Class A Shares.

  Class C Shares

        Each Class C Share will be subject to a selling commission of 1.5% of the price per share sold. In addition, we will pay a dealer manager fee of 2.0% of the price per share sold.

        Class C Shares, excluding any Class C Shares issued under our distribution reinvestment plan, will be subject to an annual distribution and shareholder servicing fees of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV) for the Class C Shares will be paid to Carey Financial. During this offering, the distribution and shareholder servicing fee will accrue daily and be paid quarterly in arrears. Thereafter, such fee will be paid quarterly in advance to Carey Financial. See "— Distribution and Shareholder Servicing Fees."

        We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee. If $1 billion in shares (consisting of $800 million in Class A Shares, at $10.00 per share, and $200 million in Class C Shares, at $9.35 per share) is sold in the offering, then the maximum amount of distribution and shareholder servicing fees payable to Carey Financial is estimated to be $12 million, before the 10% underwriting compensation limit is reached.

        We may also sell our Class A Shares at a discount to the offering price of $10.00 per share through the following distribution channels in the event that the investor:

        (1) purchases shares through fee-based programs, also known as wrap accounts,

        (2) purchases shares through participating broker dealers that have alternative fee arrangements with their clients,

        (3) purchases shares through certain registered investment advisers,

        (4) purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or

        (5) is an endowment, foundation, pension fund or other institutional investor.

        If an investor purchases shares through one of the above distribution channels in our offering, we will sell the Class A Shares at $9.30 per share, reflecting that selling commissions are not being paid in connection with such purchases. The net proceeds to us will not be affected by any such reduction in selling commissions.

        Voting Rights.    Class A and Class C Shares vote together as a single class and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast by the holders of all shares of common stock and Proportionate Voting Preferred Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock.

Rights Upon Liquidation

        Our two classes of common stock also have different rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A Shares and Class C Shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then holders of our Class A and Class C Shares will be treated the same, with each such holder receiving the same per share distribution of any such excess. For purposes of calculating the NAV and until we have completed our offering stage, we intend to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) or a follow-on public offering as the estimated per share value of our shares.

Liquidity Events

        We intend to consider alternatives for providing liquidity to our stockholders beginning after the seventh anniversary of the closing of our initial public offering. A liquidity event could include sales of assets, either on a portfolio basis or individually, a listing of our shares on a stock exchange or inclusion in an automated quotation system, a merger (which may include a merger with one or more of the other operating CPA® REITs, W. P. Carey or its affiliates) or another transaction approved by our board of directors.

        Market conditions and other factors could cause us to delay the consideration or a commencement of a liquidity event. Alternatively, we may seek to complete a liquidity event before the seventh anniversary of the closing of our initial public offering. We are under no obligation to conclude a liquidity event within a set time. While we are considering liquidity alternatives, we may choose to limit the making of new investments unless our board of directors, including a majority of our independent directors, determines that, in light of our expected life at that time, it is in our stockholders' interests for us to make new investments.

Meetings and Special Voting Requirements

        An annual meeting of the stockholders will be held each year, not fewer than 30 days after delivery of our annual report. The directors, including the independent directors, will take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, or our chairman, chief executive officer or president, and must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at such a meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. In general, the presence in person or by proxy of holders of shares entitled to cast a majority of the votes entitled to be cast at the meeting on any matter shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary to take stockholder action, although the affirmative vote of the majority of shares present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

        Except as otherwise provided by Maryland law or our charter, our charter may be amended only if such amendment is declared advisable by a majority of our board of directors and approved by the stockholders either at a duly held meeting at which a quorum is present by the affirmative vote of a majority of all votes entitled to be cast or by unanimous written or electronic consent. Our board of directors has the exclusive power to amend, alter or repeal our bylaws. Stockholders may, by the affirmative vote of a majority of the votes entitled to be cast on such matter, remove a director from the board. Stockholders do not have the ability to vote to replace Carey Asset Management or to select a new advisor. A dissolution proposed by our board of directors must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

        Except as otherwise provided by law, a merger or sale of all or substantially all of our assets other than in the ordinary course of business must be declared advisable by our board of directors and approved by holders of shares entitled to cast a majority of the votes entitled to be cast on the matter. Our stockholders will not have appraisal rights unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

        Stockholders are entitled to receive a copy of our stockholder list upon request provided that the requesting stockholder represents to us that the list will not be used to pursue commercial interests unrelated to the stockholder's interest in us. The list provided by us will include the name, address and telephone number of, and number of shares owned by, each stockholder and will be in alphabetical order, on white paper and in easily readable type size (in no event smaller than 10-point type) and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a stockholder who must compel the production of a list and is successful. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholders list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. The list will be updated at least quarterly to reflect changes in the information contained therein.

        The rights of stockholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders, or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution themselves.

Restriction on Ownership of Shares

        In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

        Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

        Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as defined below, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days' prior written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

        Our board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust. The board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

        Any attempted transfer of our stock that, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in the charter) prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Distributions

        Consistent with our intent to qualify to be taxed as a REIT, we expect to distribute at least 90% of our REIT net taxable income each year. We intend to accrue and pay distributions on a quarterly basis and we will calculate our distributions based upon daily record and distribution declaration dates so investors will be able to earn distributions immediately upon purchasing common stock. We will accrue the amount of declared distributions as our liability on a daily basis, and such liability will be accounted for in determining the estimated NAV per share. Generally, income distributed as distributions will not be taxable to us under U.S. federal income tax laws unless we fail to comply with the REIT requirements.

        Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class A and Class C Shares will likely differ because of different allocations of class-specific expenses.

        Distributions will be paid out of funds legally available therefor at the discretion of the directors, consistent with our intention to qualify to be taxed as a REIT. Our distributions have exceeded, and may in the future exceed our funds from operations and may be paid from borrowings, offering proceeds and other sources, without limitation, particularly during the period before we have substantially invested the net proceeds from this offering, which would reduce amounts available for the acquisition of properties. In addition, because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. As discussed in "United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions," if we may make distributions in excess of our current or accumulated earnings and profits, the distribution will be treated in part as a return of capital. The directors, in their discretion, will determine in each case whether the sources and amounts of distributions are appropriate.

        We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable as required by Section VI.I. of the REIT Guidelines of the North American Securities Administrators Association, Inc., or the NASAA REIT Guidelines. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Summary of Our Distribution Reinvestment and Stock Purchase Plan

        We have adopted the CPA®:18 Distribution Reinvestment and Stock Purchase Plan, referred to in this prospectus as the "distribution reinvestment plan," pursuant to which some stockholders may elect to have up to the full amount of their cash distributions from us reinvested in additional shares of the class of our common stock such stockholder holds. The following discussion summarizes the principal terms of the distribution reinvestment plan. The distribution reinvestment plan will be filed as an exhibit to this registration statement.

        The primary purpose of the distribution reinvestment plan is to provide interested investors with an economical and convenient method of increasing their investment in us by investing cash distributions in additional shares and voluntary cash payments after the termination of the offering at the estimated NAV per share of common stock determined by our board of directors from time to time. To the extent shares are purchased from us under the distribution reinvestment plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

        The distribution reinvestment plan will be available to stockholders who purchase shares in this offering. You may elect to participate in the distribution reinvestment plan by making a written election to participate on your subscription agreement at the time you subscribe for shares. Any other stockholder who receives a copy of our prospectus in this offering or a separate prospectus relating solely to the distribution reinvestment plan and who has not previously elected to participate in the distribution reinvestment plan may so elect at any time to participate in the distribution reinvestment plan.

        Participation; Agent.    Our distribution reinvestment plan is available to stockholders of record of our common stock. DST Systems,  Inc., acting as agent for each participant in the plan, will apply cash distributions which become payable to such participant on our shares (including shares held in the participant's name and shares accumulated under the plan), to the purchase of additional whole and fractional shares of our common stock for such participant.

        Eligibility.    Participation in the distribution reinvestment plan is limited to registered owners of our common stock. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the stockholder in order to be eligible for this plan. Further, a stockholder who wishes to participate in the distribution reinvestment plan may purchase shares through the plan only after receipt of a prospectus relating to the distribution reinvestment plan, which prospectus may also relate to a concurrent public offering of shares by us. Our board of directors reserves the right to amend the plan in the future to permit voluntary cash investments in our common stock pursuant to the plan. A participating stockholder is not required to include all of the shares owned by such stockholder in the plan but all of the distributions paid on enrolled shares will be reinvested.

        Stock Purchases.    In making purchases for the accounts of participants, DST may commingle the funds of one participant with those of other participants in the distribution reinvestment plan. All shares purchased under the distribution reinvestment plan will be held in the name of each participant. Purchases will be made directly from us and must be in the same class as the shares for which such stockholder received distributions that are being reinvested. During the offering and until the first valuation of our assets is received, the purchase price will be $9.60 per Class A Share and $8.98 per Class C Share. Thereafter, the purchase price will be not less than 95% of the most recently reported NAV, rounded to the nearest whole cent. NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all liabilities and dividing the difference by the total number of outstanding shares. DST shall have no responsibility with respect to the market value of our common stock acquired for participants under the plan.

        Timing of Purchases.    DST will make every reasonable effort to reinvest all distributions on the day the cash distribution is paid, except where necessary for us to comply with applicable securities laws. If, for any reason beyond the control of DST, reinvestment of the distribution cannot be completed within 30 days after the applicable distribution payment date, participants' funds held by DST will be distributed to the participant.

        Account Statements.    Following each purchase of shares, DST will provide to each participant an account statement showing the cash distribution, the number of shares purchased with the cash distribution and the year-to-date and cumulative cash distributions paid.

        Expenses and Commissions.    There will be no direct expenses to participants for the administration of the plan. Administrative fees associated with the distribution reinvestment plan will be paid by us. Class C Shares purchased through the distribution reinvestment plan will be subject to the ongoing distribution and shareholder servicing fee.

        Taxation of Distributions.    The reinvestment of distributions does not relieve the participant of any taxes which may be payable on such distributions (i.e., 100% of the distribution not, in the case of Class A Shares purchased, 95% of the distribution). As a result, unless you are exempt from tax, you may have to use funds from other sources to pay the tax liability attributable to reinvested amounts.

        Stock Certificates.    No share certificates will be issued to a participant.

        Voting of Shares.    In connection with any matter requiring the vote of our stockholders, each participant will be entitled to vote all of the whole shares held by the participant in the distribution reinvestment plan. Fractional shares will not be voted.

        Absence of Liability.    Neither we nor DST shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested. Neither we nor DST shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant's participation in the distribution reinvestment plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we and DST have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

        Termination of Participation.    A participant may terminate participation in the distribution reinvestment plan at any time by written instructions to that effect to DST. To be effective on a distribution payment date, the notice of termination and termination fee must be received by DST at least 15 days before that distribution payment date. Upon receipt of notice of termination from the participant, DST may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant.

        Amendment, Supplement, Termination and Suspension of Distribution Reinvestment Plan.    The distribution reinvestment plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 10 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, DST receives written notice of termination of the participant's account. Amendment may include an appointment by us or DST with our approval of a successor agent, in which event such successor shall have all of the rights and obligations of DST under the distribution reinvestment plan. The plan may also be suspended by us at any time without notice to the participants.

        Governing Law.    The distribution reinvestment plan and the authorization card signed by the participant (which is deemed a part of the distribution reinvestment plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland, provided that the foregoing choice of law will not restrict the application of any state's securities laws to the sale of shares to its residents or within such state. The distribution reinvestment plan and the authorization card cannot be changed orally.

Redemption of Shares (Class A and Class C Shares)

        Prior to the time, if any, as the shares are listed on a national securities exchange, any stockholder that has held shares for at least one year since the date of their issuance (or less than one year, in the case of a stockholder's death, qualifying disability or receipt of qualifying long-term care, as described below), and who purchased those shares from us or received the shares from us through a non-cash transaction, not in the secondary market or in any other transaction to which we were not a party, may present all or any portion of these shares to us for redemption at any time, in accordance with the procedures outlined in this prospectus. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption and, to the extent the total number of Class A and Class C Shares for which redemption is requested in any quarter, together with the aggregate number of Class A and Class C Shares redeemed in the preceding three fiscal quarters, does not exceed 5% of the total number of our Class A and Class C Shares outstanding as of the last day of the immediately preceding fiscal quarter, which we refer to as the 5% limit. As a result, some or all of a stockholder's shares may not be redeemed. In addition, our advisor may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of our advisor are eligible to have their shares redeemed on the same terms as other stockholders.

        Generally, cash available for redemption will be limited to proceeds from our distribution reinvestment plan, plus, if we had positive operating cash flow from the previous fiscal year, up to 1% of the operating cash flow of the previous fiscal year. Stockholders may offer shares to us for purchase and we may purchase the offered shares if we have sufficient cash, subject to the 5% limit.

        Except for redemptions sought upon a stockholder's death or qualifying disability (as defined below) or redemptions sought upon a stockholder's receipt of qualifying long-term care (upon the conditions set forth below), until the seventh anniversary of the completion of our initial public offering, the redemption price will be 93% of the offering price or, once we commence obtaining an estimated NAV, NAV, per Class A or Class C Share, as applicable. See "Description of Shares — Periodic Valuations." Following the seventh anniversary of the completion of our initial public offering, the redemption price will be 96% of the NAV per share. In no event will the redemption price exceed the then-current offering price of our common stock.

        The holding period begins with the original date of the stockholder's investment in the registrant. Except in the case of Special Circumstances Redemptions (as described below), the shares must be held for at least one year from the date of issuance.

        Subject to the limitations described in this prospectus and provided that the redemption request is made within one calendar year of the event giving rise to the following special circumstances ("Special Circumstances Redemptions"), we may allow a stockholder to request a redemption of his or her shares earlier than one year from the date of their issuance (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder's receipt of qualifying long-term care, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. The purchase price per share for shares redeemed upon the death or qualifying disability of the stockholder or upon the stockholder's receipt of qualifying long-term care will be the price paid to acquire the shares from us until we commence determining the estimated NAV in our portfolio as discussed in "Description of Shares — Periodic Valuations." After an estimated NAV is determined, the redemption price for redemptions sought upon a stockholder's death or qualifying disability will be the greater of (i) the price paid to acquire the shares from us, or (ii) until the seventh anniversary of the completion of our initial public offering, 93% of the estimated NAV, and thereafter, 96% of the estimated NAV.

        Furthermore, in order for the disability to be considered a qualifying disability, the stockholder must receive a determination of disability based on a physical or mental condition or impairment made by the governmental agency responsible for reviewing the disability retirement benefit that the stockholder could be eligible to receive. The governmental agencies are limited to the following: (a) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time; (b) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System ("CSRS"), the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time.

        Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the terms available for Special Circumstances Redemptions, unless permitted in the discretion of our board of directors. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by (1) the stockholder's initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

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  disabilities occurring after the legal retirement age;

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  temporary disabilities; and

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  disabilities that do not render a worker incapable of performing substantial gainful activity.

        Therefore, these disabilities will not qualify for the terms available for Special Circumstances Redemptions.

        Redemption requests following receipt of long-term care must be accompanied by (1) a written statement from a licensed physician certifying the stockholder's continuous and continuing need for long-term care as previously defined and that the stockholder will indefinitely require long-term care as previously defined and (2) a written statement from the long-term care facility verifying initial date of admittance or from the health agency verifying initial date of services.

        "Long-term care" means (a) a stockholder's continuous and continuing need for confinement to a long-term care facility or long-term home health care provided by a home health agency and (b) that a licensed physician has determined that the stockholder will require confinement to a long-term care facility or home health care services provided by a home health agency indefinitely.

        A "long-term care facility" means an institution that (a) is approved by Medicare as a provider of skilled nursing care, (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands), or (c) is licensed in the state of residence as an assisted living facility that provides housing, twenty four hour on-site monitoring, and personal care services and/or home care services in a home-like setting to five or more adult residences. "Long-term home health care" is health care that is provided by a home health agency that either (a) is approved by Medicare or (b) is certified in the state of residence to provide long-term home health care services.

        If we have sufficient funds to purchase some but not all of the shares offered, or if over 5% of our then outstanding Class A and Class C Shares are offered for redemption, requesting stockholders' shares may be redeemed on a pro rata basis, rounded to the nearest whole share, based upon the total number of shares for which redemption was requested, and the total funds available for redemption. Requests not fulfilled in one quarter will automatically be carried forward to the next quarter, unless such request is revoked, and will receive priority over requests made in the carryover quarter. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. There can be no assurances that we will have sufficient funds to repurchase any shares.

        A stockholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent to the redemption agent, which is currently DST. To request a form, call our Investor Relations Department at 1-800-WP CAREY. The redemption agent at all times will be registered as a broker-dealer with the SEC and each state's securities commission unless exempt from registration. Within 30 days following our receipt of the stockholder's request, we will forward to the stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

        A stockholder may present to us fewer than all of the stockholder's shares for redemption, provided, however, that the stockholder must present for redemption at least 25% of the stockholder's shares. Partial redemption requests will be processed on a first in, first out basis for stockholders with multiple investment purchases, including purchases pursuant to our distribution reinvestment plan.

        The board of directors, in its sole discretion, may amend, suspend or terminate the redemption plan at any time it determines that such amendment, suspension or termination is in our best interest. The board of directors may also change or waive the limitations described above on the number of shares we may repurchase during any 12 month period and the amount of operating cash flow we may use to effect redemptions. We are not required to provide advance notice of any decision to amend, suspend, terminate or change or waive limitations under, the redemption plan; however, we will publicly report any material amendment, change or waiver or any termination or suspension in a periodic report filed with the SEC and, during this offering, in a prospectus supplement. The board of directors may also suspend the redemption plan if:

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  it determines, in its sole discretion, that such redemption impairs our capital or operations;

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  it determines, in its sole discretion, that an emergency makes such redemption not reasonably practical;

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  any governmental or regulatory agency with jurisdiction over us so demands for the protection of the stockholders;

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  it determines, in its sole discretion, that such redemption would be unlawful; or

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  it determines, in its sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code.

        Shares of our common stock redeemed under the redemption plan will return to the status of authorized but unissued shares of common stock. We will not resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws. We will immediately terminate the redemption plan and will not accept shares of common stock for redemption in the event the shares of common stock are listed on a national securities exchange or included for quotation on an automatic quotation system or if a secondary trading market for the common stock is otherwise established.

        W. P. Carey, the advisor, our directors and affiliates are prohibited from receiving a fee on any share redemptions, including selling commissions and dealer manager fees.

        For a discussion of the tax treatment of such redemptions, see "United States Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders." The redemption plan will terminate, and we will no longer accept shares for redemption, if and when our shares are listed on a national securities exchange.

Periodic Valuations

        Until 18 months after the closing of the primary offering being made by this prospectus, we expect to use $10.00 and $9.35 as the per Class A and C share, respectively, estimated NAV thereof. These values do not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Furthermore, our two classes of common stock also have different rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class C shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then holders of our Class A and Class C Shares will be treated the same, with each such holder receiving the same per share distribution of any such excess.

        After the 18-month period described above (or possibly sooner if our board so directs), we expect to provide an initial estimated NAV per share of each class of our common stock, and will provide an update of the initial estimated NAV as of the end of each completed fiscal quarter (or fiscal year, in the case of a quarter ending at a fiscal year end) thereafter. We will retain an independent third party to provide annual appraisals of our real property assets and fair values of our debt for the initial estimated NAV, and for each fiscal year that begins thereafter. Subsequent quarterly adjustments, if any, made to the independent firm's appraisals will be made by management for the effects of known events of a material nature (adjustments for non-material events may also be made). In addition, on a quarterly basis, management will update our NAV to reflect changes in the fair value of our indebtedness, estimated property disposition costs (including estimates of fees payable to our advisor), and our other net assets and liabilities. In general, we expect to report our quarterly estimated NAV in filings with the SEC and on our website.

        We intend to base our calculation of estimated NAV on the values of our assets and liabilities, without ascribing additional value to our enterprise or the going concern of our business. We expect that the values of our assets and liabilities will reflect the specific terms of our investments and our indebtedness, as well as conditions prevailing in the real estate, credit and broader financial markets. Before taking into consideration accrued dividends or class-specific expense accruals, any change in the aggregate NAV of our common stock (whether an increase or decrease) from one period to another will be allocated between each class of common stock (i.e., our Class A and Class C Shares) based on each class's relative percentage of the previous aggregate NAV of our common stock (or based on each class's relative percentage of the proceeds raised in this offering until we have determined our initial NAV).

        Following the calculation and allocation of changes in the aggregate NAV of our common stock as described above, the NAV for each class will be adjusted for accrued dividends and, in the case of the Class C Shares, the distribution and shareholder servicing fee, to determine the NAV. Class C Shares purchased in our distribution reinvestment plan will not be subject to the distribution and shareholder servicing fee. Selling commissions and the dealer manager fee, which are paid by purchasers of Class A and C Shares in the primary offering at the time of purchase, will have no effect on the NAV of any class.

        There can be no assurance:

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  that an estimated NAV could or will actually be realized by us or by stockholders upon liquidation (in part because appraisal or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

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  that stockholders could realize this value if they were to attempt to sell their shares, or

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  that this value could comply with the ERISA or IRA requirements described in "ERISA Considerations — Periodic Valuations."

Distribution and Shareholder Servicing Fees (Class C Shares Only)

        Our Class C Shares are subject to distribution and shareholder servicing fees in order to compensate the dealer manager and other dealers and investment representatives for services and expenses related to the marketing, sale and distribution of such shares and/or for providing shareholder services. Because the distribution and shareholder servicing fees are paid out of our assets on a quarterly basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of selling commissions.

        We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee.

        Our dealer manager may, in its discretion, re-allow to participating broker-dealers selected dealers up to 100% of the distribution and shareholder servicing fee for services that such broker-dealers perform in connection with the distribution of the shares of our Class C common stock.

        The annual distribution and shareholder servicing fees of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV) for the Class C Shares will be paid to Carey Financial. During this offering, the distribution and shareholder servicing fee will accrue daily and be paid quarterly in arrears. Thereafter, such fee will be paid quarterly in advance. The distribution and shareholder servicing fee is payable with respect to all Class C Shares, excluding Class C Shares issued under our distribution reinvestment plan.

Restrictions on Roll-Up Transactions

        In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period.

        The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal in the registration statement shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal, unless the issuer can establish a defense to such liability. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity (with no cash election option). This term does not include:

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  a transaction involving securities that have been listed on a national securities exchange or included for quotation on Nasdaq National Market System for at least 12 months; or

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  a transaction involving the conversion to corporate, trust or association form of only us if, as a consequence of the transaction there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to W. P. Carey; or our investment objectives.

        In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

            (A) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously, or

            (B) receiving cash in an amount equal to the stockholder's pro rata share of the appraised value of our net assets.

        We are prohibited from participating in any proposed Roll-up Transaction:

          (i) which would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in the charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of us. See "Management," "Reports to Stockholders" and "Description of Shares;"

          (ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (iii) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares — Meetings and Special Voting Requirements;" or

          (iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Transfer Agent

        The transfer agent and registrar for the shares is DST Systems, Inc. The transfer agent's address is 430 W. 7th Street, Suite 219145, Kansas City, MO 64105, and its phone number is 1-888-241-3737.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board,

  •
  a two-thirds vote requirement for removing a director,

  •
  a requirement that the number of directors be fixed only by vote of the directors,

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directorships. Our charter, however, provides that the total number of directors shall not be fewer than three. We have not adopted provisions for a classified board. As described above under "— Meetings and Special Voting Requirements," stockholders may, by the affirmative vote of a majority of the votes entitled to be cast on the matter, remove a director. In addition, stockholders entitled to cast at least 10% of all the votes entitled to be cast at the meeting on any matter may request that we call a special meeting of stockholders.

        Although our board of directors has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities.

Tender Offers

        Our charter provides that any tender offer made by a stockholder, including any "mini-tender" offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

        In order for any person to conduct a tender offer to any stockholder, our charter requires that the person comply with Regulation 14D of the Exchange Act, other than Rule 14d-9, and provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, any person initiating a tender offer would be required to provide:

  •
  Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

  •
  The ability to allow stockholders to withdraw tendered shares while the offer remains open;

  •
  The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

  •
  That all stockholders of the subject class of shares be treated equally.

        In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant person's shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person's noncompliance.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

THE OFFERING/PLAN OF DISTRIBUTION

The Offering

        We are publicly offering through Carey Financial, our dealer manager, on a best efforts basis a minimum of $2,000,000 of shares, and a maximum of $1,000,000,000 of shares, in any combination of Class A Shares and Class C Shares, priced at $10 and $9.35 per share, respectively. There are discounts available for certain categories of purchasers of our Class A Shares as described below. No shares of common stock will be sold and the offering will terminate unless subscriptions for at least the minimum offering have been obtained within six months after the date of this prospectus, or within the Extended Period. Until subscription funds for our shares total $2,000,000, the funds will be deposited in an escrow account at UMB Bank, our escrow agent, and thereafter in an interest-bearing account at UMB Bank, and interest earned on such funds will accrue to the benefit of subscribers as discussed in "— Arrangements with Respect to Money Held in the Escrow Account and the Interest Bearing Account." Also, see "— Special Notice to Pennsylvania Investors" for the special escrow arrangement for Pennsylvania investors. Subscription amounts with all interest due will be returned in the event that a minimum of $2.0 million in shares are not sold within six months after the date of this prospectus, or within the Extended Period. We will not charge fees on funds returned if the minimum offering is not met. Any purchases of shares by W. P. Carey or its affiliates, any officers or directors, or any of our affiliates for the explicit purpose of meeting the minimum offering amount must be made for investment purposes only, and not with a view toward redistribution. However, none of our affiliates expects to purchase any shares for the purpose of meeting the minimum offering amount. Carey Financial will not purchase any shares in this offering.

        A stockholder may purchase shares in the offering only after receipt of a final prospectus related to the offering. The sale to stockholders may not be completed until at least five business days after the date the stockholder receives a final prospectus. The minimum order is $2,000. The offering prices of our Class A and Class C Shares are based solely upon the amount of funds we wish to raise, rather than upon an appraisal of our assets or expected earnings. The offering prices were arbitrarily determined by our board of directors in the exercise of its business judgment. These prices may not be indicative of the price at which shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a stockholder would receive if we were liquidated or dissolved.

        We have also registered $400 million of shares for stockholders who elect to participate in the distribution reinvestment plan who receive a copy of this prospectus or a separate prospectus for such plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The shares purchased through our distribution reinvestment plan will initially be purchased at a price of $9.60 per Class A Share and $8.98 per Class C Share.

        Subject to the receipt of the minimum subscriptions set forth above, the primary offering of shares of our common stock will terminate on or before                           , 2014, which is two years after the effective date of this offering. However, our board of directors may decide to extend the offering for up to an additional year. If we extend the offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this offering until the earlier of 180 days after the third anniversary of the effective date of this offering or the effective date of the subsequent registration statement. If we decide to extend the primary offering beyond                           , 2014, we will provide that information in a prospectus supplement. If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.

Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Our board of directors may terminate this offering at any time prior to the termination date.

        This offering must be registered in every state, the District of Columbia and Puerto Rico in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state, the District of Columbia and Puerto Rico in which our registration is not renewed annually.

        Our shares may also be sold by our officers and directors and the officers and directors of our advisor without receiving any selling commission or dealer manager fees, in those states where they are licensed to do so or are exempt from licensing. All offers and sales of shares by our officers and directors and those of our advisor will be made under the safe harbor from broker-dealer registration provided by SEC Rule 3a4-1.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

        Our dealer manager is a member firm of FINRA. We have agreed to indemnify Carey Financial and selected dealers against specified liabilities, including liabilities under the Securities Act.

Front-End Selling Commissions and Discounts (Class A and Class C Shares)

        Except as provided below, Carey Financial will receive selling commissions of 7.0% of the gross offering proceeds for Class A Shares sold in this offering and 1.5% of the gross offering proceeds for Class C Shares sold in this offering. Reduced selling commissions will be paid with respect to certain volume discount sales of Class A Shares. See "— Volume Discounts" below for more detailed information on the volume discount sales and applicable restrictions. Further, selling commissions may be waived at the direction of Carey Financial, in connection with discounts, other fee arrangements or for sales to certain categories of purchasers. We do not pay any selling commissions or dealer manager fees for shares sold under our friends and family program or our distribution reinvestment plan, although we will pay administrative fees related to the purchase of shares through our distribution reinvestment plan.

        We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as selected dealers, to sell our shares. Except as provided below, our dealer manager will re-allow all of its selling commissions attributable to a selected dealer.

        We may also sell our Class A Shares at a discount to the offering price of $10.00 per share through the following distribution channels in the event that the investor:

        (1)   purchases shares through fee-based programs, also known as wrap accounts,

        (2)   purchases shares through participating broker dealers that have alternative fee arrangements with their clients,

        (3)   purchases shares through certain registered investment advisers,

        (4)   purchases shares through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, or

        (5)   is an endowment, foundation, pension fund or other institutional investor.

        If an investor purchases shares through one of the above distribution channels in our offering, we will sell the Class A Shares at $9.30 per share, reflecting that selling commissions are not being paid in connection with such purchases. The net proceeds to us will not be affected by any such reduction in selling commissions.

        In addition, we may sell Class A Shares at a discount to the primary offering price of $10.00 per share to:

  •
  certain closed-end investment companies registered under the Investment Company Act;

  •
  closed-end funds, advised by investment advisers that are affiliated with a selected dealer; or

  •
  private equity funds or other unregistered wealth management funds.

        If a purchaser described above buys shares through an affiliated selected dealer, we will sell the Class A Shares at a 7.5% discount, or at $9.25 per share, reflecting that selling commissions are not payable and the dealer manager fee is being reduced from 3.0% to 2.5%. The dealer manager may re-allow all or a portion of the dealer manager fee earned on sales to the above described purchaser to the affiliated broker-dealer of such purchaser. The net proceeds to us will not be affected by such reduction in selling commissions and dealer manager fees. The discounted price for the shares sold to those purchasers will not apply to any shares sold under our distribution reinvestment plan.

        Neither our dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Dealer Manager Fee (Class A and Class C Shares)

        Our dealer manager will receive a dealer manager fee with respect to each class of shares sold as compensation for acting as the dealer manager. The dealer manager fee paid to the dealer manager is as follows:

	Class A Shares	Class C Shares
Dealer Manager Fee (per share)	3.0%	2.0%

Distribution and Shareholder Servicing Fees (Class C Shares Only)

        In addition, our dealer manager will receive an annual distribution and shareholder servicing fees of 1.0% of the purchase price per share (or, once reported, the amount of our estimated NAV) for our Class C Shares purchased. During this offering, the distribution and shareholder servicing fee will accrue daily and be paid quarterly in arrears. Thereafter, such fee will be paid quarterly in advance.

        We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee.

        Our dealer manager may, in its discretion, re-allow to participating broker-dealers selected dealers up to 100% of the distribution and shareholder servicing fee for services that such broker-dealers perform in connection with the distribution of the shares of our Class C common stock.

        The dealer manager may re-allow to a selected dealer a portion of its dealer manager fee to that selected dealer as a marketing fee based upon such factors as:

  •
  the volume of sales estimated to be made by the selected dealer; or

  •
  the selected dealer's agreement to provide one or more of the following services:

  •
  providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in our promotion;

  •
  responding to investors' inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the markets in which we have invested;

  •
  assisting investors with redemptions; or

  •
  providing other services requested by investors from time to time and maintaining the technology necessary to adequately service investors.

        In addition, our dealer manager may reimburse certain of our selected dealers for:

  •
  technology costs; and

  •
  other costs and expenses associated with the primary offering, the facilitation of the marketing of our shares, such as the expenses associated with a web-based platform to assist in identifying potential investors, and the ownership of such shares by our selected dealers' customers.

        These costs will be paid out of the dealer manager fee. There is a possibility that these reimbursements may cause the aggregate compensation paid to a particular selected dealer to exceed ten percent of its sales. For a more complete discussion of all compensation and fees paid in connection with the offering, see "Management Compensation."

        Carey Financial, as our dealer manager, provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay Carey Financial a dealer manager fee of 3.0% and 2.0% of the price per Class A and Class C Share, respectively. In addition to re-allowing a portion of the dealer manager fee as a marketing fee, the fee will also be used for certain costs that are viewed by FINRA as included in the 10% underwriting compensation limit, such as the cost of the following activities:

  •
  travel and entertainment expenses;

  •
  compensation of Carey Financial's employees in connection with wholesaling activities;

  •
  expenses incurred in coordinating broker-dealer seminars and meetings;

  •
  wholesaling expense reimbursements paid by Carey Financial or its affiliates to other entities;

  •
  the national and regional sales conferences of our selected dealers;

  •
  training and education meetings for registered representatives of our selected dealers; and

  •
  permissible forms of non-cash compensation to registered representatives of our selected dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target. These gifts would include, but not be limited to, seasonal gifts.

        The maximum amount of all items of compensation we may pay to Carey Financial and the selected dealers is set forth in the table below. For a complete description of these fees, see "Management Compensation." This table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and Selected Dealer Compensation

	Maximum Aggregate(1)		Percent of the Gross Offering Proceeds
Class A common stock
Selling Commission	$56,000,000		7.0%
Dealer Manager Fee	$24,000,000		3.0%
Class C common stock
Selling Commission	$3,000,000		1.5%
Distribution and Shareholder Servicing Fees	—	(2)	— (2)
Dealer Manager Fee	$4,000,000		2.0%

(1)
The maximum aggregate compensation assumes that 80% and 20% of the shares sold in the primary offering are Class A and Class C Shares, respectively.

(2)
The distribution and shareholder servicing fees are not paid from offering proceeds. We will cease paying the distribution and shareholder servicing fee with respect to the Class C shares sold in this offering on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organization and offering fee paid for underwriting and underwriting compensation paid by the sponsor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., the gross proceeds of this offering of Class A and Class C Shares excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution and shareholder servicing fee. If $1 billion in shares (consisting of $800 million in Class A Shares, at $10.00 per share, and $200 million in Class C Shares, at $9.35 per share) is sold in the offering, then the maximum amount of distribution and shareholder servicing fees payable to Carey Financial is estimated to be $12 million, before the 10% underwriting compensation limit is reached.

        We will reimburse our dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred which are supported by a detailed and itemized invoice. Such reimbursements are subject to the limitations on organization and offering expenses described below. In this regard, our advisor may advance the due diligence reimbursements to the dealer manager and the selected dealers for which we will reimburse our advisor.

        Under FINRA rules, the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with the primary offering, including selling commissions and the dealer manager fee may not exceed 10% of our gross offering proceeds from the sale of shares in our primary offering. Carey Financial and we will monitor the payment of all fees and expense reimbursements to assure that this 10% underwriting compensation limit is not exceeded. Our dealer manager will reimburse us for any underwriting compensation in excess of FINRA's 10% underwriting compensation limit in the event the offering is terminated after reaching the minimum offering amount, but before reaching the maximum offering amount.

        In addition to the 10% underwriting compensation limit, FINRA and many states also limit the total organizational and offering expenses (including selling commissions and the dealer manager fee) that we may incur to 15% of our gross offering proceeds. Our advisor has agreed to reimburse any organizational and offering expenses, excluding selling commissions and the dealer manager fee that in the aggregate exceed the maximum expense cap. The maximum expense cap ranges from 1.5% – 4% of the gross offering proceeds, depending on the gross proceeds of shares sold. We expect that our total organizational and offering expenses, including selling commissions and the dealer manager fee, in connection with the primary offering to be $94,226,460 if the maximum of 100,000,000 shares are sold in the offering (assuming 80% of the shares sold are Class A Shares, and 20% of the shares sold are Class C Shares). During the course of the offering we may pay up to 5% of our gross offering proceeds for organizational and offering expenses (excluding selling commissions and the dealer manager fee) and at the end of the offering our advisor will reimburse us so that our organizational and offering expenses (excluding selling commissions and the dealer manager fee) do not exceed 4% of the gross proceeds from this offering if the gross proceeds are less than $500 million, 2% of the gross proceeds from this offering if the gross proceeds are $500 million or more but less than $750 million, and 1.5% of the gross proceeds from this offering if the gross proceeds are $750 million or more.

Volume Discounts (Class A Shares only)

        We will offer a reduced share purchase price on our Class A Shares in the offering to single purchasers on orders of more than $500,000 made through the same selected dealer, which we refer to in this prospectus as "volume discounts." Volume discounts are not applicable to Class C Shares or shares purchased pursuant to our distribution reinvestment plan. Selling commissions paid to the dealer manager and selected dealers will be reduced by the amount of the discount. The share purchase price of Class A Shares will be reduced for each incremental share purchased in the total volume ranges set forth in the table below.

Dollar Volume of Shares Purchased For A "Single" Purchaser	Purchase Price Per Share to Investors	Selling Commission Per Share For Incremental Share In Volume Discount Range
$2,000 – $500,000	$10.00	7.0%
500,001 – 1,000,000	9.90	6.0%
1,000,001 – 2,000,000	9.80	5.0%
2,000,001 – 3,000,000	9.70	4.0%
3,000,001 – 5,000,000	9.60	3.0%

        For example, a single purchaser would receive 55,050.5051 shares rather than 55,000 shares for an investment of $550,000 and the selling commission would be $38,030. The discount would be calculated as follows: On the first $500,000 of the investment there would be no discount and the purchaser would receive 50,000 shares at $10 per share. On the remaining $50,000, the per share price would be $9.90 and the purchaser would receive 5,050.5051 shares.

        For purposes of determining investors eligible for volume discounts, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as any individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account.

        An investor may accomplish this instruction by checking the appropriate box and providing requested information under the "Investment" section of our order form. To the extent an investor qualified for a volume discount on a particular purchase, any subsequent purchase, regardless of the number of shares subscribed for in that purchase (other than through the distribution reinvestment plan), will also qualify for that volume discount or, to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for $450,000, and a second purchase is for $80,000, then the first $50,000 of the second purchase will be priced at $10.00 per share and the remaining $30,000 of the second purchase will be priced at $9.90 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing and will be subject to our verification that all of the orders were made by a single purchaser.

        In the event orders are combined, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 7.0% selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

        The volume discount will be prorated among the separate accounts considered to be a single purchaser. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. Shares purchased pursuant to our distribution reinvestment plan on behalf of a participant in the plan will not be combined with other subscriptions for shares by the participant.

        Any reduction in selling commissions will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us with which to acquire properties or use for other corporate purposes. All investors will be deemed to have contributed the same amount per share to us whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions will receive higher returns on their investments in us as compared to investors who do not pay reduced selling commissions.

        Selling commissions and the dealer manager fee for purchases of more than $5 million are negotiable. Selling commissions and the dealer manager fee paid will in all cases be the same for the same level of sales and once a price is negotiated with the initial purchaser this will be the price for all purchases at that volume. In the event of a sale of more than $5 million, we will supplement this prospectus to include:

  •
  the aggregate amount of the sale;

  •
  the price per share paid by the purchaser; and

  •
  a statement that other similar investors wishing to purchase at that volume of securities will pay the same price for that volume of securities.

        California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

  •
  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

  •
  all purchasers of the shares must be informed of the availability of quantity discounts;

  •
  the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

  •
  the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

  •
  the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

  •
  no discounts are allowed to any group of purchasers.

        Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Shares Purchased by Broker-Dealers Participating in the Offering and our Affiliates (Class A Shares only)

        We may sell Class A Shares to selected dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per share, which is net of the selling commissions. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net offering proceeds we receive will not be affected by the discounted sales price of such shares. We will not sell shares to selected dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives until 90 days after our registration statement is declared effective by the SEC.

        Our officers and directors and their family members, as defined above, as well as our advisor and its affiliates and the officers, directors, and employees of our advisor and its affiliates and their family members and if approved by our board, consultants, may purchase directly from us Class A Shares offered in this offering at $9.00 per share, which is net of all selling commissions and the dealer manager fee. Except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares that may be sold to such persons. The net offering proceeds we receive will not be affected by the reduced sales price of such shares. Such persons shall be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

Investments through IRA Accounts

        We may engage a custodian to act as an IRA custodian for original stockholders who desire to establish an IRA. We will provide the name(s) of such IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay (1) the fees related to the establishment of investor accounts with such IRA custodians in connection with sales recommended by RIAs or sales of more than $5,000,000, and (2) the fees related to the maintenance of any such account for the first year following its establishment, and such payment will be treated as a purchase price reduction. Thereafter, the IRA custodian(s) may provide this service to our stockholders at such stockholder's expense with annual maintenance fees charged to the stockholder. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Other Sales

        From time to time, we or our operating partnership may sell equity securities to institutional investors. We may sell shares of our common stock directly to institutional investors in this offering or we and our operating partnership may sell equity interests in other public offerings or private placement transactions. Such sales may be based upon the price at which shares of common stock are being sold in this offering, or they may be at negotiated prices and on terms that are different from the terms of this offering. We may pay commissions to placement agents, selected dealers, brokers and our dealer manager in connection with such transactions that are different from the dealer manager fees and selling commissions described above. In the event of a sale to an institution in this offering at a negotiated price, then we will supplement this prospectus to include:

  •
  the aggregate amount of the sale;

  •
  the price per share paid by the institution; and

  •
  a statement that other similar institutions wishing to purchase at that volume of securities will pay the same price for that volume of securities.

        For a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock, see "United States Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders."

Arrangements with Respect to Money Held in the Escrow Account and the Interest-Bearing Account

        Until the subscription proceeds equal $2,000,000, all funds received by our escrow agent from the dealer manager and selected dealers in connection with orders will be promptly deposited in an interest-bearing escrow account with our escrow agent, UMB Bank, at our expense until these funds are released as described below. Also, see "— Special Notice to Pennsylvania Investors" for the special escrow arrangement for Pennsylvania investors. Payment for shares is to be sent to our escrow agent. After subscription proceeds exceed $2,000,000, the funds will be deposited into an interest-bearing account at UMB Bank. UMB Bank will be given the right to invest funds in U.S. government securities, certificates of deposit or other time or demand deposits of commercial banks with a net worth of $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of Exchange Act Rule 15c2-4.

        As soon as practicable after the date a stockholder is admitted to CPA®:18, we will pay to such stockholder whose funds had been held in escrow for at least 20 days its share of interest earned. Interest, if any, earned on funds held in escrow will be payable to you only if your funds have been held in escrow by our escrow agent for at least 20 days or more from the date of receipt of the funds by our escrow agent. You will not otherwise be entitled to interest earned on funds held by our escrow agent. Interest earned, but not payable to you, will be paid to us. After the initial admission of stockholders in connection with the sale of the minimum offering amount of $2,000,000, it is our intention to admit stockholders generally on a daily basis. If your subscription is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within 30 days after the date of such rejection. Interest earned, but not payable to you, will be paid to us.

        The sale to a stockholder may not be completed until at least five business days after the date the stockholder receives a final prospectus. The sale of shares pursuant to the order form will not be complete until we issue a written confirmation of purchase to you. While your funds are held in escrow or in the interest-bearing account and at any time prior to the date the sale is completed, you may withdraw your order by notifying your broker-dealer.

Special Notice to Pennsylvania Investors

        Because the minimum offering of our common stock is less than $50,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) prior to                            , 2013. In the event we do not raise gross offering proceeds of $50,000,000 by                           , 2013, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by our escrow agent in trust for Pennsylvania subscribers' benefit, pending release to us.

        If we have not reached this $50,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If a Pennsylvania investor requests a refund within 10 days of receiving that notice, we will arrange for our escrow agent to promptly return by check that investor's subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $50,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent 120-day period, we will again notify each Pennsylvania investor of his or her right to receive a refund of his or her subscription amount with interest. Until we have raised $50,000,000, Pennsylvania investors should make their checks payable to "UMB Bank, N.A., as Escrow Agent for Corporate Property Associates 18 — Global Incorporated." Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to "Corporate Property Associates 18 — Global Incorporated."

REPORTS TO STOCKHOLDERS

        We will provide periodic reports to stockholders regarding our operations over the course of the year. Financial information contained in all reports to stockholders will be prepared in accordance with accounting principles generally accepted in the United States. Tax information will be mailed to the stockholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year, or such shorter period (but not less than 90 days) as may be required by law. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period as may be required by law. The annual report will also contain:

  •
  the ratio of the costs of raising capital during the period to the capital raised;

  •
  an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value;

  •
  the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any affiliate of the advisor by us and including fees or charges paid to the advisor and any affiliate of the advisor by third parties doing business with us;

  •
  our total operating expenses, stated as a percentage of average invested assets and as a percentage of our adjusted net income;

  •
  a report from the independent directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination; and

  •
  separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving us, our directors, our advisor, W. P. Carey and any affiliate thereof occurring in the year for which the annual report is made. Independent directors are specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

        The board of directors, including the independent directors, must take reasonable steps to insure that the above requirements are met.

        If a distribution is not being funded from cash flow from operating activities, our stockholders resident in Arizona, New York, Maryland and California will be provided disclosure that provides the percentage and dollar amount that is being funded from cash flow from operating activities and the percentage and dollar amount that is being funded by offering proceeds or borrowings.

        We may also receive requests from stockholders and their advisors to answer specific questions and report to them regarding our operations over the course of the year utilizing means of communication in addition to the periodic written reports referred to in the previous paragraph. Personnel from our dealer manager and our advisor's investor relations group will endeavor to meet any such reasonable request electronically or in person. We expect that the costs not material to our total operation budget will be incurred to provide this stockholder service.

        Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See "Description of Shares — Meetings and Special Voting Requirements." Stockholders also have the right to inspect and duplicate our appraisal records. In the event that the SEC promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interest of us and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

LEGAL OPINIONS

        Certain legal matters, including the legality of the shares, will be passed upon for us by Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 and Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, MD 21202. Certain legal matters will be passed upon for us by Reed Smith LLP, 2500 Liberty Place, Philadelphia, Pennsylvania 19103.

EXPERTS

        To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

SALES LITERATURE

        In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include, but is not limited to, the following:

  •
  an investor sales promotion brochure;

  •
  prospecting letters or mailers and seminar invitations;

  •
  media advertising inviting seminar attendance;

  •
  a brochure describing the investment committee;

  •
  information on a website;

  •
  a presentation using a computer;

  •
  reprints of articles about us or the net lease or sale-leaseback industry;

  •
  a fact sheet describing acquisitions;

  •
  a slide presentation and studies of the prior performance of entities managed by W. P. Carey and its affiliates as well as other net lease investment programs;

  •
  broker-dealer updates;

  •
  an electronic media presentation;

  •
  a video presentation;

  •
  a cd-rom presentation;

  •
  a script for telephonic marketing; and

  •
  certain third-party articles.

        In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

FURTHER INFORMATION

        We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. You may read and copy our registration statement and all of its exhibits, which we have filed, at the SEC's Public Reference Room in Washington, D.C. at 100 F. Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information about operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The address of this website is http://www.sec.gov. All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED

BALANCE SHEET

As of                            , 2012

        To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED

NOTES TO BALANCE SHEET

        To be added by amendment. As of the date of this filing, the entity has not commenced operations and has nominal assets and liabilities.

ANNEX A
PRIOR PERFORMANCE TABLES

        The information presented in the following tables in this Annex A represents the historical experience of the prior programs (the "Prior Programs") sponsored by affiliates of W. P. Carey and the record of the Prior Programs in meeting their investment objectives.

        These tables are as follows:

    Table II — Compensation to Advisor

    Table III — Operating Results of Prior Programs

    Table IV — Results of Completed Programs

    Table V — Sales or Dispositions of Properties

        Persons who purchase shares in CPA®:18 will not thereby acquire any ownership interest in any of the Prior Programs to which these tables relate. It should not be assumed that investors in CPA®:18 will experience results comparable to those experienced by investors in the Prior Programs. Neither CPA®:18 nor any of the other Prior Programs is a mutual fund or any other type of investment company within the meaning of the Investment Company Act or subject to regulations thereunder. See "Prior Programs" elsewhere in this prospectus.

        A more detailed description of the acquisitions by the Prior Programs is set forth in Table VI — Acquisition of Properties by CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global, included in Part II of the Registration Statement to which this prospectus relates and is available from W. P. Carey upon request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800)-WP-CAREY, free of charge. In addition, upon request to W. P. Carey, it will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC for CPA®:15, CPA®:16 — Global and CPA®:17 — Global, as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

        The following are definitions of certain terms used throughout the Prior Performance Tables:

        "Acquisition Fees" means the fees and commissions paid to the advisor in connection with structuring and negotiating investments and related mortgage financing.

        "GAAP" means accounting principles generally accepted in the United States of America.

        "Total Acquisition Cost" represents the contract purchase price plus acquisition fees and other prepaid costs related to the purchase of investments.

        Unless otherwise indicated in the tables, all information contained in the following tables reflects historical information of the Prior Programs as of the dates, and for the periods, presented. Since December 31, 2007, certain of the Prior Programs have engaged, and in the future may engage, in dispositions of assets that may result in such Prior Programs having to retrospectively adjust their financial results for prior periods to reflect the assets sold or held for sale as discontinued operations pursuant to current authoritative accounting guidance. The following tables do not give effect to any such adjustments by the Prior Programs, with the exception of Table III, which reflects the retrospective adjustment of the operating results of CPA®:16 — Global for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 for the disposition of assets during 2011.

TABLE II
Compensation to Advisor as of December 31, 2011(1)

        Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the advisor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid on Prior Programs during the three-year period ended December 31, 2011.

        The information presented in this table should not be considered as indicative of the compensation that will be received by the advisor and affiliates of the advisor. The compensation payable to the advisor and affiliates of the CPA® Programs differs from the entitlement and allocation of compensation to the advisor and affiliates of the advisor in this offering. See "Management Compensation" and "Estimated Use of Proceeds." Purchasers of shares offered by this prospectus will not have any ownership in the CPA® Programs.

Other Programs(2)
Date offering(s) commenced	Feb-1994 - Nov-2007
Dollar amount raised (net of discounts and individual advisor contributions)	$4,760,246,856
Amount to be paid to advisor from proceeds of offering:
Underwriting fees(3)	175,779,973
Acquisition fees — real estate commissions and initial mortgage placement fees	110,491,528
Dollar amount of cash generated from operations before deducting payments to advisor(4)	1,295,277,000
Amount paid to advisor from operations:
Asset management fees	219,303,765
Reimbursements(5)	31,498,220
Leasing Commissions	—
Other (cash distributions to advisor)	22,162,819
Dollar amount of property sales and refinancing before deducting payments to advisor:(6)
— cash	2,592,458,428
— mortgage loans	384,042,831
Amount paid to sponsor from property sales and refinancing:
Real estate commissions(7)	21,267,988
Incentive fees(8)	31,247,091
Other(9)	2,195,168

FOOTNOTES

(1)
The amounts in this table relating to proceeds of the offerings are cumulative and are as of December 31, 2011 and the amounts relating to cash generated from operations, property sales and refinancing are for the three years ended December 31, 2011.

(2)
Represents the following CPA® Programs: CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global.

(3)
Includes commissions, selected dealers and marketing fees and all other costs, including due diligence costs, relating to the offering of shares. A substantial portion of costs reimbursed to the advisor and affiliates are passed through to unaffiliated broker-dealers.

(4)
Amount excludes CPA®:14's cash generated from operations for the period from January 1, 2011 to May 2, 2011. We estimate that cash flow from operations for CPA®:14 for this period was approximately $28 million to $38 million, based on prorated average actual cash flows provided from operations for 2010 and 2011. Due to the merger with CPA®:16 — Global, CPA®:14 did not file a quarterly report on form 10-Q for the quarter ended March 31, 2011.

(5)
Represents reimbursements of personnel provided by advisor and its affiliates in connection with providing management and administrative services.

(6)
Includes approximately $1,855,000,000 of proceeds from the sale of properties to affiliates in connection with CPA®:14's merger with CPA®:16 — Global in May 2011.

(7)
Real estate commissions represent subordinated disposition fees paid to the advisor upon the sale of CPA®:14's assets in connection with its merger with CPA®:16 — Global in May 2011. Such fees were payable after recoupment by stockholders of their initial investment plus a specified preferred return.

(8)
Incentive fees represent incentive fees paid to the advisor in connection with the merger of CPA®:14 with CPA®:16 — Global in May 2011. Such fees were payable after recoupment by stockholders of their initial investment plus a specified preferred return.

(9)
Represents fees paid to the advisor in connection with the refinancing of mortgage obligations on existing properties.

TABLE III
Operating Results of Prior Programs

        Table III includes information showing the operating results of Prior Programs, the offerings of which have closed subsequent to January 1, 2007. This Table is designed to provide the investor with information on the financial operations of such Prior Programs for the five most recent fiscal years. The results shown in this Table are in all cases for years ended December 31.

        The information in this table should not be considered as indicative of our possible operations. Purchasers of shares offered by this prospectus will not have any ownership in the CPA® REITs. The CPA® REITs may obtain mortgage financing in the future which would make additional funds available for investment by the funds. Any additional investment may significantly alter the information presented in this table.

        For more current information on the Prior Program included in the Table below, please see its Annual Report on Form 10-K filed with the SEC in March 2012.

	CPA®:16 — Global
	2007	2008	2009	2010	2011
Gross Revenues	$157,474,971	$226,560,385	$227,593,046	$229,407,298	$312,610,876
Gain (loss) on sale of properties	—	136,558	43,722	(78,336)	472,018
Other(1)	24,764,595	14,259,474	20,165,871	18,776,416	55,711,444
Unrealized gains (losses)(2)	2,739,117	(3,365,042)	(377,725)	(768,399)	(2,308,001)
Impairment charges(3)	—	(890,000)	(30,337,632)	(9,594,561)	(10,685,246)
Discontinued operations	2,378,346	1,847,826	(15,354,324)	8,607,672	(11,544,564)
Less:
Operating expenses	(36,241,253)	(67,615,211)	(65,209,392)	(63,194,043)	(128,368,339)
Interest expense	(62,037,020)	(79,599,436)	(77,327,212)	(76,197,536)	(107,027,851)
Depreciation	(30,479,893)	(43,973,870)	(46,236,834)	(47,720,520)	(87,565,697)
Net Income (Loss)	58,598,863	47,360,684	12,959,520	59,237,991	21,294,640
Non controlling interest	(24,394,448)	(27,113,973)	(15,498,799)	(27,230,990)	(11,792,784)
Net Income (Loss) attributable to CPA®:16 — Global shareholders	34,204,415	20,246,711	(2,539,279)	32,007,001	9,501,856
Taxable Income (Loss):
— from gain (loss) on sale	3,020,450	32,782	6,089,797	(1,119,322)	(142,323)
— from operations	51,038,971	18,403,440	15,737,990	17,283,685	102,636,501
Cash generated from operations(4)	120,985,178	117,433,091	116,624,313	121,390,355	156,926,843
Cash generated from sales	—	22,886,474	28,185,186	1,346	131,076,902
Cash generated from refinancing	—	—	29,000,000	29,000,000	33,700,000
Cash generated from operations, sales and refinancing	120,985,178	140,319,565	173,809,499	150,391,701	321,703,745
Less: Cash distributed to investors:
— from operating cash flow(5)	72,552,053	79,010,411	80,777,522	82,012,879	103,879,315
— from sales and refinancing	—	—	—	—	—
Cash generated after cash distributions	48,433,125	61,309,154	93,031,977	68,378,822	217,824,430
Less: Special items	—	—	—	—	—

	CPA®:16 — Global
	2007	2008	2009	2010	2011
Cash generated after cash distributions and special items	48,433,125	61,309,154	93,031,977	68,378,822	217,824,430
Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income
— from operations	45	16	18	13	41
— from recapture	0	0	0	0	0
Capital gain	—	—	—	—	25
Nontaxable distributions	20	50	48	53	—
Cash Distributions to Investors:
Source (on GAAP basis):
— Investment income	29	17	(2)	26	5
— Return of capital	36	49	68	40	61
Source (on cash basis):
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	65	66	66	66	66
— Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	95%	95%	94%

FOOTNOTES

(1)
Comprised primarily of results of equity investments income (loss), interest income and realized gains (losses) on settlement of foreign currency intercompany transactions.

(2)
Unrealized gains (losses) are comprised primarily of unrealized gains (losses) on derivative instruments, warrants and foreign currency intercompany transactions scheduled for settlement.

(3)
Impairment charges are comprised primarily of write downs of properties leased to Polestar Petty Ltd. and Willy Voit GmbH & Co. Stanz-und Metallwerk (2008); properties leased to SaarOTEC (formerly Görtz & Schiele GmbH & Co., Foss Manufacturing Company LLC, John McGavigan Limited and several properties accounted for as net investments in direct financial leases; properties leased to The Talaria Company (Hinckley) and several properties accounted for as net investments in direct financing leases (2010) and properties leased to Carrefour Frances, SAS, Mountain City Meats Co., Inc. and several properties accounted for as net investments in direct financial leases (2011).

(4)
All amounts in this item are sourced from operations.

(5)
To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

TABLE IV
Results of Completed Programs

        Table IV provides information on Prior Programs that have completed operations from January 1, 2007 through December 31, 2011.

        The information presented in this table should not be considered as indicative of our possible operations.

CPA®:14
Dollar Amount Raised	$657,943,000
Number of Properties Purchased	236
Date of Closing of Offering	Nov-01
Date of First Sale of Property	Dec-00
Date of Final Sale of Property(1)	May-11
Tax and Distribution Data per $1,000 Investment Through Federal Income Tax Results:
Ordinary income	$669
— from operations	78
— from recapture	103
Capital gain	181
Deferred gain	—
Nontaxable distributions	205
Cash Distributions to Investors Source (on GAAP basis)
— Investment Income	722
— Return of Capital	332
Source (on cash basis)
— Sales	71
— Refinancing	—
— Operations	983

FOOTNOTES

(1)
Date of merger of CPA®:14 and CPA®:16 — Global. Shares of CPA®:14 were converted to shares of CPA®:16 — Global or cash.

TABLE V
Sales or Dispositions of Properties as of December 31, 2011

        Table V provides information on the sales and dispositions of property held by our Prior Programs (CPA®:14, CPA®:15, CPA®:16 — Global and CPA®:17 — Global) since January 1, 2009. Additionally, none of our dispositions had purchase money mortgages that were taken back by the program or GAAP adjustments.

        The information in this table should not be considered as indicative of our possible performance. Purchasers of the shares offered by this prospectus will not have any ownership in the CPA® REITs.

			Selling Price net of Closing Costs and GAAP Adjustments			Cost of Properties Including Closing and Soft Costs(1)
Property	Date acquired	Date of sale	Cash received net of closing costs	Mortgage balance at time of sale	Total Proceeds Received From Sale	Original Equity Investment	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Excess (deficiency) of operating receipts over cash expenditures(2)
Moonlight Molds(3)	Jul-99	Feb-09	$977,510	$2,675,875	$3,653,385	$3,282,723	$3,000,000	$6,282,723	$1,017,541
American Pad & Paper LLC(4)	Aug-03	Mar-09	2,183,538	1,982,045	4,165,583	1,787,589	1,982,045	3,769,634	504,480
Career Education Corporation(5)	May-02	May-09	22,275,606	—	22,275,606	7,202,203	12,500,000	19,702,203	6,033,319
Thales S.A.(6)	Jul-04, Aug-04	Jul-09	197,049	46,457,126	46,654,175	19,897,502	54,022,254	73,919,756	9,262,455
Holopack International Corp.(7)	Mar-07	Jul-09	26,233,615	24,446,889	50,680,504	18,570,314	26,000,000	44,570,314	2,940,210
Metals America, Inc.(8)	Feb-05	Aug-09	—	3,528,477	3,528,477	3,443,080	4,000,000	7,443,080	1,062,614
Shires Limited(9)	Apr-03	Sep-09, Oct-09	624,209	14,080,223	14,704,432	11,720,131	23,493,371	35,213,502	8,595,599
Southwest Convenience Stores, LLC(10)	Jul-06	Oct-09	221,339	408,000	629,339	238,860	408,000	646,860	34,585
Fraikin SAS(11)	Dec-06	Oct-09	265,230	1,060,920	1,326,150	293,389	946,100	1,239,489	11,477
Innovate Holdings Limited(12)	Jan-03	Oct-09	—	14,962,420	14,962,420	6,437,950	16,540,050	22,978,000	840,409
The Kroger Co.(13)	Sep-04	Oct-09, Dec-09	4,392,161	—	4,392,161	5,975,962	—	5,975,962	1,029,817
Nortel Networks Inc.(14)	Dec-01	Mar-10	—	27,554,257	27,554,257	18,453,608	30,000,000	48,453,608	19,494,841
The Retail Distribution Group, Inc.(15)	Aug-99	Mar-10	8,882,004	—	8,882,004	3,944,193	6,040,000	9,984,193	1,568,012
Garden Ridge, Inc.(16)	Sep-04	Mar-10	6,154,133	—	6,154,133	3,866,295	5,154,166	9,020,461	1,557,400
PETsMART, Inc.(17)	Nov-01	Jun-10	905,789	1,365,820	2,271,609	1,248,502	1,500,000	2,748,502	941,993
Buffets, Inc.(18)	Sep-00	Jun-10	—	19,363,024	19,363,024	9,057,408	11,785,000	20,842,408	6,135,753
Atrium Companies, Inc.(19)	Nov-99	Aug-10	3,000,000	—	3,000,000	1,934,376	3,272,876	5,207,252	2,511,919
Goertz & Schiele Corp.(20)	Nov-06	Sep-10	—	13,335,717	13,335,717	10,560,673	13,700,000	24,260,673	3,140,110
Valley Diagnostic(21)	Oct-07	Nov-10	—	4,050,439	4,050,439	1,797,308	4,125,000	5,922,308	422,119
Orgill, Inc.(22)	Jan-00	Nov-10	3,251,000	—	3,251,000	2,197,382	3,300,000	5,497,382	5,428,332
Tower Automotive, Inc.(23)	Apr-02	Dec-10	(3,496,454)	5,596,454	2,100,000	3,681,352	6,116,300	9,797,652	9,332,769
Compucom Systems, Inc.(24)	Mar-99	Dec-10	26,454,115	20,469,558	46,923,673	15,000,000	23,000,000	38,000,000	26,066,080
ShopRite Supermarkets, Inc.(25)	Sep-04	Dec-10	4,293,460	3,951,879	8,245,339	1,099,920	4,427,601	5,527,521	1,851,325
ShopRite Supermarkets, Inc.(26)	Sep-04	Dec-10	27,538,745	—	27,538,745	2,678,401	10,810,512	13,488,913	8,968,969
Childtime Childcare, Inc.(27)	Sep-04	Feb-11, Mar-11, May-11, Sep-11	5,697,197	—	5,697,197	1,941,761	3,187,821	5,129,582	2,299,385
Advanced Accessory Systems, Inc.(28)	Nov-03	Feb-11	—	6,143,047	6,143,047	4,231,807	7,400,000	11,631,807	9,092,068
Nexpak Corporation(29)	Mar-01	Mar-11	—	7,141,313	7,141,313	5,712,565	7,900,000	13,612,565	4,258,216
Westell, Inc.(30)	Dec-06	Apr-11	14,412,257	—	14,412,257	7,729,444	9,967,209	17,696,653	3,341,289
Metaldyne Machining and Assembly Company, Inc.(31)	Aug-01	Apr-11	(1,488,326)	2,638,200	1,149,874	1,942,778	2,951,473	4,894,251	1,883,667
Amerix Corporation(32)	Nov-99	Apr-11	25,712,627	—	25,712,627	8,415,695	14,500,000	22,915,695	15,148,268
SaarOTEC (formerly Gortz & Schiele GmbH)(33)	Nov-06	Apr-11	(1,701,735)	2,139,465	437,730	632,410	1,930,845	2,563,255	131,964
Special Devices, Incorporated(34)	Dec-06	Apr-11	5,422,064	15,648,374	21,070,438	11,475,372	17,657,164	29,132,536	8,716,279
Production Resource Group, LLC(35)	May-11	May-11	5,157,488	1,568,908	6,726,396	5,216,092	1,568,908	6,785,000	(308,230)
International Garden Products, Inc.(36)	May-11	May-11	—	5,625,000	5,625,000	—	5,625,000	5,625,000	(8,031)
Carquest Canada Ltd.(37)	Dec-10	May-11	19,961,780	—	19,961,780	18,604,568	—	18,604,568	724,487
Derma First Aid Products, Inc.(38)	May-11	Jun-11	6,390,747	—	6,390,747	6,414,847	—	6,414,847	(77,329)
Symphony IRI Group, Inc.(39)	Sep-04	Jun-11	4,287,430	—	4,287,430	11,070,704	9,074,564	20,145,268	6,876,446
Celadon Real Estate Corp.(40)	May-11	Jul-11	11,155,950	—	11,155,950	—	—	—	—
PETsMART, Inc.(41)	Nov-01	Jul-11	47,820,711	25,493,797	73,314,508	36,331,353	25,237,739	61,569,092	537,561

			Selling Price net of Closing Costs and GAAP Adjustments			Cost of Properties Including Closing and Soft Costs(1)
Property	Date acquired	Date of sale	Cash received net of closing costs	Mortgage balance at time of sale	Total Proceeds Received From Sale	Original Equity Investment	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Excess (deficiency) of operating receipts over cash expenditures(2)
Best Buy Stores L.P.(42)	Sep-04	Sep-11	29,025,760	23,438,716	52,464,476	57,474,909	27,720,252	85,195,161	13,055,163
Tower Automotive, Inc.(43)	May-11	Oct-11	(298,556)	1,473,556	1,175,000	3,391,310	1,527,180	4,918,490	400,633
Fraikin SAS(44)	Dec-06, Mar-07	Oct-11	1,892,660	4,916,335	6,808,995	812,252	3,673,583	4,485,835	(644,818)
International Alumimum Corp.(45)	Jun-07	Oct-11	1,313,269	3,530,785	4,844,054	875,271	3,915,262	4,790,533	(5,103)
Ameriserve Food Distribution, Inc.(46)	May-11	Dec-11	14,220,526	—	14,220,526	22,810,000	—	22,810,000	1,632,433
Life Time Fitness, Inc.(47)	Feb-03	Dec-11	35,948,347	72,051,653	108,000,000	42,236,450	72,846,111	115,082,561	31,298,136
Worthington Precision Metals, Inc.(48)	Apr-04	Dec-11	958,600	—	958,600	1,368,498	2,451,800	3,820,298	2,579,984
Checkfree Holdings, Inc. (Fiserv, Inc.)(49)	Jun-99	Apr-11	7,501,961	—	7,501,961	15,798,151	15,800,000	31,598,151	31,909,048
Federal Express Corporation(49)	Dec-00	Apr-11	19,091,000	53,913,159	73,004,159	28,800,000	45,000,000	73,800,000	30,221,573
Amylin Pharmaceuticals, Inc.(49)	Dec-06	Apr-11	5,489,070	17,647,148	23,136,218	8,244,414	35,350,000	43,594,414	1,621,343

			$392,323,876	$448,658,579	$840,982,455	$455,899,771	$581,408,186	$1,037,307,957	$283,436,560

FOOTNOTES

(1)
The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs. Original equity investment and mortgage financing includes amounts funded for the initial acquisition plus subsequent capital improvements and costs funded through equity investments.

(2)
Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the period the property was owned by the most recent owner.

(3)
In July 1999, CPA®:14 purchased a property in Gardena, California net leased to Moonlight Molds. In February 2009, CPA®:14 sold the property for $3,653,385, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $2,675,875. CPA®:14 recognized a gain on this sale of $401,630, excluding previously recognized impairment charges totaling $2,900,000.

(4)
In August 2003, CPA®:15 purchased a property in Holyoke, Massachusetts net leased to American Pad & Paper LLC. In March 2009, CPA®:15 sold the property for $4,165,583, net of closing costs, and recognized a gain on this sale of $850,626. CPA®:15 used the proceeds to prepay a portion of an outstanding mortgage obligation totaling $2,745,000, of which $1,982,045 was collateralized by the Holyoke property and $762,955 was collateralized by three other properties that are also net leased to American Pad and Paper. The amounts in the table above solely reflect the results of the Holyoke property.

(5)
In May 2002, CPA®:14 purchased a property in Allentown, Pennsylvania net leased to Career Education Corporation. In May 2009, CPA®:14 sold the property for $22,275,606, net of closing costs, and recognized a gain on this sale of $8,209,305. Concurrent with the closing of this sale, CPA®:14 used a portion of the sale proceeds to defease non-recourse mortgage debt totaling $14,966,204 on two unrelated domestic properties and incurred defeasance charges totaling $445,552. CPA®:14 then substituted the then-unencumbered properties as collateral for a $12,222,000 non-recourse mortgage loan that had previously been collateralized by the Allentown property. The terms of the $12,222,000 loan remain unchanged.

(6)
In July and August 2004, CPA®:15 and CPA®:16 — Global purchased properties in Guyancourt, Ymare, Laval and Aubagne, France. In July 2009, CPA®:15 and CPA®:16 — Global sold the properties for $46,654,175, net of closing costs, and used the proceeds to repay a portion of an outstanding mortgage obligation totaling $46,457,126. CPA®:15 and CPA®:16 — Global recognized a gain on this sale of $11,309,151, excluding previously recognized impairment charges totaling $35,392,341. In connection with the mortgage repayment, CPA®:15 and CPA®:16 — Global incurred mortgage prepayment penalties totaling $2,033,405.

(7)
In March 2007, CPA®:16 — Global purchased a property in Columbia, South Carolina net leased to Holopack International Corp. In July 2009, CPA®:16 — Global sold the property for $50,680,504, net of closing costs, which was comprised of cash consideration of $26,233,615 and the assumption of the outstanding mortgage obligation of $24,446,889 by the buyer of the property. CPA®:16 — Global recognized a gain on this sale of $7,974,012.

(8)
In February 2005, CPA®:16 — Global purchased a property in Shelby, North Carolina net leased to Metals America, Inc. In August 2009, CPA®:16 — Global sold the property for $1,300,000 and recognized a loss on this sale of $339,850, excluding previously recognized impairment charges totaling $5,100,000. This property was encumbered by a non-recourse mortgage loan of $3,528,477. Concurrent with the closing of this sale, the lender agreed to release all the liens on the property in exchange for the sale proceeds. As a result of the release of the liens, CPA®:16 — Global recognized a gain on extinguishment of debt of $2,313,246.

(9)
In April 2003, CPA®:15 purchased properties in Bradford, Belfast, Darwen, Stoke-on-Tenant, and Rochdale, United Kingdom and Dublin, Ireland net leased to Shires Limited. In September 2009, CPA®:15 sold the Darwen property for $959,856, net of closing costs, and used $713,476 of the proceeds to repay a portion of an outstanding mortgage obligation. CPA®:15 recognized a loss on this sale of $2,129,197. In October 2009, CPA®:15 returned the remaining five properties to the lender in exchange for the lender's agreement to relieve CPA®:15 of all obligations under the related non-recourse mortgage loan. The five properties and related mortgage loan had carrying values of $13,744,576 and $13,366,747, respectively, at the date of disposition. CPA®:15 recognized a gain on this disposition of $1,106,703, excluding previously recognized impairment charges totaling $19,610,396. In connection with its release from the mortgage obligations, CPA®:15 recognized a gain on extinguishment of debt totaling $998,750.

(10)
In July 2006, CPA®:16 — Global purchased a property in Socorro, Texas net leased to Southwest Convenience Stores, LLC. In October 2009, CPA®:16 — Global sold the property for $629,339, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage balance of $408,000. CPA®:16 — Global recognized a gain on this sale of $224.

(11)
In December 2006, CPA®:16 — Global purchased a property in Corbas, France net leased to Fraikin SAS. In October 2009, CPA®:16 — Global sold the property for $1,326,150, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $1,060,920. CPA®:16 — Global recognized a gain on this sale of $15,522.

(12)
In January 2003, CPA®:15 purchased a property in Birmingham, UK formerly net leased to Innovate Holdings Limited. In October 2009, CPA®:15 returned the property to the lender in exchange for the lender's agreement to relieve CPA®:15 of all obligations under the related non-recourse mortgage loan. The property and related mortgage loan had carrying values of $14,408,193 and $14,962,420, respectively, at the date of disposition. CPA®:15 recognized a gain on this disposition of $246,417, excluding previously recognized impairment charges totaling $7,298,815. In connection with its release from the mortgage obligations, CPA®:15 recognized a gain on extinguishment of debt totaling $576,440.

(13)
In February 1992, CPA®:10 and CIP® purchased properties in North Little Rock and Conway, Arkansas net leased to The Kroger Co. In December 2001, in connection with the merger of CPA®:10 and CIP®, CIP® acquired CPA®:10's interest in the properties. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired the properties. In October and December 2009, CPA®:15 sold the properties for $4,392,161, net of closing costs, and recognized a loss on these sales of $17,021, excluding previously recognized impairment charges totaling $1,473,000. Cost of properties including closing and soft costs reflects CPA®:15's cost to acquire the properties in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the properties.

(14)
In December 2001, CPA®:14 purchased a property in Richardson, Texas net leased to Nortel Networks, Inc. In March 2010, CPA®:14 returned the property to the lender in exchange for the lender's agreement to relieve CPA®:14 of all obligations under the related non-recourse mortgage loan. The property and related mortgage loan had carrying values of $16,922,211 and $27,554,257, respectively, at the date of disposition. CPA®:14 had previously recognized impairment charges totaling $22,152,000 related to this property. In connection with its release from the mortgage obligations, CPA®:14 recognized a gain on extinguishment of debt of $11,376,332.

(15)
In August 1999, CPA®:12 and CPA®:14 purchased a property in Grand Rapids, Michigan that was net leased to The Retail Distribution, Group., Inc. at the date of sale. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, W. P. Carey acquired CPA®:12's interest in the property. In March 2010, CPA®:14 and W. P. Carey sold the property for $8,882,004, net of closing costs, and recognized a loss on the sale of $39,315. Amounts presented are inclusive of W. P. Carey's proportionate share.

(16)
In December 1993, CIP® purchased a property in Round Rock, Texas net leased to Garden Ridge, Inc. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired the property. In March 2010, CPA®:15 sold the property for $6,154,133, net of closing costs. CPA®:15 recognized a loss on this sale of $162,252, excluding previously recognized impairment charges totaling $500,000. Cost of property including closing and soft costs reflects CPA®:15's cost to acquire the property in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the property.

(17)
In November 2001, CPA®:14 and CPA®:15 purchased a property in Fridley, Minnesota net leased to PETsMART, Inc. In June 2010, CPA®:14 and CPA®:15 sold the property for $2,271,609, net of closing costs, and recognized a loss on this sale of $316,701. CPA®:14 and CPA®:15 used the proceeds to prepay a portion of an outstanding mortgage obligation totaling $1,500,000, of which $1,365,820 was collateralized by the Fridley property and $134,180 was collateralized by 12 other properties that are also net leased to PETsMART. The amounts in the table above solely reflect the results of the Fridley property.

(18)
In September 2000, CPA®:14 purchased a property in Eagan, Minnesota net leased to Buffets, Inc. Buffets filed for bankruptcy in January 2008, subsequently emerged from bankruptcy in April 2009 and vacated the property during the fourth quarter of 2009. In June 2010, the subsidiary of CPA®:14 that held the property ceased making payments on the related non-recourse debt and consented to a court order appointing a receiver. As the subsidiary no longer had control over the activities that most significantly impacted its economic performance following possession of the property by the receiver, CPA®:14 deconsolidated the subsidiary during 2010. At the date of deconsolidation, the property and related mortgage loan had carrying values of $6,626,702 (net of previously recognized impairment charges totaling $8,100,000) and $19,363,024, respectively. As a result of the deconsolidation, CPA®:14 recognized a gain of $12,869,744.

(19)
In November 1999, CPA®:14 purchased a property in Greenville, Texas net leased to Atrium Companies, Inc. In August 2010, CPA®:14 sold the property for $3,000,000, net of closing costs, and recognized a gain on the sale of $350,612, excluding previously recognized impairment charges totaling $2,209,000.

(20)
In November 2006, CPA®:15 and CPA®:16 — Global purchased a property in Auburn Hills, Michigan net leased to Goertz & Schiele Corp. Following the termination of Goertz & Schiele Corp's lease in bankruptcy court, subsidiaries of CPA®:16 — Global and CPA®:15 that jointly owned the property ceased making payments on the related non-recourse debt and consented to a court order appointing a receiver. As the subsidiary of CPA®:16 — Global, which consolidated the property on its financial statements, no longer had control over the activities that most significantly impacted its economic performance following possession of the property by the receiver, CPA®:16 — Global ceased recognizing results of operations of the property and deconsolidated the subsidiary in September 2010. At the date of deconsolidation, the property and related mortgage loan had carrying values of $6,659,024 (net of previously recognized impairment charges totaling $15,711,000) and $13,335,717, respectively. As a result of the deconsolidation, CPA®:16 — Global recognized a gain of $7,081,801. Subsequent to the appointment of the receiver, CPA®:15 also ceased recognizing results of operations of the property. CPA®:15 did not recognize any gain or loss as a result of the deconsolidation by CPA®:16 — Global or the appointment of the receiver.

(21)
In October 2007, CPA®:16 — Global purchased a property in Harlingen, Texas net leased to Valley Diagnostic. In November 2010, CPA®:16 — Global returned the property to the lender in exchange for the lender's agreement to relieve CPA®:16 — Global of all obligations under the related non-recourse mortgage loan. The property and related mortgage loan had carrying values of $3,477,724 and $4,050,439, respectively, at the date of disposition. In connection with its release from the mortgage obligations, CPA®:16 — Global recognized a gain on extinguishment of debt of $878,916.

(22)
In January 2000, CPA®:14 purchased a property in Tempe, Arizona net leased to Orgill, Inc. In November 2010, CPA®:14 sold the property for $3,251,000, net of closing costs, and recognized a loss on the sale of $122,085, excluding previously recognized impairment charges totaling $1,271,000.

(23)
In April 2002, CPA®:14 purchased a property in Granite City, Illinois leased to Tower Automotive, Inc. In December 2010, CPA®:14 sold the property for $2,100,000, net of closing costs, and recognized a loss on the sale of $2,358,540. CPA®:14 also received a lease termination payment of $2,409,000 in connection with the sale. CPA®:14 used the sale proceeds and lease termination payment, along with existing cash resources, to prepay a portion of an outstanding mortgage obligation, of which $5,596,454 was collateralized by the Granite City property and $2,048,921 was collateralized by three additional properties that are also leased to Tower Automotive. The amounts in the table above solely reflect the results of the Granite City property.

(24)
In March 1999, CIP®, CPA®:12 and CPA®:14 purchased a property in Dallas, Texas net leased to Compucom Systems, Inc. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired CIP®'s interest in the property. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 acquired CPA®:12's interest in the property. In December 2010, CPA®:14 and CPA®:15 sold the property for $46,923,673, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $20,469,558. CPA®:14 and CPA®:15 recognized a gain on the sale of $17,571,457.

(25)
In December 1992, CIP® purchased a property in Greenport, New York net leased to ShopRite Supermarkets, Inc. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired the property. In December 2010, CPA®:15 sold the property for $8,245,339, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $3,951,879. CPA®:15 recognized a gain on the sale of $2,538,834. Cost of properties including closing and soft costs reflects CPA®:15's cost to acquire the properties in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the properties.

(26)
In October 1993, CIP® and CPA®:12 purchased properties in Ellenville and Warwick, New York net leased to ShopRite Supermarkets, Inc. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired CIP®'s interests in the properties. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 acquired CPA®:12's interests in the properties. In December 2010, CPA®:14 and CPA®:15 sold the properties for $27,538,745 and recognized a gain on the sale of $13,053,605. Cost of properties including closing and soft costs reflects CPA®:15's cost to acquire the properties in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the properties.

(27)
In June 1994, CIP® purchased properties in Illinois and Virginia, net leased to Childtime Childcare, Inc. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired the interests in the properties. In 2011, CPA®:15 sold four properties in Virginia for $5,697,197, net of closing costs and recognized a net gain on these sales of $1,927,242, excluding previously recognized impairment charges totaling $324,391. Cost of properties including closing and soft costs reflects

  CPA®:15's cost to acquire the properties in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the properties.

(28)
In November 2003, CPA®:15 purchased three properties in Michigan net leased to Advanced Accessory Systems, Inc. In February 2011, the subsidiary of CPA®:15 that held the properties ceased making payments on the related non-recourse debt and consented to a court order appointing a receiver. As the subsidiary no longer had control over the activities that most significantly impacted its economic performance following possession of the properties by the receiver, CPA®:15 deconsolidated the subsidiary during 2011. At the date of deconsolidation, the properties had a carrying value of $2,720,810, reflecting the impact of impairment charges of $8,426,125 recognized in prior years, and the related non-recourse mortgage loan had an outstanding balance of $6,143,047. In connection with this deconsolidation, CPA®:15 recognized a gain of $4,501,008 during the first quarter of 2011.

(29)
In March 2001, CPA®:14 purchased a property in Duluth, Georgia net leased to Nexpak Corporation. In April 2009, Nexpak filed for bankruptcy and in September 2009, terminated its lease with CPA®:14 in bankruptcy proceedings and vacated the building. In March 2011, the property was foreclosed upon. On the date of foreclosure, the property and related mortgage loan had carrying values of $5,489,329 and $7,141,313, respectively. CPA®:14 recognized a net gain on the extinguishment of debt of $2,494,840 in connection with the foreclosure.

(30)
In September 1997, CPA®:12 acquired a property in Aurora, Illinois net leased to Westell, Inc. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 purchased CPA®:12's interest in the property. In April 2011, CPA®:14 sold the property for $14,412,257, net of selling costs and recognized a net loss on sale of $97,203. Cost of properties including closing and soft costs reflects CPA®:14's cost to acquire the properties in the merger with CPA®:12 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:14's period of ownership of the properties.

(31)
In August 2001, CPA®:14 purchased a property in Niles, Illinois net leased to Metaldyne Machining and Assembly Company, Inc. In April 2011, CPA®:14 sold the property for $1,149,874 and recognized a net loss on the sale of $14,045, excluding previously recognized impairment charges totaling $2,893,226. In connection with the sale, CPA®:14 used the proceeds and its existing cash resource to pay off the related non-recourse mortgage loan, which had an outstanding balance of $2,638,200 on the date of sale.

(32)
In November 1999, CPA®:14 purchased a property in Columbia, Maryland net leased to Amerix Corporation. In April 2011, CPA®:14 sold the property for $25,712,627, net of closing costs and recognized a gain on the sale of $6,303,720.

(33)
In November 2006, CPA®:16 — Global and CPA®:15 purchased a property in Puttingen, Germany initially net leased to Gortz & Schiele GmbH. In April 2011, CPA®:16 — Global and CPA®:15 sold the vacant property for $437,730, net of selling costs, and recognized a loss on sale of $46,202, excluding previously recognized impairment charges totaling $2,902,802. CPA®:16 — Global and CPA®:15 used the proceeds and their existing cash resource to pay off the related non-recourse mortgage loan, which had an outstanding balance of $2,139,465 on the date of sale.

(34)
In June 2001, CPA®:12 and CPA®:14 purchased two properties located in Moorpark, California and Mesa, Arizona net leased to Special Devices, Incorporated. In connection with the CPA®:12 and CPA®:14 merger in December 2006, CPA®:14 purchased CPA®:12's interests in the properties. In April 2011, CPA®:14 sold the California property for $21,070,438, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage loan with a balance of $15,648.374 which encumbered both properties. In connection with this sale, CPA®:14 recognized a net gain on sale of $2,157,387. Cost of properties including closing and soft costs reflects CPA®:14's cost to acquire the properties in the merger with CPA®:12 as CPA®:14 consolidated this investment in its financial statements, and Excess (deficiency) of operating receipts over cash relates solely to CPA®:14's period of ownership of the properties.

(35)
In October 1999, CPA®:14 purchased a property located in Burbank, California. In May 2011, in connection with the merger of CPA®:14 and CPA®:16 — Global, CPA®:16 — Global acquired CPA®:14's interest in the property. In May 2011, CPA®:16 — Global sold the property for $6,726,396, net of closing costs, and used a portion of the proceeds to repay an outstanding mortgage obligation of $1,568,908. In connection with this sale, CPA®:16 — Global recognized a loss on sale of $58,604 and a mortgage prepayment penalty of $310,277. Cost of properties including closing and soft costs reflects CPA®:16 — Global's cost to acquire the properties in the merger with CPA®:14 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the properties.

(36)
In June 2000, CPA®:14 purchased a property located in Lakewood, New Jersey. In May 2011, in connection with the merger of CPA®:14 and CPA®:16 — Global, CPA®:16 — Global acquired CPA®:14's interest in the property. In May 2011, CPA®:16 — Global consented to a short sale of the property for a net proceeds of $5,587,592 and recognized a loss on the sale of property of $37,408. This property was encumbered by a non-recourse mortgage loan of $5,625,000. Concurrent with the closing of this sale, the lender agreed to release all the liens on the property in exchange for the sale proceeds. As a result of the release of the liens, CPA®:16 — Global recognized a gain on extinguishment of debt of $37,408. Cost of properties including closing and soft costs reflects CPA®:16 — Global's cost to acquire the properties in the merger with CPA®:14 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the properties.

(37)
In December 2010, CPA®:17 — Global purchased two properties in Quebec and New Brunswick, Canada net leased to Carquest Canada Ltd. In May 2011, CPA®:17 — Global sold the properties for $19,961,780 and recognized a net gain on this sale of $778,340.

(38)
In March 1998, CPA®:12 purchased a property in Houston, Texas net leased to Derma First Aid Products, Inc. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 purchased CPA®:12's interest in the property. In May 2011, in connection with the CPA®:14 and CPA®:16 — Global merger, CPA®:16 — Global purchased CPA®:14's interest in the property. In June 2011, CPA®:16 — Global sold the property for $6,390,747. No gains or losses were recognized on this sale. Cost of properties including closing and soft costs reflects CPA®:16 — Global's cost to acquire the properties in the merger with CPA®:14 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the properties.

(39)
In September 1990, Corporate Property Associates 9 LP and CPA®:10 purchased a property in Chicago, Illinois net leased to Symphony IRI Group, Inc. In January 1998, Corporate Property Associates 9 LP merged into Carey Diversified LLC, and was known as W. P. Carey & Co. LLC (NYSE:WPC) until September 2012, when CPA®:15 and W. P. Carey & Co. LLC combined their businesses through the Merger and W. P. Carey & Co. LLC converted into a real estate investment trust now known as W. P. Carey Inc. (NYSE:WPC). In connection with the Corporate Property Associates 9 LP merger, W. P. Carey acquired Corporate Property Associates 9 LP's interest in the property. In December 2001, in connection with the merger of CPA®:10 and CIP®, CIP® acquired CPA®:10's interest in the property. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired CIP®'s interest in the property. In June 2011, W. P. Carey and CPA®:15 sold the property for $4,287,430, net of closing costs, and recognized a loss of $34,866, excluding previously recognized impairment charges totaling $8,561,563. Cost of properties including closing and soft costs reflects CPA®:15's cost to acquire the properties in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the property. All amounts are inclusive of W. P. Carey's 33.33% interest in the properties.

(40)
In September 1996, CPA®:12 purchased a property in Indianapolis, Indiana net leased to Celadon Real Estate Corp. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 acquired the property. In May 2011, in connection with the merger of CPA®:14 and CPA®:16 — Global, CPA®:16 — Global acquired the property. In July 2011, CPA®:16 — Global sold the property for $11,155,950, net of closing costs, and recognized a gain on the sale of $117,330, excluding previously recognized impairment charges of $24,050. Cost of properties including closing and soft costs reflects CPA®:16 — Global's cost to acquire the properties in the merger with CPA®:14 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the properties.

(41)
In November 2001, CPA®:14 and CPA®:15 purchased 11 properties located throughout the United States net leased to PETsMART, Inc. In May 2011, in connection with the merger of CPA®:14 and CPA®:16 — Global, CPA®:16 — Global acquired CPA®:14's interests in the properties. In July 2011, CPA®:15 and CPA®:16 — Global sold the properties for $73,314,508, net of closing costs, and recognized a loss on this sale of $84,359, excluding impairment charges of $224,017 previously recognized. CPA®:15 and CPA®:16 — Global used a portion of the proceeds to prepay an outstanding mortgage obligation of $25,493,797 and recognized a loss on extinguishment of debt of $295,443. Cost of properties including closing and soft costs reflects CPA®:16 — Global's cost to acquire the properties in the merger with CPA®:14 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the properties.

(42)
In April 1993, CPA®:10 and CIP® and purchased properties in Fort Collins, Colorado; Matteson and Schaumburg, Illinois; North Attleborough, Massachusetts; Nashua, New Hampshire; Albuquerque, New Mexico; Arlington, Beaumont, Dallas, Fort Worth, and Houston, Texas and Virginia Beach, Virginia net leased to Best Buy Co., Inc. In May 2004, CPA®:12 acquired CPA®:10's interest in the properties. In September 2004, in connection with the merger of CIP® and CPA®:15, CPA®:15 acquired CIP®'s interest in the properties. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 acquired CPA®:12's interest in the properties. In May 2011, in connection with the merger of CPA®:14 and CPA®:16 — Global, CPA®:16 — Global acquired CPA®:14's interest in the properties. In September 2011, CPA®:15 and CPA®:16 — Global sold the properties for $52,464,476, net of closing costs, and recognized a gain on the sale of $264,382, excluding previously recognized impairment charges of $25,556,252. CPA®:15 and CPA®:16 — Global used a portion of the proceeds to repay an outstanding mortgage obligation of $23,438,716 and recognized a loss on extinguishment of debt of $280,794. Cost of properties including closing and soft costs reflects CPA®:15's cost to acquire the properties in the merger with CIP® and Excess (deficiency) of operating receipts over cash relates solely to CPA®:15's period of ownership of the properties.

(43)
In April 2002, CPA®:14 purchased a property in Kendallville, Indiana leased to Tower Automotive, Inc. In May 2011, in connection with the merger of CPA®:14 and CPA®:16 — Global, CPA®:16 — Global acquired CPA®:14's interest in the property. In October 2011, CPA®:16 — Global sold the property for $1,175,000, net of closing costs, and recognized a net loss on the sale of $271,916. CPA®:16 — Global also received a lease termination payment of $331,000 in connection with the sale. CPA®:16 — Global used the sale proceeds and lease termination payment, along with existing cash resources, to prepay a portion of an outstanding mortgage obligation, of which $1,473,556 was collateralized by the Kendallville property and $962,495 was collateralized by two additional properties that are also leased to Tower Automotive. Cost of property including closing and soft costs reflects CPA®:16 — Global's cost to acquire the property in the merger with CPA®:14 and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the property.

(44)
In December 2006 and March 2007, CPA®:16 — Global purchased seven properties in various locations in France net leased to Fraikin SAS. In October 2011, CPA®:16 — Global sold these properties for $6,808,995, net of selling costs, and recognized a net gain on disposition of $634,282, inclusive of the impact of impairment charges recognized during fiscal 2011 and 2010 totaling $42,163 and $283,874, respectively. In connection with the sale, CPA®:16 — Global used a portion of the proceeds to pay off the related non-recourse mortgage loan, which had an outstanding balance of $4,916,335 on the date of sale.

(45)
In June 2007, CPA®:16 — Global purchased a property in Langley, British Columbia net leased to U.S. Aluminum of Canada. In May 2011, U.S. Aluminum of Canada filed for bankruptcy and terminated its lease with CPA®:16 — Global in bankruptcy proceedings. In October 2011, CPA®:16 — Global sold this property for $4,844,054, net of selling costs and recognized a net gain on disposition of $125,439.

(46)
In August 2009, CPA®:12 and CPA®:14 purchased a property in Shawnee, Kansas net leased to Ameriserve Food Distribution, Inc. In December 2006, in connection with the merger of CPA®:12 and CPA®:14, CPA®:14 purchased CPA®:12's interest in the property. In May 2011, in connection with the CPA®:14 and CPA®:16 — Global merger, CPA®:16 — Global purchased CPA®:14's interest in the property. In December 2011, CPA®:16 — Global sold the property for $14,220,526, net of selling costs, and recognized a net loss on sale of $195,874. Cost of property including closing and soft costs reflects CPA®:16 — Global's cost to acquire the property in the merger with CPA®:14, as CPA®:16 — Global consolidated this investment in its financial statements, and Excess (deficiency) of operating receipts over cash relates solely to CPA®:16 — Global's period of ownership of the properties.

(47)
In February 2003, CPA®:14 and CPA®:15 purchased six properties in Florida and Minnesota initially net leased to Starmark Holdings, LLC. In June 2006, CPA®:14 and CPA®:15 restructured the master lease with Starmark and the six properties were re-leased to Life Time Fitness, Inc. In May 2011, in connection with the CPA®:14 and CPA®:16 — Global merger, CPA®:16 — Global purchased CPA®:14's interests in the properties. In December 2011, CPA®:15 and CPA®:16 — Global sold the properties for $108,000,000, net of selling costs, which was comprised of cash consideration of $35,948,347 and the assumption of the outstanding mortgage obligation of $72,051,653 by the buyer of the property. CPA®:15 and CPA®:16 — Global recognized a gain on this sale of $2,868,252.

(48)
In April 2004, CPA®:15 purchased a property in Mentor, Ohio net leased to Worthington Precision Metals, Inc. In December 2011, CPA®:15 sold this property for $958,600 and recognized a net loss on sale of $1,041,400, excluding an allowance for credit loss of $1,356,977 recognized in 2011 and impairment charges totaling $463,321 recognized in prior years.

(49)
In May 2011, in connection with the CPA®:14 and CPA®:16 — Global merger, W. P. Carey, an affiliate and our sponsor purchased the remaining interests in these three properties from CPA®:14, in which W. P. Carey already had a partial ownership interest. These properties were sold for an aggregate of $103,642,338, net of selling costs, which was comprised of cash consideration of $32,082,031 and the assumption of the total outstanding mortgage obligations of $71,560,307 by the buyer of these properties. CPA®:14 recognized a net gain on this sale of $20,995,950.

ANNEX B INSTRUCTIONS FOR COMPLETION OF ORDER FORM FOR PROSPECTUS DATED

INSTRUCTIONS TO INVESTORS

Any person investing in Corporate Property Associates 18 — Global Incorporated (the "Company") or CPA®:18 — Global should read the Prospectus, as supplemented to date, in its entirety for a complete explanation of an investment in the Company. Investors must complete all items and sign the order form in Section 5.

1.	INVESTMENT	Indicate the dollar amount of your investment ($2,000 is the minimum, or $2,500 for New York and North Carolina resident non-IRA investments). Check the appropriate box to indicate if this is an initial or additional investment in the Company. Indicate if the purchase is for Class A shares or Class C shares. If this is a net of commission purchase, designate type of purchase (available for Class A shares only).

The order form will need to be completed in its entirety, even if this is an additional investment in the Company. Please see "The Offering/Plan of Distribution" section of the Prospectus for further information on if this investment, or combined with a previous CPA®:18 — Global investment with the same primary account holder or beneficiary for IRA registrations, qualifies for a Volume Discount.

2.	FORM OF OWNERSHIP	Check the appropriate box to indicate form of ownership.
The Broker/Dealer may require additional documents for investment in the Company and require all investment documents, including custodian paperwork if applicable, sent to their home office for a compliance review for further delivery to the Company. Be sure to first check your Broker/Dealer's policies on investment in this offering.
NON-CUSTODIAL OWNERSHIP
For non-custodial accounts without a custodian, please mail the complete and executed order form and your check made payable to UMB Bank as Escrow Agent for CPA®:18 — Global:
CPA®:18 — Global, c/o W. P. Carey/DST Systems Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105
For wiring instructions, contact W. P. Carey at 1-800-WP CAREY.
Please include the additional required information and/or documents as stated on the order form if the investor is a Corporation, Pension or Profit Sharing Plan, Partnership or Trust.
Trusts: Include a copy of the pages of the trust instrument indicating the name and date of the trust as well as the pages with the current trustee(s) and trustee(s) signature(s).
Corporations: Include an appropriate corporate resolution or secretary's certificate indicating the names and signatures of the general partners.
Partnerships: Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories.

Pension and Profit Sharing Plans: If the plan has a trustee, include a copy of the pages of the plan showing the name of Plan, name of trustee(s) and signature of trustee(s). If the plan has a custodian, please check the form of ownership under Custodial Ownership.

A Transfer on Death (TOD) registration may only be held on Individual or Joint Tenants with Right of Survivorship (JTWROS) registrations (not on an estate, trust, IRA, etc.). Please include the completed TOD Form which is included in the marketing kit.
CUSTODIAL OWNERSHIP

For accounts, please mail the complete and executed order form with necessary custodian paperwork (with a check payable to the custodian if funding the custodial account) to the custodian, for further processing and delivery to the Company. All custodial accounts will require a signature, with a Medallion Signature Guarantee stamp, of an authorized trust officer of the custodian.
Complete the Custodian Information section with the name of the custodian and mailing address.
The custodian must complete the remaining custodian information, including its tax ID number, the custodian account number and its phone number.

3.	INVESTOR INFORMATION	Provide the name(s) of the investor(s) or trustee(s) in which shares are to be registered and investor address, telephone number and date of birth. All individual investors should provide their social security number. Custodians on UGMA or UTMA registrations should provide the minor's social security number. Trusts and other entities should provide their tax identification number.

If you are not a U.S. citizen or are subject to backup withholding, check the appropriate box. If you are a nonresident alien, complete and submit a Form W-8BEN available on the IRS website. If you are subject to backup withholding, cross out clause (ii) in the paragraph appearing immediately above section 1.
If you have an account with the Broker/Dealer named on the reverse side of the form, provide your account number.

If you would like to receive your investor correspondence related to your investment via e-mail instead of in the mail, check the GO PAPERLESS box. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

4.	DISTRIBUTION PAYMENT	Check the appropriate box(es) based on your distribution payment preference.
	OPTIONS	NON-CUSTODIAL OWNERSHIP OPTIONS:		CUSTODIAL OWNERSHIP OPTIONS:
		(a)	Mail to Investor address as provided in Section 3	(a)	Mail to custodial account
		(b)	Distribution Reinvestment	(b)	Distribution Reinvestment
(c)
Directed to an alternate payee such as a bank account or brokerage firm. You may elect to have the distributions automatically deposited via Automated Clearing House (ACH) (please include a voiced check if deposited into a checking account).
Distribution payee will default to option (a) if no selection is made.

If electing to enroll in Distribution Reinvestment, you are not required to enroll all of your shares for reinvestment but all of the distributions paid on enrolled shares will be reinvested. By signing the order form, you agree to notify the Company and your Broker/Dealer or Investment Advisor if, at any time, you no longer meet the suitability standards as outlined in the prospectus and any supplements thereto.
If distributions will be sent to a bank or brokerage account, complete the firm information in its entirety.

5.	SIGNATURE OF INVESTORS
You MUST initial the representations and sign and date the form in Section 5. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor (POA documentation must be provided).

Notice to Investors.    The Sponsor or any person selling shares on behalf of the Sponsor or REIT may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until CPA®:18 — Global has issued written confirmation of purchase to the investor.

INSTRUCTIONS TO REGISTERED REPRESENTATIVES

6.	REGISTERED REPRESENTATIVE INFORMATION	You MUST provide the investor with the most up to date prospectus and supplement(s). Please refer to www.cpa18global.com to check for the most recent offering materials. Verify all investor information on the order form and ensure that investors have signed and initialed in section 5. YOU MUST COMPLETE SECTION 6 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED.

Complete this section in its entirety, including your representative number at your firm and your FINRA CRD number, if applicable. If you would like to receive correspondence relating to your clients' investments via e-mail, check the GO PAPERLESS box. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.
Your Broker/Dealer may require additional paperwork and review of documentation. All investment documents should be delivered to your Broker/Dealer for further delivery to:
CPA®:18 — Global, c/o W. P. Carey/DST Systems, Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105

ORDER FORM FOR PROSPECTUS DATED

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1.	INVESTMENT

(a)	This is an (check one):	(b)	Amount of investment:	(c)	Payment will be made with:
☐	Initial Investment (Minimum $2,000, or $2,500 for NY and NC non-IRA investments			☐	Enclosed check Make check payable to UMB Bank, N.A., as Escrow Agent for CPA®:18 — Global
☐	Additional Investment	$		☐	Funds Wired
				☐	Funds to Follow
(d)	Type of Purchase:
Please consult with your financial advisor regarding the type of purchase and commission structure of your investment and check one of the following options. Please see the Prospectus for additional details regarding the different share classes.
☐	Class A Shares
				☐	Class C Shares
For purchases of Class A shares without selling commissions, please check one below, if applicable:
☐ Net of commission through a Broker/Dealer Firm or fee based account through an SEC Registered Investment Advisor
☐ W. P. Carey Employee or Affiliate

2.	FORM OF OWNERSHIP

	☐	Individual	☐ Trust ☐ Taxable ☐ Tax Exempt		☐	Uniform Gift to Minors Act or the
		☐ Transfer on Death				Uniform Transfers to Minors Act / State
		One signature required and initial		Type: (Revocable, Living etc.)		of Custodian signature required
	☐	Joint Tenants with Right of Survivorship		Trustee or Grantor signature and trust	☐	Pension or Profit Sharing Plans
		☐ Transfer on Death		documents required		☐ Taxable ☐ Exempt Under §501A
		Both investors must sign and initial				Authorized signature and paperwork required
			☐	Corporation
	☐	Tenants in Common		☐ S-Corp ☐ C-Corp	☐	Non-Profit Organization
NON-CUSTODIAL		All parties must sign and initial		(will default to S-Corp if nothing is checked)
OWNERSHIP				Authorized signature and Corporate	☐	Other Please specify
	☐	Community Property All parties must sign and initial		Resolution is required

			☐	Partnership Authorized signature and Partnership Agreement is required

NAME OF TRUST OR BUSINESS ENTITY (required for Trust, Corporation, Partnership or Pension Plan):
Tax ID# Date Established
(if applicable)

	☐	IRA (Type)	☐	Pension or Profit Sharing Plan ☐ Taxable ☐ Exempt Under §501A	☐	Other Please specify
CUSTODIAL
OWNERSHIP	☐	Simplified Employee Pension / Trust (S.E.P.)	☐	Non-Qualified Custodial Account

Send ALL paperwork to the custodian	Custodian Information:	To be completed by Custodian:
	NAME OF CUSTODIAN:	CUSTODIAN TAX ID #:
	MAILING ADDRESS:	CUSTODIAN ACCOUNT #:
	CITY/STATE/ZIP:	CUSTODIAN PHONE #:

3.	INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. In order to meet their obligations under Federal law, the SEC Registered Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account.

☐	Check this box if you are a resident alien	☐	Check this box if you are a non-resident alien Form W-8BEN required	☐	Check this box if you are subject to backup withholding

NAME OF INVESTOR OR TRUSTEE:	SOCIAL SECURITY NUMBER / TIN:	DATE OF BIRTH:

NAME OF JOINT INVESTOR OR TRUSTEE:	SOCIAL SECURITY NUMBER / TIN:	DATE OF BIRTH:

ADDRESS:

CITY:	STATE:	ZIP:

HOME PHONE:	E-MAIL ADDRESS:

☐    GO PAPERLESS Check this box if you would like to receive your correspondence relating to your W. P. Carey investment(s) at the e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

INVESTOR'S ACCOUNT NUMBER WITH BROKER/DEALER OR RIA (IF ANY):

MAIL TO: CPA®:18 — Global, c/o W. P. Carey/DST, Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105
9/2012

4.	DISTRIBUTION PAYMENT OPTIONS

(a)	☐	Mail to Investor address shown in Section 3 (FOR NON-CUSTODIAL ACCOUNTS) Distribution payee will default to option (a) if no selection is made.	☐	Pay to Custodial Account (FOR CUSTODIAL ACCOUNTS)
(b)	☐	Distribution Reinvestment: 100% ☐ Other ☐ %

Investor agrees to notify CWI and its Broker/Dealer or Investment Advisor if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto.
(c)	☐	Distributions directed to:	☐	Via Electronic Deposit* (ACH — complete information below)
☐ Checking (include voided check) ☐ Savings

BANK, BROKERAGE FIRM OR PERSON:

MAILING ADDRESS:

CITY / STATE / ZIP:

ACCOUNT #:	BANK ABA # (FOR ACH ONLY):
*I authorize UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify W. P. Carey's Investor Relations Department or DST Systems, the transfer agent for CPA® :18 — Global, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit.

5.	SIGNATURE OF INVESTOR(S)

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Investor	Joint Investor
Initials	Initials	(a)	I acknowledge receipt of a final Prospectus, whether over the internet, on a CD-ROM, a paper copy, or any other delivery method, at least five days before the date of this order form.
Initials	Initials	(b)	I hereby certify that (i) I have (a) a net worth (exclusive of home, furnishings and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and had during the last two years or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."
Initials	Initials	(c)	I am purchasing the shares for my own account or in a fiduciary capacity.
Initials	Initials	(d)	I acknowledge that the shares are not liquid.
Initials	Initials	(e)	For Kansas residents only: I acknowledge Kansas' recommendation that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments and that Kansas defines liquid net worth as the portion of net worth which consists of cash and cash equivalents and readily marketable securities.
Initials	Initials	(f)	For Alabama residents only: I acknowledge that Alabama investors must have a liquid net worth of at least ten times their investment in CPA®:18 — Global and its affiliated programs.
Initials	Initials	(g)	For North Dakota residents only: I represent that, in addition to the standards listed above. I have a net worth of at least ten times my investment in this offering.

NOTICE TO INVESTORS.    The Sponsor or any person selling shares on behalf of the Sponsor or REIT may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until CPA®:18 — Global has issued written confirmation of purchase to the investor.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE OF INVESTOR	DATE

SIGNATURE OF JOINT INVESTOR OR CUSTODIAN	DATE
ORDER FORM MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN IF INVESTING THROUGH A CUSTODIAL ACCOUNT

6.	REGISTERED REPRESENTATIVE INFORMATION

The investor's Registered Representative must sign below to complete the order and hereby warrants that he/she is either: a duly licensed Registered Representative of an SEC registered Broker/Dealer and may lawfully sell shares in the state designated as the investor's residents; or, a supervised person of an SEC Registered Investment Advisor that has the authority to recommend or to purchase for client accounts shares of CPA®:18 — Global.

BROKER/DEALER OR RIA FIRM NAME:                ☐    Check if recently employed by new Firm

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S):
REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS:

CITY:	STATE:	ZIP:

REPRESENTATIVE NUMBER:	FINRA CRD NUMBER (IF APPLICABLE):
E-MAIL ADDRESS:	TELEPHONE NUMBER (REQUIRED):

☐    GO PAPERLESS Check this box to receive correspondence relating to your clients' W. P. Carey investments at the e-mail address provided above. This consent applies to all of your clients and not just this individual investment. This consent may be revoked at any time.

The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor at least five business days prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity, acting in its capacity as agent, SEC Registered Broker/Dealer or Select Investment Advisor, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document.

SIGNATURE OF REGISTERED REPRESENTATIVE OR ADVISOR	DATE

ALL INVESTOR AND REGISTERED REPRESENTATIVE INFORMATION MUST BE COMPLETED OR REGISTRATION CANNOT BE PROCESSED

MAIL TO: CPA®:18 — Global, c/o W. P. Carey/DST, Regular Mail: P.O. Box 219145, Kansas City, MO 64121-9145 Overnight Mail: 430 W. 7th St., Suite 219145, Kansas City, MO 64105

9/2012

                  No person has been authorized to give any information or to make any representation in connection with the offer contained in this prospectus unless preceded or accompanied by this prospectus nor has any person been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon. This prospectus does not constitute an offer or solicitation in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of CPA®:18 since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

         Until                            , 2013 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

Corporate Property Associates 18 — Global Incorporated
A Maximum of $1,000,000,000 in Shares in the Aggregate of Class A Shares and Class C Shares
A Minimum of $2,000,000 in Shares
A Maximum of $400,000,000 in Shares of Common Stock issuable pursuant to Our Distribution Reinvestment Plan

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	$
SEC registration fee	190,960
FINRA filing fee	210,500
Legal Issuer — Offering Costs	1,150,000
Legal Issuer — Organization Costs	50,000
Printing	760,000
Accounting	450,000
Blue sky expenses	500,000
Seminars	15,000
Advertising and sales literature	1,500,000
Due diligence	700,000
Miscellaneous	1,700,000	(1)

Total	7,226,460	(2)

(1)
Includes fulfilment, escrow agent, web hosting, transfer agent and other miscellaneous issuer costs.

(2)
All amounts, other than SEC registration fee and FINRA filing fee, are estimates. Excludes selling commissions and dealer manager fees.

ITEM 32.   SALES TO SPECIAL PARTIES.

        None.

ITEM 33.    RECENT SALES OF UNREGISTERED SECURITIES.

        On September 13, 2012, an affiliate of our advisor purchased 1,000 shares of our common stock, par value $0.001 per share, for an aggregate purchase price of $9,000. Since this transaction was not considered to have involved a "public offering" within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, the shares issued were deemed to be exempt from registration. In acquiring our shares, the affiliate of our advisor represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

ITEM 34.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        We maintain a directors and officers liability insurance policy and have entered into indemnification agreements with each of our independent directors. Except as set forth below, our organizational documents limit the personal liability of our directors and officers for monetary damages and provide that a director or officer may be indemnified. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

        In addition, Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

  •
  the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

        Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Except as prohibited by Maryland law and as set forth below, our organizational documents limit the personal liability of our directors and officers for monetary damages and provide that a director or officer or non-director member of the investment committee will be indemnified and advanced expenses in connection with legal proceedings. We also maintain a directors and officers liability insurance policy and we expect to enter into indemnification agreements with each of our directors and executive officers.

        In addition to any indemnification to which our directors and officers are entitled, our organizational documents provide that we will indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the conditions set forth below are met, we have also agreed to indemnify and hold harmless our advisor and its affiliates (including W. P. Carey) performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement.

        Notwithstanding the foregoing, as required by the applicable guidelines of the North American Securities Administrators Association, Inc., our charter provides that a director, our advisor and any affiliate of our advisor (including W. P. Carey) will be indemnified by us for losses suffered by such person and held harmless for losses suffered by us only if all of the following conditions are met:

  •
  such person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

  •
  such person was acting on our behalf or performing services for us;

  •
  the liability or loss was not the result of negligence or misconduct by such person (if a non-independent director, our advisor or an affiliate of our advisor);

  •
  the liability or loss was not the result of gross negligence or willful misconduct by the independent directors; and

  •
  such indemnification or agreement to hold harmless is recoverable only out of our assets and not from the stockholders.

        In addition, our charter provides that we may not indemnify a director, our advisor or any affiliate of our advisor (including W. P. Carey) for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

  •
  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

  •
  a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

        Finally, our charter provides that we may not pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any affiliate of our advisor (including W. P. Carey) in advance of final disposition of a proceeding unless all of the following are satisfied:

  •
  the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

  •
  such person has provided us with written affirmation of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met;

  •
  the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

  •
  such person has provided us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

        Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. As a result, we and our stockholders may be entitled to a more limited right of action than we and our stockholders would otherwise have if these indemnification rights were not included in our charter or the advisory agreement.

        However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

ITEM 35.    TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

        Not applicable.

ITEM 36.    FINANCIAL STATEMENTS AND EXHIBITS.

        b. Exhibits

Exhibit No.		Exhibit
3.1.		Form of Amended and Restated Articles of Incorporation of Corporate Property Associates 18 — Global Incorporated
3.2.		Bylaws of Corporate Property Associates 18 — Global Incorporated
4.1.	*	Form of Distribution Reinvestment and Stock Purchase Plan
5.1.	*	Opinion of Clifford Chance US LLP as to the legality of securities issued
8.1.	*	Opinion of Venable LLP as to certain tax matters
10.1.	*	Form of Selected Dealer Agreement
10.2.	*	Form of Escrow Agreement
10.3.	*	Form of Dealer Manager Agreement
10.4.	*	Form of Advisory Agreement
10.5.	*	Form of Agreement of Limited Partnership
10.6.	*	Form of Asset Management Agreement
10.7.	*	Form of Indemnification Agreement
21.1.	*	Subsidiaries of the Registrant
23.1.	*	Consent of Independent Registered Public Accounting Firm
23.2.	*	Consent of Clifford Chance US LLP (contained in exhibit 5.1)
23.3.	*	Consent of Venable LLP (contained in exhibit 8.1)
24.1.	*	Power of Attorney
99.1.		Draft Registration Statement on Form S-11, confidentially submitted on September 13, 2012
99.2.	*	Consent of Morningstar, Inc.

*
To be filed by amendment.

TABLE VI
Acquisition of properties by
CPA®:14, CPA®:15, CPA®:16 — Global, CPA®:17 — Global and CWI
from January 1, 2009 to December 31, 2011

        Table VI provides information on the acquisition of properties by Prior Programs from January 1, 2009 to December 31, 2011. This table only reflects information regarding properties acquired and is not indicative of the total portfolios of the CPA® Programs. Additionally, this table does not include (1) $1,535,030,307 of properties acquired for a total leasable space of 24,302,358 square feet and $575,179,008 of mortgage assumed by CPA®:16 — Global; and (2) $224,234,004 of properties acquired for a total leasable space of 1,831,874 square feet and $158,627,380 of mortgage assumed by CPA®:17 — Global, in each case, from CPA®:14 in connection with the merger between CPA®:14 and CPA®:16 — Global in May 2011.

        The information in this table should not be considered as indicative of our possible acquisitions. Purchasers of the shares offered by this prospectus will not have any ownership in the other operating CPA® REITs or CWI.

	CPA®:14	CPA®:15	CPA®:16 — Global	CPA®:17 — Global	CWI
	(Note 1)	(Note 1)	(Note 1)	(Note 1)	(Note 2)
Locations	IA	Germany, the Netherlands	NY, SC, Finland, Germany, Hungary, Malaysia	AL, AZ, CA, CO, FL,
GA, HI, IA, IL, IN,
KS, KY, LA, MD,
ME, MI, MN, MS,
MT, NC, NE, NM,
NV, NY, OH, OK,
OR, SC, TN, TX, VA,
WA, WI, Canada,
Croatia, Hungary,
Italy, Poland, Spain,
the Netherlands,
				United Kingdom	CA, LA
Type of property	(Note 3)	(Note 3)	(Note 3)	(Note 3)	(Note 3)
Gross leasable space (sq.ft.)	40,500	340,128	799,922	23,392,962	N/A
Dates of purchase	4/2009	12/2009-5/2011	3/2009-11/2011	1/2009-12/2011	5/2011-9/2011
Original mortgage financing at date of purchase	$—	$17,351,289	$58,750,499	$1,082,785,929	$—
Cash down payment-equity	2,513,089	20,859,941	65,001,650	1,402,590,864	33,612,464
Contract purchase price plus acquisition fees (Note 4)	2,513,089	38,211,230	123,752,149	2,485,376,793	—
Other cash expenditures expensed	—	—	—	8,267,386	—
Other capitalized expenditures (Note 5)	—	—	—	3,970,687	—

Total acquisition cost of property	$2,513,089	$38,211,230	$123,752,149	$2,497,614,866	$33,612,464

(1)
The fund owns interests in one or more joint ventures or tenants-in-common with affiliates that own property. The amounts included in the table above reflect the fund's percentage ownership in joint ventures or tenants-in-common.

(2)
The fund owns interests in two joint ventures with third parties that own properties. Amount represents the fund's initial equity investment in the properties.

(3)
Acquisitions consist of the following types of properties:

CPA®:14 — Industrial facility
CPA®:15 — Retail facilities

CPA®:16 — Global — Distribution, industrial, office, retail and warehouse facilities

CPA®:17 — Global — Office, industrial, distribution, retail, hospitality, self-storage and warehouse facilities

CWI — Hospitality

(4)
Consists of initial purchase price, including closing costs such as the cost of appraisals, attorney's and accountants' fees, costs of title reports, transfer and recording taxes, title insurance and financing costs, and excludes improvements subsequent to acquisition. For properties under construction, this column consists of amounts funded to date. Amounts are based on currency conversion rates in effect on date funded, where applicable.

(5)
Consists of capitalized interest and construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as an increase to the basis in the properties.

ITEM 37.   UNDERTAKINGS.

        (a)   The registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The registrant undertakes to file a sticker supplement pursuant to rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        (c)    The registrant undertakes that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

        (d)   The registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (e)   The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

        (f)    The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information meeting the requirements of Rule 3-14 of Regulations S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

        (g)   For purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (h)   For purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (i)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 21, 2012.

CORPORATE PROPERTY ASSOCIATES 18 — GLOBAL INCORPORATED
By:	/s/ TREVOR P. BOND Trevor P. Bond Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature		Capacity	Date

By:	/s/ TREVOR P. BOND Trevor P. Bond	Chief Executive Officer and Chairman (Principal Executive Officer)	November 21, 2012
By:	/s/ MARK J. DECESARIS Mark J. DeCesaris	Chief Financial Officer (Principal Financial Officer)	November 21, 2012
By:	/s/ HISHAM A. KADER Hisham A. Kader	Chief Accounting Officer (Principal Accounting Officer)	November 21, 2012

EXHIBIT INDEX

Exhibit No.		Exhibit
3.1.		Form of Amended and Restated Articles of Incorporation of Corporate Property Associates 18 — Global Incorporated
3.2.		Bylaws of Corporate Property Associates 18 — Global Incorporated
4.1.	*	Form of Distribution Reinvestment and Stock Purchase Plan
5.1.	*	Opinion of Clifford Chance US LLP as to the legality of securities issued
8.1.	*	Opinion of Venable LLP as to certain tax matters
10.1.	*	Form of Selected Dealer Agreement
10.2.	*	Form of Escrow Agreement
10.3.	*	Form of Dealer Manager Agreement
10.4.	*	Form of Advisory Agreement
10.5.	*	Form of Agreement of Limited Partnership
10.6.	*	Form of Asset Management Agreement
10.7.	*	Form of Indemnification Agreement
21.1.	*	Subsidiaries of the Registrant
23.1.	*	Consent of Independent Registered Public Accounting Firm
23.2.	*	Consent of Clifford Chance US LLP (contained in exhibit 5.1)
23.3.	*	Consent of Venable LLP (contained in exhibit 8.1)
24.1.	*	Power of Attorney
99.1.		Draft Registration Statement on Form S-11, confidentially submitted on September 13, 2012
99.2.	*	Consent of Morningstar, Inc.

*
To be filed by amendment.